Post-Qualification Amendment No. 45

File No. 024-11057

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC (the “Offering Statement”). The Offering Statement was originally filed by RSE Archive, LLC on August 13, 2019 and has been amended by RSE Archive, LLC on multiple occasions since that date. The Offering Statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on October 11, 2019.  This Post-Qualification Amendment No. 45 seeks to qualify five additional series of interests of the issuer: Series #GWTW; Series #MACALLAN2; Series #DOOD6921; Series #MJTICKET; and Series #92TIGER.

Different series of RSE Archive, LLC have already been offered by RSE Archive, LLC under the Offering Statement, as amended and qualified. Each such series of RSE Archive, LLC will continue to be offered and sold by RSE Archive, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of additional series of RSE Archive, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the “Master Series Table” contained in Appendix A to the Offering Circular in this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 45 amends the Offering Circular of RSE Archive, LLC originally qualified on October 11, 2019 and most recently amended by Post-Qualification Offering Circular Amendment No. 44 dated January 11, 2022, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular and update certain other information in the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 45

SUBJECT TO COMPLETION; DATED JANURARY 19, 2022

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Post-Qualification Amendment relates to the offer and sale of series of interests, as described below, to be issued by RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”).  Green highlighting in the table below identifies new series submitted to the Commission for qualification.

Series Membership Interests Overview Not Yet Qualified
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #GWTW	Per Unit	$5.00		$5.00
	Total Minimum	$20,000		$20,000
	Total Maximum	$25,000		$25,000

Series #MACALLAN2	Per Unit	$6.00		$6.00
	Total Minimum	$24,000		$24,000
	Total Maximum	$30,000		$30,000

Series #DOOD6921	Per Unit	$4.00		$4.00
	Total Minimum	$35,200		$35,200
	Total Maximum	$44,000		$44,000

Series #MJTICKET	Per Unit	$8.00		$8.00
	Total Minimum	$128,000		$128,000
	Total Maximum	$160,000		$160,000

Series #92TIGER	Per Unit	$7.00		$7.00
	Total Minimum	$56,000		$56,000
	Total Maximum	$70,000		$70,000

i

Series #18OSAKA	Per Unit	$5.00	$5.00
	Total Minimum	$10,400	$10,400
	Total Maximum	$13,000	$13,000

Series #LEICAGOLD	Per Unit	$8.00	$8.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #MAYC5750	Per Unit	$7.00	$7.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #BAYC8827	Per Unit	$10.00	$10.00
	Total Minimum	$656,000	$656,000
	Total Maximum	$820,000	$820,000

Series #GWLETTER	Per Unit	$20.00	$20.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #NEWWORLD	Per Unit	$7.00	$7.00
	Total Minimum	$11,200	$11,200
	Total Maximum	$14,000	$14,000

Series #SHOWCASE4	Per Unit	$7.00	$7.00
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #MARIOKART	Per Unit	$15.00	$15.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #JAWA	Per Unit	$3.00	$3.00
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series Membership Interests Overview Active Offerings (Previously Qualified)
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #IOMMI	Per Unit	$10.00		$10.00
	Total Minimum	$52,000		$52,000
	Total Maximum	$65,000		$65,000

Series #MEGALODON	Per Unit	$20.00		$20.00
	Total Minimum	$480,000		$480,000
	Total Maximum	$600,000		$600,000

Series #03SERENA	Per Unit	$10.00		$10.00
	Total Minimum	$68,000		$68,000
	Total Maximum	$85,000		$85,000

Series #BLASTOISE	Per Unit	$5.00	$5.00
	Total Minimum	$200,000	$200,000
	Total Maximum	$250,000	$250,000

Series #BAYC4612	Per Unit	$7.00	$7.00
	Total Minimum	$560,000	$560,000
	Total Maximum	$700,000	$700,000

Series #84JORDAN2	Per Unit	$9.00	$9.00
	Total Minimum	$720,000	$720,000
	Total Maximum	$900,000	$900,000

Series #86BONDS	Per Unit	$4.00	$4.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #MOBYDICK	Per Unit	$7.00	$7.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #IPADPROTO	Per Unit	$6.50	$6.50
	Total Minimum	$10,400	$10,400
	Total Maximum	$13,000	$13,000

Series #MARIO64	Per Unit	$10.00	$10.00
	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #96KOBE2	Per Unit	$10.00	$10.00
	Total Minimum	$180,000	$180,000
	Total Maximum	$225,000	$225,000

Series #FORTNITE	Per Unit	$8.00	$8.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #IROBOT	Per Unit	$8.00	$8.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #ALDRIN11	Per Unit	$5.00	$5.00
	Total Minimum	$116,000	$116,000
	Total Maximum	$145,000	$145,000

Series #05RODGERS	Per Unit	$8.00	$8.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

(1) Dalmore Group, LLC (when acting in connection with initial offerings of interests, the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee, as described in “Offering Summary” – “Use of Proceeds.”  The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.” With respect to trading on the PPEX ATS (as defined below), Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”) acts also as executing broker to facilitate secondary transactions on behalf of investors (as described in “Description of the Business – Liquidity Platform”).

(2) DriveWealth, LLC (the “Custodian”) acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”). The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.” For all offerings of the Company which closed or launched prior to the agreement with the Custodian, signed on January 7, 2020, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such interests or transferred money into escrow in anticipation of purchasing such interests at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.” The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the series of the Company highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and which is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of Interests Offered” for additional information regarding the Interests.

The Company is managed by its managing member, RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”).  Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management of memorabilia, collectible items, alcohol and digital assets, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.” Any individuals or entities that own an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the Master Series Table in Appendix A.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the

Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon the earliest to occur of (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et. seq.), and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be transferred to the operating account of the Series, unless and until there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform or the PPEX ATS (as defined below), via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 13 for a description of some of the risks that should be considered before investing in the Interests.

v

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTION PAGE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE 1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS 4

OFFERING SUMMARY 6

RISK FACTORS 13

POTENTIAL CONFLICTS OF INTEREST 36

DILUTION 40

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE 41

DESCRIPTION OF THE BUSINESS 56

MANAGEMENT 73

COMPENSATION 82

PRINCIPAL INTEREST HOLDERS 83

DESCRIPTION OF INTERESTS OFFERED 90

MATERIAL UNITED STATES TAX CONSIDERATIONS 97

WHERE TO FIND ADDITIONAL INFORMATION 100

APPENDIX A A-1

APPENDIX B B-1

USE OF PROCEEDS – SERIES #IOMMI B-2

DESCRIPTION OF SERIES 2019 GIBSON TONY IOMMI “MONKEY SG” GUITAR B-4

USE OF PROCEEDS – SERIES #MEGALODON B-7

DESCRIPTION OF SERIES MEGALODON JAW B-9

USE OF PROCEEDS – SERIES #03SERENA B-11

DESCRIPTION OF SERIES 2003 SERENA WILLIAMS AUTOGRAPHED PATCH ROOKIE CARD B-13

USE OF PROCEEDS – SERIES #BLASTOISE B-15

DESCRIPTION OF SERIES POKéMON BLASTOISE “GOLD BORDER” TEST CARD B-17

USE OF PROCEEDS – SERIES #BAYC4612 B-19

DESCRIPTION OF SERIES BORED APE YACHT CLUB 4612 NFT B-21

USE OF PROCEEDS – SERIES #84JORDAN2 B-23

DESCRIPTION OF SERIES 1984 NIKE AIR SHIP MICHAEL JORDAN SNEAKERS B-25

USE OF PROCEEDS – SERIES #86BONDS B-27

DESCRIPTION OF SERIES 1986 TOPPS BARRY BONDS ROOKIE CARD B-29

USE OF PROCEEDS – SERIES #MOBYDICK B-31

DESCRIPTION OF SERIES 1851 MOBY DICK B-33

USE OF PROCEEDS – SERIES #IPADPROTO B-35

DESCRIPTION OF SERIES 2009 APPLE PROTOTYPE IPAD B-37

USE OF PROCEEDS – SERIES #MARIO64 B-40

DESCRIPTION OF SERIES 1996 NINTENDO 64 SUPER MARIO 64 VIDEO GAME B-42

USE OF PROCEEDS – SERIES #96KOBE2 B-44

DESCRIPTION OF SERIES 1996 TOPPS KOBE BRYANT ROOKIE CARD B-46

USE OF PROCEEDS – SERIES #FORTNITE B-48

DESCRIPTION OF SERIES 2017 PLAYSTATION 4 FORTNITE VIDEO GAME B-50

USE OF PROCEEDS – SERIES #IROBOT B-52

DESCRIPTION OF SERIES 1950 I, ROBOT B-54

USE OF PROCEEDS – SERIES #ALDRIN11 B-56

DESCRIPTION OF SERIES 1969 BUZZ ALDRIN FLIGHT PLAN B-58

USE OF PROCEEDS – SERIES #05RODGERS B-60

DESCRIPTION OF SERIES 2005 AARON RODGERS ROOKIE CARD B-62

USE OF PROCEEDS – SERIES #18OSAKA B-64

DESCRIPTION OF SERIES 2018 NAOMI OSAKA ROOKIE CARD B-66

USE OF PROCEEDS – SERIES #LEICAGOLD B-68

DESCRIPTION OF SERIES 1996 LEICA GOLD ‘KING OF THAILAND' CAMERA B-70

USE OF PROCEEDS – SERIES #MAYC5750 B-72

DESCRIPTION OF SERIES MUTANT APE YACHT CLUB 5750 NFT B-74

USE OF PROCEEDS – SERIES #BAYC8827 B-77

DESCRIPTION OF SERIES BORED APE YACHT CLUB 8827 NFT B-79

USE OF PROCEEDS – SERIES #GWLETTER B-82

DESCRIPTION OF SERIES 1780 GEORGE WASHINGTON LETTER B-84

USE OF PROCEEDS – SERIES #NEWWORLD B-87

DESCRIPTION OF SERIES 1932 BRAVE NEW WORLD B-89

USE OF PROCEEDS – SERIES #SHOWCASE4 B-91

DESCRIPTION OF SERIES 1956 SHOWCASE #4 COMIC BOOK B-93

USE OF PROCEEDS – SERIES #MARIOKART B-95

DESCRIPTION OF SERIES 1996 NINTENDO 64 MARIO KART 64 VIDEO GAME B-97

USE OF PROCEEDS – SERIES #JAWA B-99

DESCRIPTION OF SERIES 1978 STAR WARS JAWA ACTION FIGURE B-101

USE OF PROCEEDS – SERIES #GWTW B-103

DESCRIPTION OF SERIES 1936 GONE WITH THE WIND B-105

USE OF PROCEEDS – SERIES #MACALLAN2 B-107

DESCRIPTION OF SERIES 40 YEAR OLD MACALLAN WHISKY B-109

USE OF PROCEEDS – SERIES #DOOD6921 B-111

DESCRIPTION OF SERIES DOODLE 6921 NFT B-113

USE OF PROCEEDS – SERIES #MJTICKET B-115

DESCRIPTION OF SERIES 1984 MICHAEL JORDAN DEBUT TICKET B-117

USE OF PROCEEDS – SERIES #92TIGER B-119

DESCRIPTION OF SERIES 1992 TIGER WOODS DEBUT TICKET B-121

EXHIBIT INDEX III-1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11057) that was filed with the Commission on August 13, 2019 and first qualified on October 11, 2019 (“Offering Statement 1”). We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by RSE Archive with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.The following sections of Part II of Post-Qualification Amendment No. 44 to Offering Statement 1.

•Cautionary Note Regarding Forward Looking Statements

•Trademarks and Tradenames

•Additional Information

•Offering Summary

•Risk Factors

•Potential Conflicts of Interests

•Dilution

•Plan of Distribution and Subscription Procedure

•Description of the Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

•Appendix A – Master Series Table

•Appendix B – Use of Proceeds and Asset Descriptions

2.The following sections of Part II of Post-Qualification Amendment No. 43 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

3.The following sections of Part II of Post-Qualification Amendment No. 42 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

4.The following sections of Part II of Post-Qualification Amendment No. 41 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

5.The following sections of Part II of Post-Qualification Amendment No. 40 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

6.The following sections of Part II of Post-Qualification Amendment No. 39 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

7.The following sections of Part II of Post-Qualification Amendment No. 38 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

8.The following sections of Part II of Post-Qualification Amendment No. 37 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

9.The following sections of Part II of Post-Qualification Amendment No. 36 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

10.The following sections of Part II of Post-Qualification Amendment No. 35 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

11.The following sections of Part II of Post-Qualification Amendment No. 34 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

12.The following sections of Part II of Post-Qualification Amendment No. 33 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

13.The following sections of Part II of Post-Qualification Amendment No. 32 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

14.The following sections of Part II of Post-Qualification Amendment No. 31 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

15.The following sections of Part II of Post-Qualification Amendment No. 28 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

16.The following sections of the Company’s Semiannual Report on Form 1-SA for the Semiannual Period Ended June 30, 2021:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Financial Statements and Accompanying Notes for the Six-Month Periods ended June 30, 2021 and 2020

17.The following sections of Part II of Post-Qualification Amendment No. 27 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

18.The following sections of Part II of Post-Qualification Amendment No. 26 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

19.The following sections of Part II of Post-Qualification Amendment No. 25 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

20.The following sections of Part II of Post-Qualification Amendment No. 24 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

21.The following sections of Part II of Post-Qualification Amendment No. 21 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

22.Current Report on Form 1-U, dated May 21, 2021, with respect to the internal reorganization of the Rally Entities.

23.Current Report on Form 1-U, dated January 1, 2021, with respect to the entry by RSE Markets into a series interest purchase agreement with Stone Ridge Ventures LLC.

24.The following sections of Part II of Post-Qualification Amendment No. 20 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

25.The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2020.

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Financial Statements and Accompanying Notes for the Fiscal Years ended December 31, 2020 and 2019

26.Supplement No. 2 Dated April 30, 2021 to the Post-Qualification Amendment No. 19 to Offering Statement 1, dated March 17, 2021, with respect to Series #1776.

27.Supplement No. 1 Dated April 6, 2021 to the Post-Qualification Offering Circular Amendment No. 19 Dated March 17, 2021, with respect to Series #01HALO.

28.The following sections of Part II of Post-Qualification Amendment No. 19 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

29.Supplement No. 1 Dated February 26, 2021 to the Post-Qualification Amendment No. 18 to Offering Statement 1, dated February 11, 2021, with respect to Series #09CURRY2 and #NICKLAUS1.

30.The following sections of Part II of Post-Qualification Amendment No. 18 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

31.Supplement No. 1 Dated January 12, 2021 to the Post-Qualification Amendment No. 17 to Offering Statement 1, dated December 31, 2020, with respect to Series #98GTA, #WOLVERINE, and #59BOND.

32.The following sections of Part II of Post-Qualification Amendment No. 17 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

33.The following sections of Part II of Post-Qualification Amendment No. 16 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

34.The following sections of Part II of Post-Qualification Amendment No. 15 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

35.Supplement No. 1 Dated November 6, 2020 to the Post-Qualification Offering Circular Amendment No. 14 Dated October 14, 2020, with respect to Series #00BRADY.

36.The following sections of Part II of Post-Qualification Amendment No. 14 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

37.Supplement No. 1 Dated October 5, 2020 to the Post-Qualification Amendment No. 11 to Offering Statement 1, dated September 28, 2020, with respect to Series #03KOBE2.

38.The following sections of Part II of Post-Qualification Amendment No. 10 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

39.Supplement No. 1 Dated August 31, 2020 to the Post-Qualification Amendment No. 9 to Offering Statement 1, dated August 7, 2020, with respect to Series #16PETRUS.

40.The following sections of Part II of Post-Qualification Amendment No. 9 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

41.The following sections of Part II of Post-Qualification Amendment No. 8 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

42.The following sections of Part II of Post-Qualification Amendment No. 7 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

43.The following sections of Part II of Post-Qualification Amendment No. 6 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

44.The following sections of Part II of Post-Qualification Amendment No. 3 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

45.The following sections of Part II of Post-Qualification Amendment No. 2 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

46.The following sections of Part II of Post-Qualification Amendment No. 1 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

47.The following sections of Part II of Pre-Qualification Amendment No. 2 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company, the Platform and the PPEX ATS (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained or incorporated by reference in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated herein and in the Exhibits filed with the Post-Qualification Amendment of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Archive, LLC, a Delaware series limited liability company formed January 3, 2019.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of memorabilia, collectible items, alcohol and digital assets (collectively, the “Memorabilia Assets”), as the Underlying Assets of the Company.

It is not anticipated that any Series will own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in the Master Series Table in Appendix A.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Archive Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of 1% of the Interests of each Series as of the Closing of an Offering.

Advisory Board: The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager and the Asset Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker:The Company has entered into an agreement with the BOR, under which the BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (the “SIPC”). It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where the offer or sales of the Interests in Series of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investor’s brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. The Custodian is a member of FINRA and the SIPC.

Transfer AgentThe Company has entered into an agreement with RSE Transfer Agent LLC, a registered transfer agent affiliated with the Company, to perform transfer agent functions with respect to the Interests of the Series.

Minimum

Interest Purchase:The minimum subscription by an Investor is one (1) Interest in a Series.  The Manager and/or its affiliates must purchase a minimum of 1% of Interests of each Series as of the Closing of its Offering. The purchase price, which is calculated as the Offering price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:    Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:    The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series.  Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series. The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date that subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case where the Company enters into a purchase option agreement, the Offering may never be launched, or a Closing may not occur, in the event that the Company does not exercise the purchase option before the purchase option agreement’s expiration date.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing, for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds:The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

The Company will typically acquire Underlying Assets through the following methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the gross proceeds from the Offering, but at a minimum of $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders. In the case of each Series notated in the Master Series Table in Appendix A, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase.  Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table in Appendix A for each respective Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocation of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event, but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No revenue models have been developed at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time.  We will update the appropriate disclosure at such time as revenue models have been developed.  We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform and PPEX

ATS:Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the sales of the Interests are executed and through which resale transactions may be initiated for execution by registered broker-dealers during Trading Windows (as defined below).  On November 23, 2021, the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) was launched as a venue available for facilitating resale transactions in certain Series of Interests. The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC.  Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, will have access to the PPEX ATS.  The PPEX ATS is not accessible to non-members or the general public, and Investors will have no direct interaction with NCPS.  When trading through the PPEX ATS, which is presently available with respect to only certain Series of Interests, Investors submit bid and ask quotes on the Platform to purchase or sell Interests, with any transactions to be executed by the Executing Broker and matched through the PPEX ATS.  Resale transactions in other Series of Interests will continue to be effectuated through the Platform during Trading Windows until the PPEX ATS is available for facilitating resale transactions in such Series of Interests.  We expect that resale transactions with respect to all Series of Interests will be effectuated through the PPEX ATS in the first quarter of 2022.  See “Description of the Business – Liquidity Platform” below for additional information on the execution of resale transactions.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income as determined under U.S. Generally Accepted Accounting Principles plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series (the “Management Fee”).  The Management Fee only becomes due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes, the Management Fee will be accounted for as an expense on the books of each Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series; and

•thereafter, up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

•thereafter, by distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities, nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any

Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,” (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the Platform, which is a discretionary and irregular matching service of a registered broker-dealer, or the PPEX ATS, which is a venue for facilitating secondary trading of Interests of certain Series via a non-discretionary matching service (see “Description of the Business – Liquidity Platform” for additional information), may permit some liquidity, neither the Platform nor the PPEX ATS operates like a stock exchange or other traditional trading markets. The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests may occur infrequently and may be open for only short time periods. There can be no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window.  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all.  Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold.  Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We have a limited operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

We have devoted substantially all of our efforts to establishing our business and principal operations, which commenced in 2019.  Specifically, the Company was formed in January 2019 and the first Series of Interests were sold by the Company in October 2019.  Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.  See the Management’s Discussion and Analysis section for additional information.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Memorabilia Assets).

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies conducting similar offerings in the Asset Class or proposing to run a platform for the purchase of Interests in the Asset Class is limited to date. Two businesses that are affiliated with the Company, RSE Collection, LLC and RSE Innovation, LLC, have pursued a similar strategy with different asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably.  This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company, and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

The Offering amount exceeds the value of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager, Asset Manager and RSE Markets, including the Asset Manager’s personnel and the officers of RSE Markets. Our business and operations could be adversely affected if the Asset Manager loses key personnel or RSE Markets loses officers.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 2019 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Collection, LLC and RSE Innovation, LLC, two series limited liability companies with similar business models in the collectible automobile, memorabilia an alcohol asset class and intangible asset class, respectively, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager, the Asset Manager, RSE Markets and their respective teams; the Asset Manager’s expert network; and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager, the Asset Manager or RSE Markets.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of the Asset Manager to:

•continue to source high quality Memorabilia Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocation of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform, through which potential Investors may acquire or transfer Interests, and the PPEX ATS, through which potential Investors may transfer Interests in certain Series, may make them attractive targets to cyber threat actors.  The Platform and the PPEX ATS process certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the PPEX ATS, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  And because we do not operate the PPEX ATS, we do not control the measures taken to protect the PPEX ATS from cyber threats.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform or PPEX ATS software are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform or the PPEX ATS, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform or the PPEX ATS.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the PPEX ATS, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or Trading Windows.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our Platform and the PPEX ATS are complex systems composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on the Platform and the PPEX ATS. Our software, including open source software that is incorporated into our code, and the software supporting the PPEX ATS may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform. If the AWS data centers fail, Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  The PPEX ATS faces risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform or the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Under the current system of secondary trading, liquidity for the Interests in large part depends on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows will happen on a recurring basis, although there can be no assurance that Trading Windows for a Series will occur on a regular basis or at all.  And though the implementation of the PPEX ATS will permit Investors to post offers to buy and sell Interests outside the times of the Trading Windows, secondary transactions of Interests will continue to be limited to such Trading Windows, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all. Further, the frequency and duration of any Trading Window will initially be determined by the Company but will be subject to adjustment by the brokers or, when trading occurs through the PPEX ATS, at the sole discretion of NCPS in its capacity as operator of the PPEX ATS.

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with trades executed on the PPEX ATS.

With respect to secondary trading via the PPEX ATS, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions (see “Description of the Business – Liquidity Platform” for additional information).

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products.  To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to continue to be negatively impacted by the coronavirus outbreak.

In March 2020, the World Health Organization declared the COVID19 outbreak a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. The spread of COVID-19 created a worldwide public-health crisis that disrupted and that continues to affect the global economy.  COVID-19 (or variants of COVID-19, including the Delta variant) continues to spread throughout the U.S. and the world and has resulted in authorities implementing varying measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. The long-term impacts of the outbreak and of the responses to it are unknown and will continue to evolve, and they could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. In addition, governmental or societal actions and responses following the lifting of containment efforts could have unforeseeable economic consequences that adversely affect our business, results of operations or financial condition.  As vaccinations become readily available, we cannot predict what restrictions may be imposed in the event of vaccine mandates for travel to and from particular destinations. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

To date, we do not believe that COVID-19 has had a material adverse effect on our business. However, we continue to closely monitor developments related to the COVID-19 pandemic and assess any negative impacts to our business. The extent to which COVID-19 and the response to the pandemic continue to impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 outbreak, actions taken to contain the outbreak or treat its impact, and any mutations or variations that affect the efficacy of vaccines and other containment measures, among others.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work.  Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting. If deficiencies or material weaknesses are identified, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Commission (the “SEC Staff”) that certain activities of affiliates of the Manager and Asset Manager may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform while we are still reliant on it for secondary trading in some Series of Interests, and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Platform (see “Description of the Business – Liquidity Platform”) operated by the Asset Manager may be a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  If it is ultimately determined that the Platform is a securities exchange or alternative trading system then we would be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead expenses of the Asset Manager and could cause the Asset Manager to wind down the Platform before the PPEX ATS is available for resale transactions for all Series of Interests.  Further, if we are ultimately found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform before the PPEX ATS is available for resale transactions for all Series of Interests or otherwise be unable to maintain the Platform, which would materially and adversely affect your ability to transfer your Interests.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire any Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

The Code (as defined and described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings.  Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Government regulation specific to alcohol-related Underlying Assets may adversely affect the value of such assets.

Alcohol is regulated and can only be sold to individuals of drinking age, over twenty-one in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol.  Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and, as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol-related Underlying Assets at all.  There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol.  Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold.  Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.  Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to either obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Demand for the assets in the Asset Class has been volatile, and potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g., trading cards).  Demand for high value Memorabilia Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Memorabilia Assets are most sought after.  Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Memorabilia Assets.  Given the concentrated nature of the Underlying Assets any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of related Series and the amount of distributions made to Interest Holders.

The market for digital assets, including, without limitation, non-fungible tokens (“NFTs”), whether related to digital art or otherwise, is still nascent, with most growth having occurred in 2020 and the first quarter of 2021.  Accordingly, the market for NFTs may not maintain current levels of value or growth. If such levels are not maintained, it may be difficult or impossible for us to resell any underlying NFT asset at a desirable price or at all.  The prices of NFTs have already been subject to dramatic fluctuations, which in turn may materially adversely affect any Series for which the Underlying Asset is an NFT.

We rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform and the PPEX ATS will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the Platform, or the PPEX ATS, has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments made by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history). Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets. The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The Asset Class requires a high level of expertise to understand both the basic product as well as the formatting and packaging of an item.  Given the materials used for particular Memorabilia Assets, some may be relatively easy to replicate or otherwise forge.  In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete.  As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.  While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm.  In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia.  Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied.  The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate.  A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value. Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Older vintages of alcohol-related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol-related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol-related Underlying Asset other than what is actually contained in the bottle.

There is currently no insurance available for digital assets, and future costly insurance for digital assets may adversely impact the value of related Series and the amount of distributions made to Interest Holders.

There is currently no insurance available for digital assets, and insurance may never be available from traditional providers, so the Manager self-insures underlying digital assets on behalf of the Company.  Accordingly, until traditional insurance is available for digital assets, protection of digital assets through insurance is solely dependent on the Manager, and thus dependent on the Manager’s expertise and performance.

Should traditional insurance become available, the cost of protecting digital assets may be substantial and may vary from year to year depending on changes in the insurance rates for covering the underlying digital assets.  If costs are higher than expected, resulting expenses could adversely affect the value of the Series, the amount of distributions made to Interest Holders of the Series, potential proceeds from a sale of the related underlying digital asset (if any) and any capital proceeds returned to Investors after paying for any outstanding liabilities.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of underlying digital assets.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators, and hard limits on the aggregate amount of digital assets that may be issued.  Because of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen.

For example, the consensus protocol for processing transactions may change, and transactions in digital assets may not be processed as presently contemplated in the period during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of underlying digital assets. Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, legislatures and regulatory agencies could prohibit the use of current or future cryptographic protocols that could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful adoption of the tokens. The value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The growth of the blockchain industry is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:

●    worldwide growth in the adoption and use of digital assets and other blockchain technologies;

●    government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

●    the maintenance and development of the open-source software protocol of blockchain networks;

●    changes in consumer demographics and public tastes and preferences;

●    the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

●    the extent to which current interest in digital assets represents a speculative “bubble”;

●    general economic conditions in the United States and the world;

●    the regulatory environment relating to digital assets and blockchains; and

●    a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.

The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks or blockchain assets may adversely impact the value of underlying digital assets or NFTs, as applicable, and consequently, the Series related to the digital Underlying Asset, as well as decrease the likelihood of any distributions being made by us to the Investors. The value of specific underlying digital assets, and consequently the value of related Series, relies on the development, general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network.

The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of underlying NFT assets are recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for underlying NFT assets.

Currently, most NFT assets are built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks, other changes, such as upgrades to Ethereum’s blockchain or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of any underlying NFT assets based on Ethereum blockchain.

The regulatory regime governing digital assets is still developing, and regulatory changes or actions may alter the nature of an investment in digital assets or restrict the use of digital assets in a manner that adversely affects investors and our business plans.

The regulation of digital assets and digital asset exchanges are currently under-developed and likely to rapidly evolve and vary significantly among U.S. and non-U.S. jurisdictions and are subject to significant uncertainty. Existing laws and regulations may apply to digital assets in ways that are uncertain or that could impair the value of digital assets in which we invest as Underlying Assets. Additionally, as digital assets have grown in both popularity and market size, governments have reacted differently to digital assets. Various legislative and executive bodies in the United States, and other countries, have enacted or adopted, or are considering enacting or adopting, laws, regulations, guidance, or other actions that could adversely impact the Company and the value of the digital assets in which we may invest as Underlying Assets. Our failure to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including criminal and civil penalties and fines against the Company. New or changing laws and regulations or interpretations of existing laws and regulations could have material adverse consequences to you and the Company, including the transferability of digital assets, the value of digital assets, the liquidity and market price of digital assets, and your ability to access marketplaces that trade digital assets.

Risks Relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the Platform or the PPEX ATS.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models could limit our share of the market.

With the continued increase in popularity of the Asset Class, we expect competition for Memorabilia Assets to intensify in the future. There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fairs and auction houses may play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets.  This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that have developed business models similar to ours for comparable or other alternative asset classes.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to changes in the general sentiment of the underlying fan base and other changes.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base. This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.  For example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base.  However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets.  For instance, the NHL strike of 1994-1995 caused a loss of fan interest.  Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success. Various forms of Memorabilia Assets go in and out of favor with collectors.

The value of a Memorabilia Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Memorabilia Asset and therefore, the Series of Interests that relate to such Underlying Asset.  For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records.  At the turn of the century his game used memorabilia and cards were at a premium.  However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia.  The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them.  There may be some loss of confidence if the producer of the

Underlying Assets had been making false claims of organic or sustainable practices.  Any false statements regarding practices of production, including the use of chemicals, may negatively impact the value of the Underlying Asset.

The value of some Underlying Assets may depend on the brand or the producer of the Underlying Asset, and the reputation of a brand or producer is subject to change.

The Underlying Assets of the Company consist of Memorabilia Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Asset produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.  For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment, or the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio.  There may also be instances where the production location for the Underlying Assets may have been affected by climatic or political events that limit the ability to produce the product at the same level.

Title, authenticity or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to have been created without all appropriate consents, such as consent from the athlete or league.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  Insurance may not cover all losses, and there can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”).  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable.  Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Digital assets in which we may invest are subject to risks of loss and theft that differ from physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein.  Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and is meant to be kept private.

As such, digital assets are vulnerable to loss.  Particularly, if the Manager (or other custodian, as applicable) loses the key and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost.  While the Manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if the Manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable).  Further, while the Manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale, transfer or use of the affected digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in the Manager’s wallet may not be recoverable.

Digital assets are bearer assets, with whoever holds the asset being the owner.  Accordingly, digital asset transactions may be irreversible, and the Manager may irreversibly lose an underlying digital asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches.  Losses due to fraudulent or accidental transactions may not be recoverable.

Ownership of underlying digital assets is recorded via blockchain technology, which may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code.  Such vulnerabilities may result in security breaches or the loss, decline in value or theft of underlying digital assets.

Underlying digital assets rely on blockchain technology to operate and are therefore subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.  Such attacks may materially and adversely affect the blockchain, which may in turn materially and adversely affect the transfer or storage of underlying digital assets.  As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of digital Underlying Assets will be uninterrupted or fully secure.  Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of underlying digital assets.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction may adversely affect the value of Underlying Assets.

Market manipulation may be a risk with respect to the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol-related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market.  The traditional auction process for Memorabilia Assets depends on private investors, independent brokers and insider relationships.  As a result, an investment in a Series of Interests may be highly illiquid.  In addition, the pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Memorabilia Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business – Facilities” for additional information).  For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol-related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol-related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol-related Underlying Asset can also be tested for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol-related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product.  Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences.  The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. The use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol-related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligation. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

Drinking windows for alcohol-related Underlying Assets may not align with the timing of Trading Windows or ultimate sale of an alcohol-related Underlying Asset.

Some alcohol-related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol-related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol-related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol-related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol-related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely affect the value of an alcohol-related Underlying Asset of such a vintage.

There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in a related Series in whole or in part.

Digital assets are highly speculative, and any return on an investment in a series holding a digital asset as its Underlying Asset is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control.  There is no assurance that Investors will realize any return on their investments or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class.  There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets are useful and economically viable over time.

The prices of digital assets are extremely volatile, and such volatility may have a material adverse effect on the value of digital Underlying Assets, the value of related Series and the amount of distributions made to Interest Holders.

The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of digital Underlying Assets may also be highly volatile, which in turn may result in a decline in value of the related Series and the amount of distributions made to Interests Holders of such Series.  Several factors may influence the market price of digital Underlying Assets, including, but not limited to:

●    the availability of an exchange or other trading platform for digital assets;

●    general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;

●    changes in the software, software requirements or hardware requirements underlying any digital assets;

●    interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;

●    investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;

●    coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

●    regulatory measures, if any, that affect the use or holding of digital assets;

●    global or regional political, economic or financial events and situations; and

●    expectations among participants that the value of digital assets will soon change.

In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any digital Underlying Assets.  For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in a well-known digital asset may affect the industry as a whole and may also cause the price of other digital assets, including NFTs, to fluctuate.

The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork.  The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not itself include any physical manifestation of the digital art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, acceptance, adoption and usage of the applicable blockchain.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset may be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders. Even though the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted.  Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering.  No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering.  It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer.  If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a Federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Operating Agreement reduces or eliminates duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

Lack of conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset.

An Asset Seller may be issued Interests in a Series as part of total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform or the PPEX ATS.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors. For example, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of memorabilia even though the Company will own many different kinds of memorabilia). In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 1% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors.  If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision.

The Manager, the Asset Manager or the Platform may receive sponsorship from Memorabilia Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees.  The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset, should an offer to acquire full ownership of the Underlying Asset be received.  As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Assets even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset. The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Memorabilia Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”), as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  In turn, certain Underlying Assets may generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Asset getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Memorabilia Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may generate lower immediate returns than other potential utilization strategies.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.  As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Memorabilia Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owed by, the Company.

Lack of separate counsel for Rally Entities and their respective affiliates.

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent one or more of the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal Counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities.

The officers and directors of Rally Holdings, which is the sole member of the Manager and serves as the Asset Manager for the Company, are also officers and directors and/or key professionals of other Rally Entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Rally Entities, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Rally Entities and other business activities in which they are involved. Rally Holdings currently serves as the Asset Manager for multiple entities with similar strategies, including two series limited liability companies with similar businesses: RSE Collection, LLC, which commenced principal operations in 2017 and primarily operates in the collectible automobile asset class, and RSE Innovation, LLC, which commenced principal operations in 2021 and primarily operates in the intangible asset class. These separate entities all require the time and consideration of Rally Holdings and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that RSE Holdings have sufficient professionals to fully discharge their responsibilities to the Rally Entities for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 1% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 1% of the Interests in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Archive Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC (which we refer to as the Asset Manager). The Asset Manager also owns and operates a mobile app-based and web browser-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend for the sales of the Interests to occur principally through the Platform.  However, since January 1, 2021, the Company has offered, and may continue to offer, directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  In addition, within two calendar days of the qualification date of an Offering, the Company may sell some of the Interests on a limited basis.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA. The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR nor any other entity receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of December 31, 2021 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#52MANTLE	$1,600	$125,000	$1,320	$990	$0	$3,090	$132,000	$132.00	1,000
#71MAYS (1)	$1,600	$52,500	$570	$500	$0	$1,830	$57,000	$28.50	2,000
#RLEXPEPSI	$300	$16,800	$178	$500	$0	$22	$17,800	$8.90	2,000
#10COBB	$1,545	$35,000	$390	$500	$55	$1,510	$39,000	$39.00	1,000
#POTTER	$1,150	$65,000	$720	$540	$5,100	($510)	$72,000	$24.00	3,000
#TWOCITIES	$1,495	$12,000	$145	$500	$305	$55	$14,500	$72.50	200
#FROST	$1,695	$10,000	$135	$500	$305	$865	$13,500	$67.50	200
#BIRKINBLEU	$1,250	$55,500	$580	$500	$0	$170	$58,000	$58.00	1,000
#SMURF	$1,250	$29,500	$345	$500	$0	$2,905	$34,500	$17.25	2,000
#70RLEX	$1,200	$17,900	$200	$500	$150	$50	$20,000	$20.00	1,000
#EINSTEIN	$1,750	$11,000	$145	$500	$250	$855	$14,500	$7.25	2,000
#HONUS (1)	$5,300	$500,028	$5,200	$3,900	$0	$5,572	$520,000	$52.00	10,000
#75ALI	$1,050	$44,000	$460	$500	$0	($10)	$46,000	$46.00	1,000
#88JORDAN	$1,003	$20,000	$220	$500	$47	$230	$22,000	$11.00	2,000
#BIRKINBOR	$1,203	$50,000	$525	$500	$47	$225	$52,500	$26.25	2,000
#33RUTH	$1,003	$74,000	$770	$578	$47	$603	$77,000	$38.50	2,000
#SPIDER1	$1,003	$20,000	$220	$500	$47	$230	$22,000	$22.00	1,000
#BATMAN3	$1,003	$75,000	$780	$585	$47	$585	$78,000	$78.00	1,000
#ULYSSES	$1,950	$22,000	$255	$500	$100	$695	$25,500	$51.00	500
#ROOSEVELT	$400	$17,000	$195	$500	$397	$1,008	$19,500	$19.50	1,000
#56MANTLE	$1,050	$9,000	$100	$500	$0	($650)	$10,000	$1.00	10,000
#AGHOWL	$1,703	$15,500	$190	$500	$297	$810	$19,000	$38.00	500
#18ZION	$650	$13,500	$150	$500	$0	$200	$15,000	$30.00	500
#SNOOPY	$800	$24,000	$255	$500	$0	($55)	$25,500	$12.75	2,000
#APOLLO11	$1,050	$30,000	$320	$500	$0	$130	$32,000	$32.00	1,000
#24RUTHBAT	$1,003	$250,000	$2,550	$1,913	$47	($513)	$255,000	$85.00	3,000
#YOKO	$1,750	$12,500	$160	$500	$250	$840	$16,000	$80.00	200
#RUTHBALL1	$700	$27,000	$290	$500	$0	$510	$29,000	$14.50	2,000
#HIMALAYA	$1,203	$130,000	$1,400	$1,050	$47	$6,300	$140,000	$70.00	2,000
#38DIMAGGIO	$600	$20,000	$220	$500	$0	$680	$22,000	$22.00	1,000
#55CLEMENTE	$600	$36,000	$380	$500	$0	$520	$38,000	$38.00	1,000
#LOTR	$563	$27,500	$290	$500	$137	$10	$29,000	$29.00	1,000
#CATCHER	$213	$11,500	$125	$500	$137	$25	$12,500	$25.00	500
#BOND1	$463	$37,000	$390	$500	$137	$510	$39,000	$39.00	1,000
#SUPER21	$300	$7,000	$85	$500	$0	$615	$8,500	$1.00	8,500
#BATMAN1	$534	$68,500	$710	$533	$66	$658	$71,000	$71.00	1,000
#BIRKINTAN	$700	$25,000	$280	$500	$0	$1,520	$28,000	$28.00	1,000
#GMTBLACK1	$634	$25,000	$280	$500	$66	$1,520	$28,000	$28.00	1,000

#61JFK	$334	$16,250	$230	$500	$166	$5,520	$23,000	$11.50	2,000
#POKEMON1	$534	$118,000	$1,250	$938	$66	$4,213	$125,000	$25.00	5,000
#LINCOLN	$634	$64,000	$800	$600	$66	$13,900	$80,000	$20.00	4,000
#STARWARS1	$269	$10,000	$120	$500	$131	$980	$12,000	$1.00	12,000
#68MAYS	$520	$32,000	$390	$500	$80	$5,510	$39,000	$19.50	2,000
#56TEDWILL	$520	$80,000	$900	$675	$80	$7,825	$90,000	$45.00	2,000
#CAPTAIN3	$100	$35,500	$370	$500	$66	$464	$37,000	$37.00	1,000
#51MANTLE	$520	$29,500	$340	$500	$80	$3,060	$34,000	$17.00	2,000
#CHURCHILL	$220	$6,500	$75	$500	$180	$25	$7,500	$1.00	7,500
#SHKSPR4	$400	$105,000	$1,150	$863	$305	$7,282	$115,000	$115.00	1,000
#03KOBE	$460	$44,000	$500	$500	$140	$4,400	$50,000	$8.00	6,250
#03LEBRON	$520	$25,000	$340	$500	$80	$7,560	$34,000	$17.00	2,000
#03JORDAN	$520	$33,000	$410	$500	$80	$6,490	$41,000	$20.50	2,000
#39TEDWILL	$600	$27,750	$280	$500	$0	($1,130)	$28,000	$5.00	5,600
#94JETER	$460	$3,000	$450	$500	$140	$4,450	$45,000	$45.00	1,000
#2020TOPPS (1)	$150	$98,000	$1,000	$750	$0	$100	$100,000	$10.00	10,000
#TOS39	$460	$120,000	$1,350	$1,013	$140	$12,038	$135,000	$45.00	3,000
#05LATOUR	$600	$7,442	$98	$500	$0	$1,161	$9,800	$9.80	1,000
#16SCREAG	$600	$31,944	$390	$500	$0	$5,566	$39,000	$39.00	1,000
#14DRC	$600	$45,980	$540	$500	$0	$6,380	$54,000	$54.00	1,000
#86RICE	$460	$20,000	$230	$500	$140	$1,670	$23,000	$1.00	23,000
#57MANTLE	$400	$8,000	$80	$500	$202	($1,182)	$8,000	$1.00	8,000
#FAUBOURG	$560	$115,000	$1,500	$1,125	$140	$31,675	$150,000	$75.00	2,000
#SOBLACK	$520	$50,000	$560	$500	$333	$4,087	$56,000	$56.00	1,000
#GATSBY	$520	$185,000	$2,000	$1,500	$180	$10,800	$200,000	$50.00	4,000
#93DAYTONA	$600	$37,000	$420	$500	$0	$3,480	$42,000	$21.00	2,000
#09TROUT	$400	$225,000	$2,250	$1,688	$202	($4,540)	$225,000	$20.00	11,250
#57STARR	$400	$8,000	$80	$500	$202	($1,182)	$8,000	$1.00	8,000
#03KOBE2	$400	$21,000	$230	$500	$229	$641	$23,000	$4.00	5,750
#JOBSMAC	$400	$35,000	$500	$500	$432	$13,168	$50,000	$10.00	5,000
#16PETRUS	$430	$38,236	$450	$500	$170	$5,214	$45,000	$5.00	9,000
#ALICE	$520	$9,200	$120	$500	$180	$1,480	$12,000	$1.00	12,000
#SPIDER10	$400	$18,000	$210	$500	$202	$1,688	$21,000	$5.00	4,200
#62MANTLE	$460	$132,000	$1,500	$1,125	$140	$14,775	$150,000	$25.00	6,000
#BATMAN6	$320	$23,500	$270	$500	$80	$2,330	$27,000	$13.50	2,000
#CLEMENTE2	$400	$60,000	$700	$525	$202	$8,173	$70,000	$35.00	2,000
#79STELLA	$600	$61,500	$690	$518	$0	$5,693	$69,000	$5.00	13,800
#TKAM	$534	$28,500	$320	$500	$166	$1,980	$32,000	$16.00	2,000
#DIMAGGIO2	$321	$17,625	$210	$500	$308	$2,036	$21,000	$10.50	2,000
#13BEAUX	$400	$21,877	$255	$500	$344	$2,124	$25,500	$5.00	5,100

#ANMLFARM	$100	$8,700	$100	$500	$166	$434	$10,000	$10.00	1,000
#NASA1	$300	$250,000	$3,000	$2,250	$4,687	$39,763	$300,000	$30.00	10,000
#00BRADY	$339	$35,123	$450	$500	$289	$8,298	$45,000	$12.00	3,750
#85NES	$400	$26,000	$320	$500	$459	$4,321	$32,000	$4.00	8,000
#JUSTICE1	$400	$190,000	$2,150	$1,613	$202	$20,635	$215,000	$43.00	5,000
#69KAREEM	$339	$23,200	$275	$500	$289	$2,896	$27,500	$11.00	2,500
#59JFK	$400	$23,000	$260	$500	$302	$1,538	$26,000	$13.00	2,000
#04LEBRON	$400	$44,000	$500	$500	$229	$4,371	$50,000	$10.00	5,000
#85JORDAN	$600	$240,000	$2,500	$1,875	$0	$5,025	$250,000	$25.00	10,000
#GOLDENEYE	$326	$22,800	$250	$500	$316	$808	$25,000	$5.00	5,000
#MOONSHOE	$420	$150,000	$1,800	$1,350	$180	$26,250	$180,000	$10.00	18,000
#03LEBRON2	$320	$90,100	$1,000	$750	$307	$7,523	$100,000	$20.00	5,000
#GRAPES	$400	$31,000	$390	$500	$302	$6,408	$39,000	$19.50	2,000
#34GEHRIG	$339	$29,676	$350	$500	$289	$3,845	$35,000	$7.00	5,000
#98KANGA	$420	$150,000	$1,700	$1,275	$180	$16,425	$170,000	$8.00	21,250
#06BRM	$400	$15,720	$185	$500	$344	$1,351	$18,500	$10.00	1,850
#DUNE	$460	$10,500	$133	$500	$240	$1,418	$13,250	$13.25	1,000
#86FLEER	$805	$146,400	$1,650	$1,238	$242	$14,666	$165,000	$10.00	16,500
#WILDGUN	$400	$24,000	$280	$500	$229	$2,591	$28,000	$7.00	4,000
#13GIANNIS	$320	$19,600	$250	$500	$307	$4,023	$25,000	$5.00	5,000
#04MESSI	$805	$39,600	$450	$500	$242	$3,403	$45,000	$5.00	9,000
#AVENGE57	$400	$17,000	$200	$500	$202	$1,698	$20,000	$1.00	20,000
#03TACHE	$400	$70,192	$780	$585	$344	$5,699	$78,000	$5.00	15,600
#99TMB2	$340	$50,300	$600	$500	$260	$8,000	$60,000	$6.00	10,000
#PUNCHOUT	$448	$80,000	$900	$675	$152	$7,825	$90,000	$9.00	10,000
#BULLSRING	$900	$249,600	$3,000	$2,250	$242	$44,008	$300,000	$10.00	30,000
#70AARON	$340	$16,122	$180	$500	$260	$598	$18,000	$3.00	6,000
#96CHARZRD	$348	$57,877	$650	$500	$321	$5,304	$65,000	$10.00	6,500
#01TIGER	$366	$15,600	$185	$500	$234	$1,615	$18,500	$10.00	1,850
#ICECLIMB	$400	$70,000	$800	$600	$242	$7,958	$80,000	$8.00	10,000
#09COBB	$367	$27,600	$320	$500	$233	$2,980	$32,000	$4.00	8,000
#51HOWE	$1,005	$39,600	$450	$500	$0	$3,445	$45,000	$9.00	5,000
#96JORDAN2	$300	$47,880	$540	$500	$1,089	$3,691	$54,000	$5.00	10,800
#JUNGLEBOX	$418	$30,100	$345	$500	$182	$2,955	$34,500	$5.00	6,900
#59FLASH	$367	$58,000	$650	$500	$353	$5,129	$65,000	$6.50	10,000
#FOSSILBOX	$355	$18,000	$210	$500	$366	$1,569	$21,000	$5.00	4,200
#POKEBLUE	$448	$20,000	$240	$500	$152	$2,660	$24,000	$10.00	2,400
#98GTA	$355	$13,200	$158	$500	$366	$1,172	$15,750	$5.00	3,150
#PICNIC	$400	$48,000	$540	$500	$202	$4,358	$54,000	$27.00	2,000
#DOMINOS	$300	$8,468	$110	$500	$453	$1,169	$11,000	$5.50	2,000

#58PELE	$805	$288,000	$3,150	$2,363	$242	$20,441	$315,000	$10.00	31,500
#09CURRY	$300	$22,800	$250	$500	$626	$524	$25,000	$10.00	2,500
#84JORDAN	$300	$312,500	$3,750	$2,813	$5,806	$49,831	$375,000	$25.00	15,000
#09BEAUX	$426	$29,475	$340	$500	$174	$3,085	$34,000	$5.00	6,800
#KEROUAC	$400	$85,000	$980	$735	$302	$10,583	$98,000	$20.00	4,900
#96JORDAN	$448	$42,000	$480	$500	$152	$4,420	$48,000	$4.00	12,000
#FEDERAL	$420	$120,000	$1,500	$1,125	$280	$26,675	$150,000	$15.00	10,000
#62BOND	$711	$76,455	$930	$698	$614	$13,593	$93,000	$6.00	15,500
#71TOPPS	$500	$60,000	$680	$510	$551	$5,759	$68,000	$4.00	17,000
#DEATON	$400	$250,000	$2,850	$2,138	$2,330	$27,283	$285,000	$25.00	11,400
#98ZELDA	$600	$20,000	$235	$500	$0	$2,165	$23,500	$4.70	5,000
#03JORDAN2	$300	$36,000	$420	$500	$626	$4,154	$42,000	$4.20	10,000
#91JORDAN	$359	$67,200	$700	$525	$626	$590	$70,000	$7.00	10,000
#79GRETZKY	$1,233	$720,000	$8,000	$6,000	$551	$64,216	$800,000	$40.00	20,000
#17DUJAC	$426	$23,232	$260	$500	$174	$1,408	$26,000	$8.00	3,250
#FAUBOURG2	$400	$150,000	$1,650	$1,238	$229	$11,483	$165,000	$15.00	11,000
#MOSASAUR	$400	$17,813	$300	$500	$2,330	$8,658	$30,000	$5.00	6,000
#92JORDAN	$448	$36,000	$420	$500	$152	$4,480	$42,000	$6.00	7,000
#14KOBE	$500	$69,300	$780	$585	$585	$6,250	$78,000	$8.00	9,750
#03LEBRON3	$500	$204,000	$2,300	$1,725	$551	$20,924	$230,000	$23.00	10,000
#95TOPSUN	$468	$50,000	$600	$500	$132	$8,300	$60,000	$6.00	10,000
#09TROUT2	$453	$50,000	$560	$500	$147	$4,340	$56,000	$5.00	11,200
#59BOND	$348	$68,221	$820	$615	$615	$11,381	$82,000	$8.00	10,250
#OPEECHEE	$500	$252,000	$3,000	$2,250	$551	$41,699	$300,000	$30.00	10,000
#ROCKETBOX	$325	$25,100	$285	$500	$396	$1,894	$28,500	$6.00	4,750
#94JORDAN	$391	$73,200	$850	$638	$626	$9,295	$85,000	$8.50	10,000
#18LUKA	$388	$22,322	$265	$500	$212	$2,813	$26,500	$5.00	5,300
#FANFOUR5	$378	$72,000	$800	$600	$322	$5,900	$80,000	$8.00	10,000
#16KOBE	$300	$631,200	$8,000	$6,000	$6,571	$147,929	$800,000	$8.00	100,000
#11BELAIR	$400	$18,995	$220	$500	$344	$1,541	$22,000	$11.00	2,000
#76PAYTON	$464	$53,500	$650	$500	$136	$9,750	$65,000	$6.50	10,000
#17MAHOMES	$468	$215,000	$3,000	$2,250	$132	$79,150	$300,000	$12.00	25,000
#85MJPROMO	$368	$22,500	$280	$500	$232	$4,120	$28,000	$8.00	3,500
#96KOBE	$378	$67,200	$770	$578	$412	$7,662	$77,000	$11.00	7,000
#99CHARZRD	$729	$300,000	$3,500	$2,625	$322	$42,825	$350,000	$10.00	35,000
#68RYAN	$378	$60,000	$700	$525	$295	$8,102	$70,000	$7.00	10,000
#MARADONA	$329	$11,211	$140	$500	$392	$1,428	$14,000	$7.00	2,000
#POKEYELOW	$468	$46,500	$550	$500	$132	$6,850	$55,000	$5.00	11,000
#POKELUGIA	$468	$95,000	$1,100	$825	$132	$12,475	$110,000	$11.00	10,000
#VANHALEN	$300	$54,000	$620	$500	$626	$5,954	$62,000	$12.40	5,000

#48JACKIE	$400	$340,000	$3,750	$2,813	$321	$27,717	$375,000	$20.00	18,750
#05MJLJ	$400	$72,000	$820	$615	$216	$7,949	$82,000	$4.00	20,500
#81MONTANA	$378	$63,000	$700	$525	$222	$5,175	$70,000	$7.00	10,000
#00MOUTON	$426	$23,449	$270	$500	$174	$2,181	$27,000	$13.50	2,000
#07DURANT	$303	$115,200	$1,170	$878	$1,106	($1,656)	$117,000	$13.00	9,000
#56AARON	$377	$40,800	$500	$500	$422	$7,401	$50,000	$5.00	10,000
#85LEMIEUX	$319	$78,000	$875	$656	$399	$7,251	$87,500	$5.00	17,500
#87JORDAN	$300	$45,100	$500	$500	$412	$3,188	$50,000	$5.00	10,000
#AC23	$420	$24,000	$280	$500	$180	$2,620	$28,000	$7.00	4,000
#APPLE1	$300	$736,863	$8,250	$6,188	$8,045	$65,355	$825,000	$25.00	33,000
#GWLOTTO	$377	$25,713	$350	$500	$619	$7,442	$35,000	$14.00	2,500
#GYMBOX	$386	$15,000	$180	$500	$271	$1,663	$18,000	$6.00	3,000
#HUCKFINN	$478	$18,000	$220	$500	$222	$2,580	$22,000	$11.00	2,000
#NEOBOX	$378	$40,133	$450	$500	$372	$3,167	$45,000	$4.50	10,000
#NEWTON	$400	$255,000	$3,000	$2,250	$421	$38,929	$300,000	$10.00	30,000
#NICKLAUS1	$478	$34,499	$400	$500	$122	$4,001	$40,000	$10.00	4,000
#POKEMON2	$500	$375,000	$4,150	$3,113	$114	$32,124	$415,000	$10.00	41,500
#POKERED	$477	$34,500	$400	$500	$123	$4,000	$40,000	$4.00	10,000
#RIVIERA	$386	$22,680	$300	$500	$246	$5,888	$30,000	$5.00	6,000
#SMB3	$477	$21,500	$250	$500	$123	$2,150	$25,000	$5.00	5,000
#WALDEN	$486	$17,000	$205	$500	$214	$2,095	$20,500	$10.25	2,000
#WZRDOFOZ	$468	$80,000	$900	$675	$232	$7,725	$90,000	$15.00	6,000
#60ALI	$452	$210,000	$2,350	$1,763	$422	$20,014	$235,000	$10.00	23,500
#TORNEK	$600	$153,000	$1,650	$1,238	$0	$8,513	$165,000	$5.00	33,000
#DIMAGGIO3 (1)	$486	$415,000	$4,500	$3,375	$114	$26,525	$450,000	$20.00	22,500
#POKEMON3 (1)	$486	$552,000	$6,000	$4,500	$114	$36,900	$600,000	$120.00	5,000
#09CURRY2	$300	$451,200	$5,250	$3,938	$2,155	$62,158	$525,000	$25.00	21,000
#80ALI	$377	$60,000	$750	$563	$422	$12,888	$75,000	$7.50	10,000
#58PELE3	$378	$180,000	$2,250	$1,688	$899	$39,785	$225,000	$20.00	11,250
#BATMAN2	$420	$76,000	$850	$638	$180	$6,913	$85,000	$10.00	8,500
#85ERVING	$300	$37,200	$450	$500	$506	$6,044	$45,000	$4.50	10,000
#LJKOBE	$377	$156,000	$1,800	$1,350	$422	$20,051	$180,000	$10.00	18,000
#99MJRETRO	$346	$43,200	$500	$500	$823	$4,630	$50,000	$5.00	10,000
#FLASH123	$420	$25,000	$290	$500	$180	$2,610	$29,000	$8.00	3,625
#85GPK	$312	$17,900	$120	$500	$289	($7,121)	$12,000	$12.00	1,000
#IPOD	$300	$21,995	$250	$500	$416	$1,539	$25,000	$5.00	5,000
#HGWELLS	$486	$40,000	$465	$500	$214	$4,835	$46,500	$6.20	7,500
#85JORDAN2	$516	$230,000	$2,800	$2,100	$84	$44,500	$280,000	$14.00	20,000
#SANTANA (1)	$446	$57,500	$750	$563	$154	$15,588	$75,000	$5.00	15,000
#CONGRESS	$400	$98,200	$1,200	$900	$421	$18,879	$120,000	$24.00	5,000

#66ORR	$456	$85,200	$500	$500	$626	$5,917	$50,000	$5.00	10,000
#01TIGER2	$318	$15,300	$170	$500	$283	$429	$17,000	$8.50	2,000
#GRIFFEYJR	$419	$30,000	$200	$500	$181	$3,754	$20,000	$8.00	2,500
#87ZELDA	$357	$100,000	$1,150	$863	$243	$12,388	$115,000	$11.50	10,000
#01HALO	$415	$13,750	$170	$500	$185	$1,980	$17,000	$6.80	2,500
#EINSTEIN2	$420	$70,000	$800	$600	$180	$8,000	$80,000	$16.00	5,000
#86JORDAN2	$549	$73,200	$800	$600	$603	$4,249	$80,000	$8.00	10,000
#97KOBE	$410	$57,600	$650	$500	$603	$5,237	$65,000	$6.50	10,000
#XMEN94	$359	$57,555	$650	$500	$241	$5,695	$65,000	$6.50	10,000
#TOPPSTRIO	$300	$75,000	$300	$500	$483	($5,326)	$30,000	$6.00	5,000
#81BIRD	$346	$39,600	$300	$500	$823	($770)	$30,000	$6.00	5,000
#THEROCK	$396	$17,878	$120	$500	$205	($4,159)	$12,000	$12.00	1,000
#04MESSI2	$400	$45,000	$350	$500	$201	$1,569	$35,000	$7.00	5,000
#09RBLEROY	$400	$96,285	$1,075	$806	$344	$8,590	$107,500	$25.00	4,300
#XLXMEN1	$359	$57,000	$640	$500	$241	$5,260	$64,000	$8.00	8,000
#03LEBRON5	$477	$95,000	$850	$638	$123	$9,323	$85,000	$10.00	8,500
#SLASH (1)	$600	$50,000	$650	$500	$0	$13,250	$65,000	$5.00	13,000
#METEORITE (1)	$400	$272,500	$3,500	$2,625	$2,330	$68,645	$350,000	$20.00	17,500
#89TMNT	$400	$20,000	$220	$500	$247	$633	$22,000	$11.00	2,000
#00BRADY2	$660	$312,000	$3,250	$2,438	$1,493	$5,160	$325,000	$10.00	32,500
#NESWWF	$400	$15,000	$180	$500	$285	$1,635	$18,000	$3.00	6,000
#PUNK9670	$600	$62,100	$720	$540	$0	$8,040	$72,000	$10.00	7,200
#18ALLEN	$453	$32,500	$360	$500	$147	$2,040	$36,000	$3.00	12,000
#CASTLEII	$400	$15,000	$180	$500	$285	$1,635	$18,000	$9.00	2,000
#36OWENS	$400	$20,000	$250	$500	$1,247	$2,603	$25,000	$10.00	2,500
#BAYC601	$608	$143,818	$1,650	$1,238	$0	$17,686	$165,000	$10.00	16,500
#60MANTLE (1)	$486	$800,000	$8,500	$6,375	$114	$34,525	$850,000	$20.00	42,500
#PUNK8103 (1)	$600	$500,000	$5,598	$4,199	$0	$49,404	$559,800	$9.33	60,000
#GHOST1	$380	$11,561	$140	$500	$220	$1,199	$14,000	$7.00	2,000
#KIRBY	$400	$50,000	$600	$500	$285	$8,215	$60,000	$6.00	10,000
#20HERBERT	$400	$60,000	$700	$525	$285	$8,090	$70,000	$7.00	10,000
#HENDERSON	$377	$180,100	$1,350	$1,013	$448	($188)	$135,000	$5.00	27,000
#03RONALDO	$652	$156,000	$1,750	$1,313	$730	$14,556	$175,000	$14.00	12,500
#BROSGRIMM	$500	$112,500	$1,350	$1,013	$333	$19,304	$135,000	$27.00	5,000
#HONUS2	$376	$85,200	$1,000	$750	$730	$11,944	$100,000	$10.00	10,000
#MARX	$486	$105,000	$1,200	$900	$214	$12,200	$120,000	$15.00	8,000
#MEEB15511	$547	$67,735	$750	$563	$0	$5,405	$75,000	$5.00	15,000
#90BATMAN	$400	$50,000	$590	$500	$285	$7,225	$59,000	$5.90	10,000
#09HARDEN	$353	$22,800	$260	$500	$603	$1,484	$26,000	$13.00	2,000
#SIMPSONS1	$400	$15,000	$185	$500	$285	$2,130	$18,500	$9.25	2,000

#SPIDER129	$376	$36,000	$400	$500	$270	$2,454	$40,000	$4.00	10,000
#93JETER	$427	$31,100	$160	$500	$173	($16,360)	$16,000	$16.00	1,000
#NESDK3	$400	$100,000	$1,140	$855	$285	$11,320	$114,000	$5.00	22,800
#BAYC7359	$0	$165,302	$1,900	$1,425	$0	$21,373	$190,000	$10.00	19,000
#CURIO10	$1,125	$66,694	$750	$563	$0	$5,868	$75,000	$7.50	10,000
#WILDTHING	$400	$15,000	$180	$500	$347	$1,573	$18,000	$9.00	2,000
#1776	$0	$1,450,000	$20,000	$15,000	$6,655	$508,345	$2,000,000	$25.00	80,000
#MACALLAN1	$600	$11,914	$133	$500	$0	$104	$13,250	$13.25	1,000
#98JORDAN2	$776	$288,000	$3,300	$2,475	$1,022	$34,427	$330,000	$20.00	16,500
#BAYC9159 (1)	$600	$188,500	$1,950	$1,463	$0	$2,488	$195,000	$5.00	39,000
#FANTASY7	$400	$35,000	$400	$500	$232	$3,468	$40,000	$4.00	10,000
#SURFER4	$300	$67,000	$800	$600	$500	$10,800	$80,000	$8.00	10,000
#OHTANI1	$376	$80,400	$900	$675	$730	$6,919	$90,000	$9.00	10,000
#OHTANI2	$376	$65,000	$730	$548	$224	$6,123	$73,000	$8.00	9,125
#WILT100	$400	$100,000	$1,150	$863	$238	$12,349	$115,000	$10.00	11,500
#PENGUIN	$300	$52,111	$600	$500	$470	$6,019	$60,000	$6.00	10,000
#KARUIZAWA	$600	$57,868	$650	$500	$0	$5,382	$65,000	$5.00	13,000
#KOMBAT	$300	$79,200	$900	$675	$658	$8,267	$90,000	$9.00	10,000
#APPLELISA	$300	$94,949	$1,100	$825	$1,338	$11,488	$110,000	$11.00	10,000
#98MANNING	$400	$19,000	$220	$500	$238	$1,642	$22,000	$11.00	2,000
#GIJOE	$338	$37,663	$450	$500	$295	$5,755	$45,000	$9.00	5,000
#BEATLES1	$300	$20,313	$240	$500	$827	$1,821	$24,000	$4.00	6,000
#SQUIG5847	$654	$56,086	$660	$500	$0	$8,100	$66,000	$11.00	6,000
#PACQUIAO	$400	$14,150	$170	$500	$232	$1,548	$17,000	$8.50	2,000
#83JOBS	$500	$66,466	$750	$563	$1,100	$5,621	$75,000	$7.50	10,000
#BATMAN181	$350	$41,001	$500	$500	$288	$7,361	$50,000	$10.00	5,000
#HOBBIT	$600	$68,750	$800	$600	$100	$9,150	$80,000	$8.00	10,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through December 31, 2021.  Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

(1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

The Plan of Distribution table below represents Offerings with no Closing as of December 31, 2021 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#POPEYE (1)	$300	$90,000	$1,100	$825	$300	$17,475	$110,000	$10.00	11,000
#PUNK5883 (1)	$300	$560,000	$6,000	$4,500	$300	$28,900	$600,000	$15.00	40,000
#SMB2	$300	$280,000	$3,000	$2,250	$300	$14,150	$300,000	$15.00	20,000
#HAMILTON1	$300	$28,800	$350	$500	$300	$4,750	$35,000	$7.00	5,000
#OBIWAN	$300	$9,999	$120	$500	$300	$781	$12,000	$6.00	2,000

#GIANNIS2	$300	$360,000	$4,150	$3,113	$2,653	$44,784	$415,000	$10.00	41,500
#IOMMI (1)	$300	$50,000	$650	$500	$300	$13,250	$65,000	$10.00	6,500
#MEGALODON	$300	$450,000	$6,000	$4,500	$300	$138,900	$600,000	$20.00	30,000
#03SERENA	$300	$75,000	$850	$638	$300	$7,913	$85,000	$10.00	8,500
#BLASTOISE	$300	$216,000	$2,500	$1,875	$612	$28,713	$250,000	$5.00	50,000
#BAYC4612 (1)	$300	$660,000	$7,000	$5,250	$300	$27,150	$700,000	$7.00	100,000
#84JORDAN2 (1)	$300	$825,000	$9,000	$6,750	$5,300	$53,650	$900,000	$9.00	100,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through December 31, 2021. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

(1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the respective Series Detail Table in Appendix B, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors. Transfer agent functions with respect to the Interests of the Series are performed by RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, pursuant to a service agreement for transfer agent services, dated May 10, 2021 (the “Transfer Agent Agreement”).

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020.  These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks.  Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests.  See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest.  The Manager and/or its affiliates must purchase a minimum of 1% of the Interests of each Series as of the Closing of the Offering of such Series. The Manager and/or its affiliates may purchase greater than 1% of the Interests of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing, for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated August 12, 2019, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series and, based upon such review, provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part) that was initially qualified by the Commission on October 11, 2019. A copy of the Brokerage Agreement (including an amendment to such agreement) is attached as Exhibit 6.2 and Exhibit 6.3 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated October 5, 2021 (as amended, the “Amended and Restated Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.  A copy of the Amended and Restated Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

Escrow Agent

Atlantic Capital Bank, N.A., serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of August 12, 2019, on behalf of each Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for the Company, including:

1.Maintaining a record of ownership of Interests for each Series, including contact information of all registered holders of Interests;

2.Maintaining a record of the transfer, issuance and cancellation of any and all Interests; and

3.Coordinating with each broker-dealer authorized by the Company to execute a purchase or sale of Interests to ensure that all purchases and sales are promptly reported to the Company and recorded in the register of Interests for each Series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.  Pursuant to the Transfer Agent Agreement, the Company will pay an annual fee to the Transfer Agent in arrears in an amount to be negotiated in good faith based on the Transfer Agent’s actual expenses in performing the services under the agreement.  The Transfer Agent Agreement continues for an initial term of three years and provides for automatic renewals for successive three-year terms unless either party provides written notice of termination at least 60 days in advance of the end of the term.  A copy of the Transfer Agent Agreement is attached as Exhibit 6.4 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business – Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), initial refurbishment or maintenance, and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000.  The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amount described in the Master Series Table in Appendix A and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform application or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Company and, if accepted, such further time until you are issued with the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing of the Offering with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series.  If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Memorabilia Assets market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Memorabilia Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Memorabilia Assets through a seamless investment experience on the Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Memorabilia Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting the Memorabilia Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Memorabilia Assets for the benefit of the Investors. In addition, through the use of the Platform and the PPEX ATS, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS, aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Original Liquidity Platform (as defined below) or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Original Liquidity Platform or the PPEX ATS, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Memorabilia Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies or commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Memorabilia Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, should facilitate a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

The Manager and Asset Manager operate the Membership Experience Programs. To date, revenues generated from Membership Experience Programs have been minimal, and as a result, the Manager has chosen not to allocate any revenues and expenses related to the Membership Experience Programs to the Company or any of the individual Series.  No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.

Our objective is to become the leading marketplace for investing in collector quality Memorabilia Assets and, through the Platform and the PPEX ATS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Memorabilia Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Memorabilia Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Memorabilia Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Memorabilia Assets, developing in the industry, which will result in additional competition for Memorabilia Assets.

With the continued increase in popularity in the Asset Class, we expect competition for Memorabilia Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests across all Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable

Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance. For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Platform, and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Platform.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that the Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Manager’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through the Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards), and other related records.  The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Manager’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform and the PPEX ATS, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Additionally, with respect to digital assets, we may consider other factors when evaluating specific digital assets to purchase. For example, we will aim to purchase digital assets that are part of projects with broad appeal and recognizable significance, created by high-profile and memorable artists and developers. We may also evaluate the known and verifiable ownership history and provenance of a particular asset and how long it has existed. We will also consider which blockchain network a particular asset is stored and verified on, aiming to only acquire assets stored on reputable underlying network protocols, such as Ethereum. Our current preference for assets stored on the Ethereum blockchain is based on its proven efficacy in hosting NFTs and its smart-contract functionality.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset is noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Original Liquidity Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize, the Manager will consider whether such offer is in the best interest of the Investors.  If the Manager determines that an offer is in the best interest of the Investors, the Manager will consider the merits of such offer on a case-by-case basis and potentially sell the Underlying Asset.  In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset. Furthermore, should an Underlying Asset become obsolete (e.g. due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Liquidity Platform

Original Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company (the “Original Liquidity Platform”).  The facilitation of the transfer of Interests is accomplished periodically (as described below under “Frequency of facilitation”) through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which they purchase in an Offering. Trading Windows may from time to time be opened for one or more Series of Interests, at any time. Any Investor, who is not then subject to a lock-up, shall be free to sell his, her or its Interests.  The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will vary based on a variety of factors, as well as the sole discretion of the Asset Manager, in its capacity as operator of the Platform. The factors which the Asset Manager may take into account in determining whether or not to open a Trading Window, include but are not limited to, the size of the particular Series of Interests, the level of activity during the most recent Trading Window for that particular Series of Interests, and the number of discrete holders of the particular Series of Interests.  The duration of the Trading Window is generally from 9:30a.m. EST to 4:00p.m. Eastern Time and each Trading Window remains open for one or two days during these hours. However, the Asset Manager, in its capacity as operator of the Platform, may change that frequency and duration.  The Master Series Table in Appendix A reflects the date of the most recent Trading Window (as of the date of filing of this Offering Circular) for each Series of Interests for which a Trading Window has occurred.

2)Indication of interest submission and aggregation: During the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once a transaction is executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “Frequency of facilitation”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Manager ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting Interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Platform.

New Trading Platform

PPEX ATS Platform

On November 23, 2021, the Company began utilizing the PPEX ATS with respect to secondary trading of certain Series of Interests.  The Manager has entered into an arrangement with the Executing Broker that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates potential resale transactions in Interests.  The facilitation of resale transactions in Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS owned and operated by NCPS.  NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager facilitates, executes or transmits any transfer of Interests with respect to secondary trading on the PPEX ATS.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.

Frequency of Facilitation

Trading Windows may from time to time be opened for one or more Series of Interests, at any time. The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will initially be determined by the Company.  However, such time periods will be subject to adjustment at the sole discretion of NCPS in its capacity as operator of the PPEX ATS.  Investors can submit bid and ask quotes on the Platform, which the Executing Broker may then submit on the PPEX ATS at any time, but no matching of buyers and sellers will occur other than during a Trading Window.  Bid and ask quotes submitted during a Trading Window may be matched immediately.  The Executing Broker will provide instructions regarding the transfer of Interests between Investor accounts to the Custodian, who will clear and close all transfers of Interests during a Trading Window.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “Frequency of Facilitation”), the Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker to buy and sell Interests on their behalf as matched on the PPEX ATS.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform is to be originated by the Investor and communicated directly to the Executing Broker. Neither the Company nor any other Rally Entity acts as a broker or dealer or routes any orders to the Executing Broker or the Custodian, and none of them makes any direction or recommendation as to the purchase or sale of any Interests. In addition, neither the Executing Broker nor NCPS makes any recommendation as to the purchase or sale of any Interests. Neither the Company, the Rally Entities nor NCPS, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities are performed by a registered broker-dealer or another appropriately licensed third party.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Timing of PPEX ATS Rollout

While the PPEX ATS is currently being utilized for resale transactions with respect to certain Series of Interests, resale transactions in other Series of Interests will continue to be effectuated through the Platform during Trading Windows until the PPEX ATS is available for facilitating resale transactions in such Series of Interests.  We expect that resale transactions with respect to all Series of Interests will be effectuated through the PPEX ATS in the first quarter of 2022.

Agreements Relating to the PPEX ATS

The Company has entered into an agreement dated June 14, 2021 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of Investors.

The Company paid an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  After the expiration of the initial two-year term, the Company will have the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months.

In addition, on October 21, 2021, the Asset Manager entered into a Software and Services License Agreement with North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), pursuant to which the Company is licensed to use certain technology to facilitate the operation of the Platform with the PPEX ATS as described above.  The Asset Manager will pay NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2021, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

The Asset Manager has also entered into an additional license agreement, dated June 29, 2021 (the “Tools License Agreement”), with the Executing Broker, pursuant to which the Executing Broker is licensed to use certain of the Asset Manager’s proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.

The Executing Broker and the Custodian have entered into an agreement, pursuant to which the Custodian will perform the custody and clearing services in connection with transfers of Interests and the Company will pay the fees due to the Custodian under that agreement.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Memorabilia Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in an art storage facility in Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility the Company has leased space in fulfills the following criteria:

-secure brick building in an office park with proximity to a police station;

-security cameras record and monitor remotely all areas of the building;

-temperature controlled to appropriate temperature for storage;

-special locked and gated area where all valuable items are stored, with limited access for select personnel;

-additionally, vaults exist inside the locked and gated area where ultra-high-end items are stored; and

-all items are kept out of sunlight and, in the case of vault items, out of all light.

From time to time various Underlying Assets may be held in third-party facilities, such as the Underlying Asset of the Series #HONUS, which will be showcased in the DePace Sports Museum at its principal location in New Jersey. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset. See the “Description of Series T206 Honus Wagner Card” section for further details.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a MetaMask wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We anticipate engaging a digital asset custodian in the future to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection will be inspected on a regular basis according to the inspection schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has approximately thirty-five full-time employees and part-time contractors.  Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time- consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors.”

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Additionally, the rules governing the ownership and operation of domain names are controlled entirely by “ICANN” (the Internet Corporation for Assigned Names and Numbers). ICANN is a multi-stakeholder private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including management of the DNS, allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. The regulation of Internet domain names in the U.S. and in foreign countries is subject to change.

Regulation of Collectibles

Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors—Risks Relating to the Offerings—If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission” and “Risk Factors—Risks Relating to the Offerings— If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform while we are still reliant on it for secondary trading in some Series of Interests, and such cessation would materially and adversely affect your ability to transfer your Interests.”

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

We believe that the Platform does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other. The Platform merely routes orders to a registered broker-dealer to make isolated trades through matching individual buyers and sellers after the buyers and sellers have confirmed their intent to complete the trade.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely provides bid and ask prices to a registered broker-dealer, and requires users to click through an acknowledgement that any orders being placed are with a registered broker-dealer, not with the Company itself. Any rules for submitting buy or sell orders are set by the participating broker-dealers. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, the Company is currently subject to an SEC investigation related to the potential status of the Platform as an exchange or an ATS.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non- public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities nor any of their respective directors or executive officers is as of the date of this Offering Circular subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Document fee	Allocable directly to the applicable Underlying Asset
	Authenticity and verification check	Allocable directly to the applicable Underlying Asset
	Identification Fee	Allocable directly to the applicable Underlying Asset
	Restoration and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company is RSE Archive Manager, LLC, a Delaware limited liability company formed on March 27, 2019.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  RSE Markets, the sole member of the Asset Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has a limited track record and is relying on the experience of the individual officers, directors and advisors of Rally Holdings. The Asset Manager is also the Asset Manager for RSE Collection, LLC and RSE Innovation, LLC, other series limited liability companies with similar businesses in the collectible and intangible asset classes, respectively.  RSE Collection, LLC commenced principal operations in 2017, while RSE Innovation, LLC did so in 2021. While the Asset Manager thus has some similar management experience, such experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third-party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	President and Director	05/2016
George Leimer	55	Chief Executive Officer and Director	08/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Vincent DiDonato	43	Chief Technology Officer	10/2019
Greg Bettinelli	49	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Ryan Sweeney	44	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder & President

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013 to 2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which he cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual gross merchandise sales.

George graduated from Widener University in 1987 with a bachelor's in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology and web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a BBA in Finance and Business Economics from the University of Notre Dame and an MBA from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions.  In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date, three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently a partner of and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

Ken Goldin

Ken is the founder and president at Goldin Auctions. He has sold over $700 million in the field of sports cards and memorabilia combined. Ken has been a leader in the field of sports collectibles for over 30 years.

Ken founded Goldin Auctions in 2012 and it quickly became an industry leader in sports memorabilia and trading cards. Ken is a regular guest on CNBC, Bloomberg and Fox Business and is a key contributor to these channels related to appraisals and valuations on memorabilia.

Prior to Goldin Auctions, he co-founded the Score Board Inc. in 1986. The company grew into an industry leader in trading cards and memorabilia selling over $100 million per year. The company was a pioneer in bringing sports memorabilia to the public, signing marketing and licensing agreements with many key figures in sports over the past 50 years.

Ken is also known for his many charitable endeavors and is one of the founders and a director of the Museum of Sports in Philadelphia, a non-profit educational museum that is being built in the stadium district.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager was as follows for the fiscal year ended December 31, 2021.

Year	Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2021	RSE Archive Manager, LLC	Manager	$2,517,960	$0	$2,517,960

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.”  To date, no Management Fees have been paid by any Series.

A more complete description of Management of the Company is included in “Description of the Business” and “Management.”

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of December 31, 2021, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
#52MANTLE	10/25/2019	1,000	10 / 1%	$132,000
#71MAYS (3)	10/31/2019	2,000	20 / 1%	$57,000
#RLEXPEPSI	11/6/2019	2,000	20 / 1%	$17,800
#10COBB	11/14/2019	1,000	10 / 1%	$39,000
#POTTER	11/21/2019	3,000	30 / 1%	$72,000
#TWOCITIES	11/21/2019	200	2 / 1%	$14,500
#FROST	11/21/2019	200	2 / 1%	$13,500
#BIRKINBLEU	11/27/2019	1,000	121 / 12%	$58,000
#SMURF	11/27/2019	2,000	971 / 49%	$34,500
#70RLEX	12/6/2019	1,000	50 / 5%	$20,000
#EINSTEIN	12/13/2019	2,000	20 / 1%	$14,500
#HONUS (3)	12/26/2019	10,000	100 / 1%	$520,000
#75ALI	12/29/2019	1,000	309 / 31%	$46,000
#88JORDAN	1/27/2020	2,000	20 / 1%	$22,000
#BIRKINBOR	2/20/2020	2,000	101 / 5%	$52,500
#33RUTH	2/26/2020	2,000	20 / 1%	$77,000
#SPIDER1	3/4/2020	1,000	10 / 1%	$22,000
#BATMAN3	3/4/2020	1,000	10 / 1%	$78,000
#ULYSSES	3/10/2020	500	5 / 1%	$25,500
#ROOSEVELT	3/10/2020	1,000	10 / 1%	$19,500
#56MANTLE	3/11/2020	10,000	100 / 1%	$10,000
#AGHOWL	3/11/2020	500	5 / 1%	$19,000
#18ZION	4/2/2020	500	5 / 1%	$15,000
#SNOOPY	4/7/2020	2,000	20 / 1%	$25,500
#APOLLO11	4/19/2020	1,000	10 / 1%	$32,000
#24RUTHBAT	5/3/2020	3,000	43 / 1%	$255,000
#YOKO	5/11/2020	200	2 / 1%	$16,000
#RUTHBALL1	5/24/2020	2,000	20 / 1%	$29,000
#HIMALAYA	5/27/2020	2,000	20 / 1%	$140,000
#38DIMAGGIO	6/4/2020	1,000	10 / 1%	$22,000
#55CLEMENTE	6/4/2020	1,000	10 / 1%	$38,000
#LOTR	6/12/2020	1,000	10 / 1%	$29,000
#CATCHER	6/12/2020	500	6 / 1%	$12,500
#BOND1	6/12/2020	1,000	10 / 1%	$39,000
#SUPER21	6/17/2020	8,500	85 / 1%	$8,500

#BATMAN1	6/18/2020	1,000	10 / 1%	$71,000
#BIRKINTAN	6/25/2020	1,000	10 / 1%	$28,000
#GMTBLACK1	6/25/2020	1,000	10 / 1%	$28,000
#61JFK	7/7/2020	2,000	20 / 1%	$23,000
#POKEMON1	7/8/2020	5,000	51 / 1%	$125,000
#LINCOLN	7/9/2020	4,000	40 / 1%	$80,000
#STARWARS1	7/14/2020	12,000	120 / 1%	$12,000
#68MAYS	7/26/2020	2,000	20 / 1%	$39,000
#56TEDWILL	7/26/2020	2,000	25 / 1%	$90,000
#CAPTAIN3	7/30/2020	1,000	10 / 1%	$37,000
#51MANTLE	7/30/2020	2,000	20 / 1%	$34,000
#CHURCHILL	8/6/2020	7,500	75 / 1%	$7,500
#SHKSPR4	8/6/2020	1,000	10 / 1%	$115,000
#03KOBE	8/16/2020	6,250	163 / 3%	$50,000
#03LEBRON	8/16/2020	2,000	20 / 1%	$34,000
#03JORDAN	8/16/2020	2,000	20 / 1%	$41,000
#39TEDWILL	8/24/2020	5,600	56 / 1%	$28,000
#94JETER	8/24/2020	1,000	10 / 1%	$45,000
#2020TOPPS (3)	8/25/2020	10,000	100 / 1%	$100,000
#TOS39	9/15/2020	3,000	72 / 2%	$135,000
#05LATOUR	9/15/2020	1,000	10 / 1%	$9,800
#16SCREAG	9/15/2020	1,000	10 / 1%	$39,000
#14DRC	9/15/2020	1,000	10 / 1%	$54,000
#86RICE	9/15/2020	23,000	230 / 1%	$23,000
#57MANTLE	9/21/2020	8,000	80 / 1%	$8,000
#FAUBOURG	9/21/2020	2,000	20 / 1%	$150,000
#SOBLACK	10/1/2020	1,000	66 / 7%	$56,000
#GATSBY	10/1/2020	4,000	40 / 1%	$200,000
#93DAYTONA	10/1/2020	2,000	20 / 1%	$42,000
#09TROUT	10/8/2020	11,250	113 / 1%	$225,000
#57STARR	10/8/2020	8,000	80 / 1%	$8,000
#03KOBE2	10/22/2020	5,750	58 / 1%	$23,000
#JOBSMAC	10/22/2020	5,000	50 / 1%	$50,000
#16PETRUS	11/3/2020	9,000	90 / 1%	$45,000
#ALICE	11/3/2020	12,000	120 / 1%	$12,000
#SPIDER10	11/3/2020	4,200	42 / 1%	$21,000
#62MANTLE	11/4/2020	6,000	60 / 1%	$150,000
#BATMAN6	11/4/2020	2,000	20 / 1%	$27,000
#CLEMENTE2	11/9/2020	2,000	20 / 1%	$70,000
#79STELLA	11/16/2020	13,800	138 / 1%	$69,000
#TKAM	11/16/2020	2,000	20 / 1%	$32,000
#DIMAGGIO2	11/18/2020	2,000	20 / 1%	$21,000

#13BEAUX	11/23/2020	5,100	51 / 1%	$25,500
#ANMLFARM	11/23/2020	1,000	10 / 1%	$10,000
#NASA1	11/25/2020	10,000	100 / 1%	$300,000
#00BRADY	11/30/2020	3,750	38 / 1%	$45,000
#85NES	11/30/2020	8,000	80 / 1%	$32,000
#JUSTICE1	12/7/2020	5,000	50 / 1%	$215,000
#69KAREEM	12/7/2020	2,500	25 / 1%	$27,500
#59JFK	12/7/2020	2,000	20 / 1%	$26,000
#04LEBRON	12/7/2020	5,000	50 / 1%	$50,000
#85JORDAN	12/7/2020	10,000	100 / 1%	$250,000
#GOLDENEYE	12/14/2020	5,000	50 / 1%	$25,000
#MOONSHOE	12/14/2020	18,000	180 / 1%	$180,000
#03LEBRON2	12/14/2020	5,000	50 / 1%	$100,000
#GRAPES	12/14/2020	2,000	20 / 1%	$39,000
#34GEHRIG	12/14/2020	5,000	50 / 1%	$35,000
#98KANGA	12/14/2020	21,250	213 / 1%	$170,000
#06BRM	12/14/2020	1,850	19 / 1%	$18,500
#DUNE	12/22/2020	1,000	10 / 1%	$13,250
#86FLEER	12/22/2020	16,500	166 / 1%	$165,000
#WILDGUN	12/22/2020	4,000	40 / 1%	$28,000
#13GIANNIS	1/13/2021	5,000	100 / 2%	$25,000
#04MESSI	1/13/2021	9,000	180 / 2%	$45,000
#AVENGE57	1/13/2021	20,000	400 / 2%	$20,000
#03TACHE	1/13/2021	15,600	312 / 2%	$78,000
#99TMB2	1/13/2021	10,000	200 / 2%	$60,000
#PUNCHOUT	1/13/2021	10,000	200 / 2%	$90,000
#BULLSRING	1/13/2021	30,000	601 / 2%	$300,000
#70AARON	1/13/2021	6,000	120 / 2%	$18,000
#96CHARZRD	1/13/2021	6,500	130 / 2%	$65,000
#01TIGER	1/13/2021	1,850	37 / 2%	$18,500
#ICECLIMB	1/13/2021	10,000	200 / 2%	$80,000
#09COBB	1/19/2021	8,000	160 / 2%	$32,000
#51HOWE	1/19/2021	5,000	100 / 2%	$45,000
#96JORDAN2	1/19/2021	10,800	216 / 2%	$54,000
#JUNGLEBOX	1/19/2021	6,900	138 / 2%	$34,500
#59FLASH	1/25/2021	10,000	200 / 2%	$65,000
#FOSSILBOX	1/25/2021	4,200	84 / 2%	$21,000
#POKEBLUE	1/27/2021	2,400	48 / 2%	$24,000
#98GTA	1/27/2021	3,150	64 / 2%	$15,750
#PICNIC	1/27/2021	2,000	40 / 2%	$54,000
#DOMINOS	1/27/2021	2,000	40 / 2%	$11,000
#58PELE	1/28/2021	31,500	636 / 2%	$315,000

#09CURRY	2/2/2021	2,500	50 / 2%	$25,000
#84JORDAN	2/2/2021	15,000	304 / 2%	$375,000
#09BEAUX	2/2/2021	6,800	151 / 2%	$34,000
#KEROUAC	2/7/2021	4,900	98 / 2%	$98,000
#96JORDAN	2/7/2021	12,000	240 / 2%	$48,000
#FEDERAL	2/7/2021	10,000	200 / 2%	$150,000
#62BOND	2/7/2021	15,500	310 / 2%	$93,000
#71TOPPS	2/17/2021	17,000	340 / 2%	$68,000
#DEATON	2/17/2021	11,400	229 / 2%	$285,000
#98ZELDA	2/17/2021	5,000	100 / 2%	$23,500
#03JORDAN2	2/22/2021	10,000	200 / 2%	$42,000
#91JORDAN	2/24/2021	10,000	200 / 2%	$70,000
#79GRETZKY	2/25/2021	20,000	400 / 2%	$800,000
#17DUJAC	3/8/2021	3,250	65 / 2%	$26,000
#FAUBOURG2	3/8/2021	11,000	220 / 2%	$165,000
#MOSASAUR	3/15/2021	6,000	120 / 2%	$30,000
#92JORDAN	3/15/2021	7,000	140 / 2%	$42,000
#14KOBE	3/15/2021	9,750	195 / 2%	$78,000
#03LEBRON3	3/15/2021	10,000	200 / 2%	$230,000
#95TOPSUN	3/15/2021	10,000	200 / 2%	$60,000
#09TROUT2	3/16/2021	11,200	224 / 2%	$56,000
#59BOND	3/16/2021	10,250	205 / 2%	$82,000
#OPEECHEE	3/16/2021	10,000	210 / 2%	$300,000
#ROCKETBOX	3/22/2021	4,750	95 / 2%	$28,500
#94JORDAN	3/22/2021	10,000	200 / 2%	$85,000
#18LUKA	4/6/2021	5,300	106 / 2%	$26,500
#FANFOUR5	4/6/2021	10,000	200 / 2%	$80,000
#16KOBE	4/6/2021	100,000	2001 / 2%	$800,000
#11BELAIR	4/6/2021	2,000	40 / 2%	$22,000
#76PAYTON	4/6/2021	10,000	200 / 2%	$65,000
#17MAHOMES	4/6/2021	25,000	532 / 2%	$300,000
#85MJPROMO	4/6/2021	3,500	70 / 2%	$28,000
#96KOBE	4/9/2021	7,000	140 / 2%	$77,000
#99CHARZRD	4/9/2021	35,000	700 / 2%	$350,000
#68RYAN	4/9/2021	10,000	200 / 2%	$70,000
#MARADONA	4/9/2021	2,000	40 / 2%	$14,000
#POKEYELOW	4/13/2021	11,000	220 / 2%	$55,000
#POKELUGIA	4/13/2021	10,000	200 / 2%	$110,000
#VANHALEN	4/15/2021	5,000	146 / 3%	$62,000
#48JACKIE	4/15/2021	18,750	747 / 4%	$375,000
#05MJLJ	7/1/2021	20,500	410 / 2%	$82,000
#81MONTANA	7/1/2021	10,000	200 / 2%	$70,000

#00MOUTON	7/1/2021	2,000	40 / 2%	$27,000
#07DURANT	7/1/2021	10,000	100 / 1%	$117,000
#56AARON	7/1/2021	10,000	2210 / 22%	$50,000
#85LEMIEUX	7/1/2021	17,500	350 / 2%	$87,500
#87JORDAN	7/1/2021	10,000	200 / 2%	$50,000
#AC23	7/1/2021	4,000	40 / 1%	$28,000
#APPLE1	7/1/2021	33,000	7294 / 22%	$825,000
#GWLOTTO	7/1/2021	2,500	50 / 2%	$35,000
#GYMBOX	7/1/2021	3,000	60 / 2%	$18,000
#HUCKFINN	7/1/2021	2,000	40 / 2%	$22,000
#NEOBOX	7/1/2021	10,000	200 / 2%	$45,000
#NEWTON	7/1/2021	30,000	6630 / 22%	$300,000
#NICKLAUS1	7/1/2021	4,000	80 / 2%	$40,000
#POKEMON2	7/1/2021	41,500	830 / 2%	$415,000
#POKERED	7/1/2021	10,000	2210 / 22%	$40,000
#RIVIERA	7/1/2021	6,000	120 / 2%	$30,000
#SMB3	7/1/2021	5,000	100 / 2%	$25,000
#WALDEN	7/1/2021	2,000	442 / 22%	$20,500
#WZRDOFOZ	7/1/2021	6,000	1326 / 22%	$90,000
#60ALI	7/14/2021	23,500	5738 / 24%	$235,000
#TORNEK	7/14/2021	33,000	12361 / 37%	$165,000
#DIMAGGIO3 (3)	7/14/2021	22,500	450 / 2%	$450,000
#POKEMON3 (3)	7/14/2021	5,000	1106 / 22%	$600,000
#09CURRY2	7/28/2021	21,000	2293 / 11%	$525,000
#80ALI	7/28/2021	10,000	3436 / 34%	$75,000
#58PELE3	7/28/2021	11,250	5284 / 47%	$225,000
#BATMAN2	7/28/2021	8,500	1875 / 22%	$85,000
#85ERVING	7/28/2021	10,000	5751 / 58%	$45,000
#LJKOBE	7/28/2021	18,000	3969 / 22%	$180,000
#99MJRETRO	7/28/2021	10,000	100 / 1%	$50,000
#FLASH123	7/28/2021	3,625	37 / 1%	$29,000
#85GPK	7/28/2021	1,000	10 / 1%	$12,000
#IPOD	7/28/2021	5,000	50 / 1%	$25,000
#HGWELLS	8/2/2021	7,500	75 / 1%	$46,500
#85JORDAN2	8/2/2021	20,000	2464 / 12%	$280,000
#SANTANA (3)	8/9/2021	15,000	150 / 1%	$75,000
#CONGRESS	8/9/2021	5,000	50 / 1%	$120,000
#66ORR	8/9/2021	10,000	100 / 1%	$50,000
#01TIGER2	8/9/2021	2,000	20 / 1%	$17,000
#GRIFFEYJR	8/9/2021	2,500	25 / 1%	$20,000
#87ZELDA	8/9/2021	10,000	100 / 1%	$115,000
#01HALO	8/9/2021	2,500	25 / 1%	$17,000

#EINSTEIN2	8/9/2021	5,000	50 / 1%	$80,000
#86JORDAN2	8/11/2021	10,000	100 / 1%	$80,000
#97KOBE	8/25/2021	10,000	100 / 1%	$65,000
#XMEN94	8/25/2021	10,000	100 / 1%	$65,000
#TOPPSTRIO	8/25/2021	5,000	50 / 1%	$30,000
#81BIRD	8/25/2021	5,000	50 / 1%	$30,000
#THEROCK	9/1/2021	1,000	10 / 1%	$12,000
#04MESSI2	9/1/2021	5,000	50 / 1%	$35,000
#09RBLEROY	9/1/2021	4,300	43 / 1%	$107,500
#XLXMEN1	9/7/2021	8,000	80 / 1%	$64,000
#03LEBRON5	9/13/2021	8,500	85 / 1%	$85,000
#SLASH	9/30/2021	13,000	130 / 1%	$65,000
#METEORITE	9/30/2021	17,500	175 / 1%	$350,000
#89TMNT	10/7/2021	2,000	20 / 1%	$22,000
#00BRADY2	10/7/2021	32,500	325 / 1%	$325,000
#NESWWF	10/7/2021	6,000	60 / 1%	$18,000
#PUNK9670	10/7/2021	7,200	72 / 1%	$72,000
#18ALLEN	10/12/2021	12,000	120 / 1%	$36,000
#CASTLEII	10/12/2021	2,000	20 / 1%	$18,000
#36OWENS	10/12/2021	2,500	25 / 1%	$25,000
#BAYC601	10/12/2021	16,500	165 / 1%	$165,000
#60MANTLE (3)	10/20/2021	42,500	425 / 1%	$850,000
#PUNK8103 (3)	10/20/2021	60,000	600 / 1%	$559,800
#GHOST1	10/20/2021	2,000	20 / 1%	$14,000
#KIRBY	10/26/2021	10,000	100 / 1%	$60,000
#20HERBERT	10/26/2021	10,000	100 / 1%	$70,000
#HENDERSON	10/26/2021	27,000	270 / 1%	$135,000
#03RONALDO	10/26/2021	12,500	125 / 1%	$175,000
#BROSGRIMM	10/26/2021	5,000	1287 / 26%	$135,000
#HONUS2	10/26/2021	10,000	100 / 1%	$100,000
#MARX	11/3/2021	8,000	80 / 1%	$120,000
#MEEB15511	11/3/2021	15,000	150 / 1%	$75,000
#90BATMAN	11/3/2021	10,000	100 / 1%	$59,000
#09HARDEN	11/3/2021	2,000	20 / 1%	$26,000
#SIMPSONS1	11/9/2021	2,000	20 / 1%	$18,500
#SPIDER129	11/9/2021	10,000	100 / 1%	$40,000
#93JETER	11/9/2021	1,000	10 / 1%	$16,000
#NESDK3	11/9/2021	22,800	228 / 1%	$114,000
#BAYC7359	11/10/2021	19,000	190 / 1%	$190,000
#CURIO10	11/15/2021	10,000	100 / 1%	$75,000
#WILDTHING	11/15/2021	2,000	20 / 1%	$18,000
#1776	11/26/2021	80,000	17640 / 22%	$2,000,000

#MACALLAN1	11/30/2021	1,000	10 / 1%	$13,250
#98JORDAN2	11/30/2021	16,500	165 / 1%	$330,000
#BAYC9159 (3)	12/8/2021	39,000	390 / 1%	$195,000
#FANTASY7	12/8/2021	10,000	100 / 1%	$40,000
#SURFER4	12/14/2021	10,000	100 / 1%	$80,000
#OHTANI1	12/14/2021	10,000	100 / 1%	$90,000
#OHTANI2	12/14/2021	9,125	92 / 1%	$73,000
#WILT100	12/14/2021	11,500	115 / 1%	$115,000
#PENGUIN	12/14/2021	10,000	100 / 1%	$60,000
#KARUIZAWA	12/14/2021	13,000	130 / 1%	$65,000
#KOMBAT	12/14/2021	10,000	100 / 1%	$90,000
#APPLELISA	12/22/2021	10,000	100 / 1%	$110,000
#98MANNING	12/22/2021	2,000	20 / 1%	$22,000
#GIJOE	12/22/2021	5,000	50 / 1%	$45,000
#BEATLES1	12/22/2021	6,000	60 / 1%	$24,000
#SQUIG5847	12/22/2021	6,000	60 / 1%	$66,000
#PACQUIAO	12/22/2021	2,000	420 / 21%	$17,000
#83JOBS	12/22/2021	10,000	100 / 1%	$75,000
#BATMAN181	12/22/2021	5,000	50 / 1%	$50,000
#HOBBIT	12/22/2021	10,000	100 / 1%	$80,000
#POPEYE	1/6/2022	11,000	110 / 1%	$110,000
#PUNK5883 (3)	1/6/2022	40,000	400 / 1%	$600,000
#SMB2	1/10/2022	20,000	200 / 1%	$300,000
#HAMILTON1	1/10/2022	5,000	50 / 1%	$35,000
#OBIWAN	1/10/2022	2,000	20 / 1%	$12,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)The Asset Manager is the beneficial owner of these Interests.

(2)Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Asset Manager must own at least 1% of the Series.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 1% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Platform or the PPEX ATS or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders across all Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop as part of the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for

additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of RSE Markets.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system. There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table in Appendix A, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2021, that amount is $13,050).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Archive, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the SEC’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof. This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see the “Description of Series” and “Use of Proceeds” sections for each individual Series in Appendix B, or incorporated herein by reference, for further details regarding ongoing Offerings.  For additional information regarding any closed Offerings highlighted in white below, refer to the Use of Proceeds and Asset Descriptions in the filings identified in the Master Series Table below, which filings are incorporated by reference into this Offering Circular.

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (4)	Trading Window (5)
#52MANTLE	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1952 Topps #311 Mickey Mantle Card	Closed	10/18/2019	10/25/2019	$132.00	1,000	$132,000 (3)	$3,090	8/20/2021
#71MAYS	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1971 Willie Mays Jersey	Closed	10/25/2019	10/31/2019	$28.50	2,000	$57,000 (3)	$1,830	9/7/2021
#RLEXPEPSI	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	Rolex GMT Master II 126710BLRO	Closed	11/1/2019	11/6/2019	$8.90	2,000	$17,800 (3)	$22	8/25/2021
#10COBB	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1910 E98 Ty Cobb Card	Closed	11/8/2019	11/14/2019	$39.00	1,000	$39,000 (3)	$1,510	9/10/2021
#POTTER	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1997 First Edition Harry Potter	Closed	11/15/2019	11/21/2019	$24.00	3,000	$72,000 (3)	-$510	10/19/2021

#TWOCITIES	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition A Tale of Two Cities	Closed	11/15/2019	11/21/2019	$72.50	200	$14,500 (3)	$55	10/12/2021
#FROST	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition A Boy's Will	Closed	11/15/2019	11/21/2019	$67.50	200	$13,500 (3)	$865	11/11/2021
#BIRKINBLEU	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Bleu Saphir Lizard Hermès Birkin	Closed	11/22/2019	11/27/2019	$58.00	1,000	$58,000 (3)	$170	11/17/2021
#SMURF	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Rolex Submariner Date "Smurf" Ref. 116619LB	Closed	11/22/2019	11/27/2019	$17.25	2,000	$34,500 (3)	$2,905	8/16/2021
#70RLEX	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1970 Rolex Ref. 5100 Beta 21	Closed	11/29/2019	12/6/2019	$20.00	1,000	$20,000 (3)	$50	9/8/2021
#EINSTEIN	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition of Philosopher-Scientist	Closed	12/6/2019	12/13/2019	$7.25	2,000	$14,500 (3)	$855	7/21/2021
#HONUS	11/27/2019	(Post-Qualification Amendment No. 2 to Offering Statement 1)	1909-1911 T206 Honus Wagner Card	Closed	12/11/2019	12/26/2019	$52.00	10,000	$520,000 (3)	$5,572	9/24/2021

#75ALI	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	Closed	12/19/2019	12/29/2019	$46.00	1,000	$46,000 (3)	-$10	7/13/2021
#71ALI	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1971 “Fight of the Century” Contract	Sold - $40,000 Acquisition Offer Accepted on 02/07/2020	12/16/2019	12/30/2019	$15.50	2,000	$31,000 (3)	$1,090	2/6/2020
#APROAK	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	Sold - $110,000 Acquisition Offer Accepted on 06/25/2021	12/6/2019	1/2/2020	$75.00	1,000	$75,000 (3)	-$63	6/30/2021
#88JORDAN	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Michael Jordan Nike Air Jordan III Sneakers	Closed	1/19/2020	1/27/2020	$11.00	2,000	$22,000 (3)	$230	8/23/2021
#BIRKINBOR	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	Closed	2/13/2020	2/20/2020	$26.25	2,000	$52,500 (3)	$225	9/13/2021
#33RUTH	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1933 Goudey #144 Babe Ruth Card	Closed	2/20/2020	2/26/2020	$38.50	2,000	$77,000 (3)	$603	8/25/2021
#SPIDER1	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	Closed	2/28/2020	3/4/2020	$22.00	1,000	$22,000 (3)	$230	9/21/2021

#BATMAN3	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1940 D.C. Comics Batman #3 CGC NM 9.4	Closed	2/28/2020	3/4/2020	$78.00	1,000	$78,000 (3)	$585	9/9/2021
#ULYSSES	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1935 First Edition Ulysses	Closed	3/6/2020	3/10/2020	$51.00	500	$25,500 (3)	$695	8/11/2021
#ROOSEVELT	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition African Game Trails	Closed	3/6/2020	3/10/2020	$19.50	1,000	$19,500 (3)	$1,008	8/27/2021
#56MANTLE	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1956 Topps #135 Mickey Mantle Card	Closed	1/3/2020	3/11/2020	$1.00	10,000	$10,000 (3)	-$650	8/24/2021
#AGHOWL	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition Howl and Other Poems	Closed	3/6/2020	3/11/2020	$38.00	500	$19,000 (3)	$810	11/4/2021
#98JORDAN	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Michael Jordan Jersey	Sold - $165,000 Acquisition Offer Accepted on 05/11/2020	3/9/2020	3/22/2020	$64.00	2,000	$128,000 (3)	$4,160	5/14/2020
#18ZION	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	2018 Zion Williamson Adidas James Harden Sneakers	Closed	3/27/2020	4/2/2020	$30.00	500	$15,000 (3)	$200	10/13/2021

#SNOOPY	11/27/2019	(Post-Qualification Amendment No. 2 to Offering Statement 1)	2015 Omega Speedmaster Moonwatch	Closed	4/2/2020	4/7/2020	$12.75	2,000	$25,500 (3)	-$55	9/24/2021
#APOLLO11	11/1/2019	(Post-Qualification Amendment No. 1 to Offering Statement 1)	Apollo 11 Crew-Signed New York Times Cover	Closed	4/8/2020	4/19/2020	$32.00	1,000	$32,000 (3)	$130	9/2/2021
#24RUTHBAT	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	1924 George "Babe" Ruth Professional Model Bat	Closed	4/10/2020	5/3/2020	$85.00	3,000	$255,000 (3)	-$513	8/2/2021
#YOKO	10/11/2019	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	First Edition Grapefruit	Closed	4/29/2020	5/11/2020	$80.00	200	$16,000 (3)	$840	8/16/2021
#86JORDAN	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1986 Fleer #57 Michael Jordan Card	Sold - $80,000 Acquisition Offer Accepted on 06/01/2020	5/6/2020	5/13/2020	$40.00	1,000	$40,000 (3)	$600	6/1/2020
#HULK1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1962 The Incredible Hulk #1 CGC VF 8.0	Sold - $116,000 Acquisition Offer Accepted on 07/19/2021	5/12/2020	5/24/2020	$44.50	2,000	$89,000 (3)	$143	7/19/2021
#RUTHBALL1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1934-39 Official American League Babe Ruth Single Signed Baseball	Closed	5/8/2020	5/24/2020	$14.50	2,000	$29,000 (3)	$510	8/18/2021

#HIMALAYA	12/18/2019	(Post-Qualification Amendment No. 3 to Offering Statement 1)	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	Closed	5/19/2020	5/27/2020	$70.00	2,000	$140,000 (3)	$6,300	9/22/2021
#38DIMAGGIO	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	Closed	5/28/2020	6/4/2020	$22.00	1,000	$22,000 (3)	$680	9/17/2021
#55CLEMENTE	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	Closed	5/28/2020	6/4/2020	$38.00	1,000	$38,000 (3)	$520	9/16/2021
#LOTR	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	Closed	6/4/2020	6/12/2020	$29.00	1,000	$29,000 (3)	$10	7/30/2021
#CATCHER	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1951 First Edition, First Issue The Catcher in the Rye	Closed	6/4/2020	6/12/2020	$25.00	500	$12,500 (3)	$25	10/8/2021
#BOND1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1953 First Edition, First Issue Casino Royale	Closed	6/4/2020	6/12/2020	$39.00	1,000	$39,000 (3)	$510	9/8/2021
#SUPER21	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1943 Superman #21 CGC VF/NM 9.0 comic book	Closed	5/7/2020	6/17/2020	$1.00	8,500	$8,500 (3)	$615	9/24/2021

#BATMAN1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	Closed	6/11/2020	6/18/2020	$71.00	1,000	$71,000 (3)	$658	10/6/2021
#BIRKINTAN	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520	10/25/2021
#GMTBLACK1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	Rolex 18k Yellow Gold GMT-Master ref. 16758	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520	8/19/2021
#61JFK	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	Closed	6/27/2020	7/7/2020	$11.50	2,000	$23,000 (3)	$5,520	9/7/2021
#POKEMON1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	Closed	6/23/2020	7/8/2020	$25.00	5,000	$125,000 (3)	$4,213	8/16/2021
#50JACKIE	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1950 Bowman #22 Jackie Robinson Card	Sold - $13,000 Acquisition Offer Accepted on 10/07/2020	6/10/2020	7/8/2020	$1.00	10,000	$10,000 (3)	$100	10/13/2020
#LINCOLN	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1864 Signed, Vignetted Portrait of Abraham Lincoln	Closed	7/1/2020	7/9/2020	$20.00	4,000	$80,000 (3)	$13,900	11/17/2021

#STARWARS1	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1977 Star Wars #1 CGC VF/NM 9.0 comic book	Closed	7/1/2020	7/14/2020	$1.00	12,000	$12,000 (3)	$980	8/12/2021
#68MAYS	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	Closed	7/17/2020	7/26/2020	$19.50	2,000	$39,000 (3)	$5,510	7/9/2021
#56TEDWILL	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1956 Ted Williams Game-Worn Red Sox Home Jersey	Closed	7/16/2020	7/26/2020	$45.00	2,000	$90,000 (3)	$7,825	9/23/2021
#TMNT1	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	Sold - $100,000 Acquisition Offer Accepted on 06/07/2021	7/23/2020	7/30/2020	$65.00	1,000	$65,000 (3)	$4,250	6/8/2021
#CAPTAIN3	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	Closed	7/23/2020	7/30/2020	$37.00	1,000	$37,000 (3)	$464	6/18/2021
#51MANTLE	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1951 Bowman #253 Mickey Mantle Card	Closed	7/16/2020	7/30/2020	$17.00	2,000	$34,000 (3)	$3,060	7/27/2021
#CHURCHILL	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	Closed	7/7/2020	8/6/2020	$1.00	7,500	$7,500 (3)	$25	11/10/2021

#SHKSPR4	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	Closed	7/30/2020	8/6/2020	$115.00	1,000	$115,000 (3)	$7,282	8/6/2021
#03KOBE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	Closed	8/2/2020	8/16/2020	$8.00	6,250	$50,000 (3)	$4,400	8/2/2021
#03LEBRON	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	Closed	8/5/2020	8/16/2020	$17.00	2,000	$34,000 (3)	$7,560	7/13/2021
#03JORDAN	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	Closed	8/6/2020	8/16/2020	$20.50	2,000	$41,000 (3)	$6,490	7/2/2021
#39TEDWILL	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	Closed	8/13/2020	8/24/2020	$5.00	5,600	$28,000 (3)	-$1,130	8/11/2021
#94JETER	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	Closed	8/9/2020	8/24/2020	$45.00	1,000	$45,000 (3)	$4,450	6/30/2021
#2020TOPPS	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	Closed	8/13/2020	8/25/2020	$10.00	10,000	$100,000 (3)	$100	8/19/2021

#FANFOUR1	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	Sold - $126,000 Acquisition Offer Accepted on 06/14/2021	8/23/2020	9/2/2020	$52.50	2,000	$105,000 (3)	$2,563	6/15/2021
#85MARIO	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	Sold - $2,000,000 Acquisition Offer Accepted on 08/09/2021	8/16/2020	9/15/2020	$50.00	3,000	$150,000 (3)	$6,775	8/19/2021
#TOS39	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1963 Tales of Suspense #39 CGC NM 9.4 comic book	Closed	8/27/2020	9/15/2020	$45.00	3,000	$135,000 (3)	$12,038	8/3/2021
#DAREDEV1	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1964 Daredevil #1 CGC VF/NM 9.0 comic book	Sold - $22,080 Acquisition Offer Accepted on 07/26/2021	7/28/2020	9/15/2020	$1.00	11,500	$11,500 (3)	$985	7/26/2021
#05LATOUR	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	One case of twelve (12) 75cl bottles of 2005 Château Latour	Closed	9/3/2020	9/15/2020	$9.80	1,000	$9,800 (3)	$1,161	9/27/2021
#16SCREAG	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	Closed	9/3/2020	9/15/2020	$39.00	1,000	$39,000 (3)	$5,566	10/18/2021
#14DRC	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	Closed	9/3/2020	9/15/2020	$54.00	1,000	$54,000 (3)	$6,380	11/11/2021

#86RICE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1986 Topps #161 Jerry Rice Rookie Card	Closed	7/28/2020	9/15/2020	$1.00	23,000	$23,000 (3)	$1,670	9/8/2021
#57MANTLE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1957 Topps #95 Mickey Mantle Card	Closed	9/6/2020	9/21/2020	$1.00	8,000	$8,000 (3)	-$1,182	9/28/2021
#FAUBOURG	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	Closed	9/9/2020	9/21/2020	$75.00	2,000	$150,000 (3)	$31,675	9/28/2021
#SOBLACK	4/30/2020	(Post-Qualification Amendment No. 6 to Offering Statement 1)	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	Closed	9/10/2020	10/1/2020	$56.00	1,000	$56,000 (3)	$4,087	10/15/2021
#GATSBY	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	Closed	9/14/2020	10/1/2020	$50.00	4,000	$200,000 (3)	$10,800	11/18/2021
#93DAYTONA	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528	Closed	9/24/2020	10/1/2020	$21.00	2,000	$42,000 (3)	$3,480	10/29/2021
#09TROUT	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card	Closed	9/28/2020	10/8/2020	$20.00	11,250	$225,000 (3)	-$4,540	7/30/2021

#57STARR	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1957 Topps #119 Bart Starr Rookie Card	Closed	9/16/2020	10/8/2020	$1.00	8,000	$8,000 (3)	-$1,182	6/14/2021
#AF15	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1962 Amazing Fantasy #15 CGC VF 8.0 comic book	Sold - $240,000 Acquisition Offer Accepted on 06/07/2021	10/9/2020	10/19/2020	$25.00	8,000	$200,000 (3)	$6,900	6/8/2021
#03KOBE2	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 11)	2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS MINT 9	Closed	10/6/2020	10/22/2020	$4.00	5,750	$23,000 (3)	$641	9/22/2021
#JOBSMAC	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1986 Macintosh Plus Computer Signed by Steve Jobs	Closed	10/10/2020	10/22/2020	$10.00	5,000	$50,000 (3)	$13,168	8/27/2021
#16PETRUS	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 9 to Offering Statement 1)	Two cases of six (6) 75cl bottles of 2016 Château Petrus	Closed	8/29/2020	11/3/2020	$5.00	9,000	$45,000 (3)	$5,214	8/26/2021

#ALICE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	Closed	9/6/2020	11/3/2020	$1.00	12,000	$12,000 (3)	$1,480	11/15/2021
#SPIDER10	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1963 Marvel Comics Amazing Spider-Man #10 CGC NM/M 9.8 comic book	Closed	9/6/2020	11/3/2020	$5.00	4,200	$21,000 (3)	$1,688	9/7/2021
#62MANTLE	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	Closed	10/19/2020	11/4/2020	$25.00	6,000	$150,000 (3)	$14,775	7/26/2021
#BATMAN6	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1941 Batman #6 CGC NM 9.4 comic book	Closed	10/21/2020	11/4/2020	$13.50	2,000	$27,000 (3)	$2,330	8/5/2021
#CLEMENTE2	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1959 Roberto Clemente Signature Model Bat	Closed	9/29/2020	11/9/2020	$35.00	2,000	$70,000 (3)	$8,173	7/7/2021
#SUPER14	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1942 Superman #14 CGC NM 9.4 comic book	Sold - $156,000 Acquisition Offer Accepted on 08/03/2021	11/6/2020	11/16/2020	$25.00	5,200	$130,000 (3)	$7,125	8/3/2021
#79STELLA	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date	Closed	10/5/2020	11/16/2020	$5.00	13,800	$69,000 (3)	$5,693	9/15/2021

#TKAM	6/8/2020	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	Closed	10/26/2020	11/16/2020	$16.00	2,000	$32,000 (3)	$1,980	9/1/2021
#DIMAGGIO2	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	Rolex Oyster Perpetual Datejust presented to Joe DiMaggio	Closed	11/10/2020	11/18/2020	$10.50	2,000	$21,000 (3)	$2,036	7/20/2021
#13BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	11/10/2020	11/23/2020	$5.00	5,100	$25,500 (3)	$2,124	10/4/2021
#88MARIO	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 NES Super Mario Bros. 2 Wata 9.8 A+ Video Game	Sold - $60,000 Acquisition Offer Accepted on 12/29/2020	11/12/2020	11/23/2020	$15.00	2,000	$30,000 (3)	$3,600	12/30/2020
#ANMLFARM	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	First Edition, First printing of Animal Farm by George Orwell	Closed	11/16/2020	11/23/2020	$10.00	1,000	$10,000 (3)	$434	7/27/2021
#NASA1	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	Closed	10/25/2020	11/25/2020	$30.00	10,000	$300,000 (3)	$39,763	10/6/2021

#00BRADY	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 14 to Offering Statement 1)	2000 Playoff Contenders #144 Tom Brady Autograph Rookie Card graded BGS MINT 9	Closed	11/19/2020	11/30/2020	$12.00	3,750	$45,000 (3)	$8,298	9/2/2021
#85NES	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1985 NES Duck Hunt Wata 9.2 NS Video Game and a 1985 NES Gyromite Wata 9.0 NS Video Game	Closed	11/17/2020	11/30/2020	$4.00	8,000	$32,000 (3)	$4,321	8/17/2021
#JUSTICE1	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1960 Justice League of America #1 CGC NM+ 9.6 comic book	Closed	11/18/2020	12/7/2020	$43.00	5,000	$215,000 (3)	$20,635	8/18/2021
#69KAREEM	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1969 Topps Basketball #25 Lew Alcindor Rookie Card graded PSA NM-MT 8	Closed	11/23/2020	12/7/2020	$11.00	2,500	$27,500 (3)	$2,896	8/30/2021
#59JFK	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1959 Inscribed Presentation Copy of Profiles in Courage by John F. Kennedy	Closed	11/25/2020	12/7/2020	$13.00	2,000	$26,000 (3)	$1,538	9/17/2021
#04LEBRON	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	2004-05 Upper Deck Exquisite Collection Extra Exquisite Jerseys Autographs #LJ LeBron James Card graded BGS GEM MINT 9.5	Closed	10/29/2020	12/7/2020	$10.00	5,000	$50,000 (3)	$4,371	9/29/2021

#85JORDAN	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	Closed	11/8/2020	12/7/2020	$25.00	10,000	$250,000 (3)	$5,025	9/13/2021
#GOLDENEYE	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1997 N64 GoldenEye 007 Wata 9.6 A++ Video Game	Closed	11/24/2020	12/14/2020	$5.00	5,000	$25,000 (3)	$808	9/9/2021
#MOONSHOE	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	Original pair of Nike "Moon Shoe" sneakers	Closed	11/25/2020	12/14/2020	$10.00	18,000	$180,000 (3)	$26,250	9/15/2021
#03LEBRON2	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2003-04 Topps Chrome Refractors LeBron James Rookie card graded BGS Pristine 10	Closed	11/30/2020	12/14/2020	$20.00	5,000	$100,000 (3)	$7,523	8/26/2021
#GRAPES	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1939 Inscribed First Edition Presentation copy of The Grapes of Wrath by John Steinbeck	Closed	12/1/2020	12/14/2020	$19.50	2,000	$39,000 (3)	$6,408	10/1/2021
#34GEHRIG	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	Closed	12/3/2020	12/14/2020	$7.00	5,000	$35,000 (3)	$3,845	10/7/2021
#98KANGA	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1998 Pokémon Japanese Promo Kangaskhan-Holo Trophy Card graded PSA GEM MT 10	Closed	12/2/2020	12/14/2020	$8.00	21,250	$170,000 (3)	$16,425	11/19/2021

#06BRM	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno	Closed	12/7/2020	12/14/2020	$10.00	1,850	$18,500 (3)	$1,351	11/18/2021
#DUNE	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	Closed	12/10/2020	12/22/2020	$13.25	1,000	$13,250 (3)	$1,418	10/18/2021
#86FLEER	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1986-87 Fleer Basketball Unopened Wax Box Certified by BBCE	Closed	12/7/2020	12/22/2020	$10.00	16,500	$165,000 (3)	$14,666	8/31/2021
#WILDGUN	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1985 NES Wild Gunman Wata 9.2 A+ Video Game	Closed	12/15/2020	12/22/2020	$7.00	4,000	$28,000 (3)	$2,591	8/26/2021
#58PELE2	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1958 Editora Aquarela Pelé Card graded PSA NM 7	Sold - $62,000 Acquisition Offer Accepted on 02/26/2021	12/16/2020	12/22/2020	$5.00	5,300	$26,500 (3)	$1,930	2/17/2021
#18LAMAR	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2018 National Treasures Red Lamar Jackson Rookie Card graded BGS NM-MT+ 8.5	Sold - $88,500 Acquisition Offer Accepted on 12/29/2020	12/7/2020	12/29/2020	$8.00	7,750	$62,000 (3)	$5,875	12/30/2020
#13GIANNIS	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2013 Panini Flawless Giannis Antetokounmpo Rookie card graded BGS GEM MINT 9.5	Closed	12/19/2020	1/13/2021	$5.00	5,000	$25,000 (3)	$4,023	8/9/2021

#AVENGERS1	7/20/2020	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1963 Avengers #1 CGC NM + 9.6 comic book	Sold - $325,000 Acquisition Offer Accepted on 07/09/2021	12/16/2020	1/13/2021	$54.00	5,000	$270,000 (3)	$14,675	7/9/2021
#04MESSI	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	2004-05 Panini Lionel Messi Card graded BGS GEM MINT 9.5	Closed	12/21/2020	1/13/2021	$5.00	9,000	$45,000 (3)	$3,403	8/3/2021
#AVENGE57	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	1968 Marvel Avengers #57 CGC NM/M 9.8 comic book	Closed	12/2/2020	1/13/2021	$1.00	20,000	$20,000 (3)	$1,698	11/19/2021
#03TACHE	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	Four cases of three (3) bottles of 2003 La Tâche, Domaine de la Romanée-Conti	Closed	11/17/2020	1/13/2021	$5.00	15,600	$78,000 (3)	$5,699	9/10/2021
#99TMB2	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1999 Pokémon Japanese Promo Tropical Mega Battle No. 2 Trainer Card graded PSA AUTHENTIC	Closed	12/14/2020	1/13/2021	$6.00	10,000	$60,000 (3)	$8,000	11/5/2021
#PUNCHOUT	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game	Closed	12/22/2020	1/13/2021	$9.00	10,000	$90,000 (3)	$7,825	9/23/2021
#BULLSRING	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	Six Chicago Bulls NBA Championship Rings awarded to Chicago Bulls security guard John Capps	Closed	12/19/2020	1/13/2021	$10.00	30,000	$300,000 (3)	$44,008	8/10/2021

#70AARON	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1970 Topps Hank Aaron card graded PSA GEM MINT 10	Closed	12/23/2020	1/13/2021	$3.00	6,000	$18,000 (3)	$598	8/6/2021
#96CHARZRD	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1996 Pokemon Japanese Base Set No Rarity Symbol Holo Charizard #6 PSA MINT 9	Closed	12/27/2020	1/13/2021	$10.00	6,500	$65,000 (3)	$5,304	9/10/2021
#01TIGER	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	2001 SP Authentic #45 Tiger Woods Autographed Rookie Card graded BGS GEM MINT 9.5	Closed	12/30/2020	1/13/2021	$10.00	1,850	$18,500 (3)	$1,615	7/28/2021
#ICECLIMB	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1985 NES Ice Climber Wata 9.0 A video game	Closed	12/28/2020	1/13/2021	$8.00	10,000	$80,000 (3)	$7,958	10/20/2021
#09COBB	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1909-11 T206 Sweet Caporal Ty Cobb card graded PSA NM 7	Closed	1/6/2021	1/19/2021	$4.00	8,000	$32,000 (3)	$2,980	8/17/2021
#51HOWE	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1951 Parkhurst Gordie Howe Card graded PSA NM-MT 8	Closed	1/5/2021	1/19/2021	$9.00	5,000	$45,000 (3)	$3,445	8/13/2021
#96JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Michael Jordan Playoff Worn and Dual Signed ‘Player Sample’ Air Jordan 11’s	Closed	1/11/2021	1/19/2021	$5.00	10,800	$54,000 (3)	$3,691	8/12/2021

#JUNGLEBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1999 Pokémon Jungle 1st Edition Booster Box	Closed	1/3/2021	1/19/2021	$5.00	6,900	$34,500 (3)	$2,955	11/3/2021
#59FLASH	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1959 The Flash #105 comic book graded NM 9.4 by CGC	Closed	1/12/2021	1/25/2021	$6.50	10,000	$65,000 (3)	$5,129	9/16/2021
#FOSSILBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1999 Pokémon 1st Edition Fossil Set Sealed Booster Box	Closed	1/11/2021	1/25/2021	$5.00	4,200	$21,000 (3)	$1,569	11/12/2021
#THOR	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1962 Journey Into Mystery #83 CGC NM 9.4	Sold - $261,000 Acquisition Offer Accepted on 07/14/2021	1/7/2021	1/25/2021	$20.00	10,750	$215,000 (3)	$15,638	7/15/2021
#POKEBLUE	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1998 Game Boy Pokémon Blue video game	Closed	1/20/2021	1/27/2021	$10.00	2,400	$24,000 (3)	$2,660	7/29/2021
#98GTA	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	1998 PlayStation Grand Theft Auto Video Game graded Wata 9.8 A+	Closed	1/14/2021	1/27/2021	$5.00	3,150	$15,750 (3)	$1,172	11/2/2021

#PICNIC	8/21/2020	(Post-Qualification Amendment No. 9 to Offering Statement 1)	Limited Edition Natural Barénia Leather & Osier Picnic Kelly 35cm Bag with palladium hardware	Closed	12/9/2020	1/27/2021	$27.00	2,000	$54,000 (3)	$4,358	9/15/2021
#DOMINOS	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1990 Rolex Air-King Dominos Pizza Special Edition Watch	Closed	1/19/2021	1/27/2021	$5.50	2,000	$11,000 (3)	$1,169	10/21/2021
#58PELE	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1958 Alifabolaget #635 Pelé Rookie Card graded PSA MINT 9	Closed	1/11/2021	1/28/2021	$10.00	31,500	$315,000 (3)	$20,441	10/5/2021
#09CURRY	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2009-10 UD Exquisite Stephen Curry #64 Autographed Rookie Card graded GEM MINT 9.5 by BGS	Closed	1/25/2021	2/2/2021	$10.00	2,500	$25,000 (3)	$524	9/9/2021
#84JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	Closed	1/21/2021	2/2/2021	$25.00	15,000	$375,000 (3)	$49,831	9/1/2021
#09BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	1/4/2021	2/2/2021	$5.00	6,800	$34,000 (3)	$3,085	11/3/2021
#KEROUAC	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1957 inscribed First Edition, Presentation Copy of "On the Road" by Jack Kerouac	Closed	12/13/2020	2/7/2021	$20.00	4,900	$98,000 (3)	$10,583	9/22/2021

#96JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1996 Michael Jordan Game Worn and Dual Signed ‘Player Sample’ Air Jordan 11 “Concord”	Closed	1/26/2021	2/7/2021	$4.00	12,000	$48,000 (3)	$4,420	9/3/2021
#FEDERAL	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay	Closed	1/25/2021	2/7/2021	$15.00	10,000	$150,000 (3)	$26,675	9/27/2021
#62BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1962 First Edition Presentation copy of The Spy Who Loved Me by Ian Fleming inscribed to Robert Kennedy	Closed	12/30/2020	2/7/2021	$6.00	15,500	$93,000 (3)	$13,593	9/14/2021
#71TOPPS	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1971 Topps Football Series 2 Wax Box Reviewed and Factory Sealed by BBCE	Closed	1/18/2021	2/17/2021	$4.00	17,000	$68,000 (3)	$5,759	9/9/2021
#DEATON	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	Triceratops prorsus skull excavated from the Hell Creek Formation of North Dakota in 1999	Closed	1/25/2021	2/17/2021	$25.00	11,400	$285,000 (3)	$27,283	11/5/2021
#98ZELDA	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1998 N64 The Legend of Zelda: Ocarina of Time video game graded 9.6 A+ by Wata	Closed	2/3/2021	2/17/2021	$4.70	5,000	$23,500 (3)	$2,165	11/15/2021
#03JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2003-04 UD Exquisite Quad Patch #MJ Michael Jordan Game Used Patch Card graded NM-MT+ 8.5 by BGS	Closed	2/9/2021	2/22/2021	$4.20	10,000	$42,000 (3)	$4,154	9/27/2021

#WOLVERINE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	1974 Incredible Hulk #181 comic book graded NM/M 9.8 by CGC	Sold - $57,000 Acquisition Offer Accepted on 07/22/2021	2/7/2021	2/22/2021	$9.50	5,000	$47,500 (3)	$3,925	7/26/2021
#91JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1991 Michael Jordan Game Worn Chicago Bulls Home Uniform graded A10 by MEARS	Closed	1/31/2021	2/24/2021	$7.00	10,000	$70,000 (3)	$590	9/20/2021
#79GRETZKY	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	Closed	2/5/2021	2/25/2021	$40.00	20,000	$800,000 (3)	$64,216	9/14/2021
#17DUJAC	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac	Closed	2/15/2021	3/8/2021	$8.00	3,250	$26,000 (3)	$1,408	9/1/2021
#FAUBOURG2	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	Closed	12/28/2020	3/8/2021	$15.00	11,000	$165,000 (3)	$11,483	9/3/2021
#MOSASAUR	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Mosasaur Halisaurus Arambourgi Skeleton	Closed	2/21/2021	3/15/2021	$5.00	6,000	$30,000 (3)	$8,658	9/20/2021

#92JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's	Closed	2/23/2021	3/15/2021	$6.00	7,000	$42,000 (3)	$4,480	10/1/2021
#14KOBE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2014 Kobe Bryant Game Worn and Signed Lakers Jersey	Closed	2/14/2021	3/15/2021	$8.00	9,750	$78,000 (3)	$6,250	10/8/2021
#03LEBRON3	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2003-04 SP Authentic #148 LeBron James Autographed Rookie Card graded PRISTINE 10 by BGS	Closed	2/12/2021	3/15/2021	$23.00	10,000	$230,000 (3)	$20,924	11/10/2021
#95TOPSUN	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1995 Sealed Topsun Pokémon Booster Box, 1st Edition Box A	Closed	3/2/2021	3/15/2021	$6.00	10,000	$60,000 (3)	$8,300	8/30/2021
#09TROUT2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2009 Bowman Chrome Mike Trout Xfractor graded BGS 9.5	Closed	2/28/2021	3/16/2021	$5.00	11,200	$56,000 (3)	$4,340	6/25/2021
#59BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	1959 First Edition Dedication copy of Goldfinger by Ian Fleming	Closed	2/24/2021	3/16/2021	$8.00	10,250	$82,000 (3)	$11,381	11/9/2021

#OPEECHEE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1979-80 O-Pee-Chee Wax Box Reviewed and Factory Sealed by BBCE	Closed	2/19/2021	3/16/2021	$30.00	10,000	$300,000 (3)	$41,699	10/14/2021
#ROCKETBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Pokémon Team Rocket 1st Edition Factory Sealed Booster Box	Closed	3/10/2021	3/22/2021	$6.00	4,750	$28,500 (3)	$1,894	9/16/2021
#94JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1994 Michael Jordan Game Worn, Signed and Photo-Matched Air Jordan Baseball Cleats	Closed	2/16/2021	3/22/2021	$8.50	10,000	$85,000 (3)	$9,295	11/8/2021
#18LUKA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2018 Panini Prizm Signatures Black Label Luka Doncic Rookie card #3 Graded BGS PRISTINE 10	Closed	3/14/2021	4/6/2021	$5.00	5,300	$26,500 (3)	$2,813	7/8/2021
#86DK3	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1986 Donkey Kong 3 Sealed [Hangtab, 2 Code, Mid-Production], NES Nintendo graded Wata 9.2 A+	Sold - $60,000 Acquisition Offer Accepted on 08/30/2021	3/1/2021	4/6/2021	$10.00	4,350	$43,500 (3)	$3,565	8/31/2021
#FANFOUR5	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1962 Marvel Fantastic Four #5 comic book graded CGC NM 9.2	Closed	3/3/2021	4/6/2021	$8.00	10,000	$80,000 (3)	$5,900	10/19/2021
#16KOBE	10/28/2020	(Post-Qualification Amendment No. 14 to Offering Statement 1)	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game	Closed	3/5/2021	4/6/2021	$8.00	100,000	$800,000 (3)	$147,929	11/19/2021

#11BELAIR	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair	Closed	3/10/2021	4/6/2021	$11.00	2,000	$22,000 (3)	$1,541	9/21/2021
#76PAYTON	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1976 Topps #148 Walter Payton Rookie Card Graded PSA GEM MT 10	Closed	3/9/2021	4/6/2021	$6.50	10,000	$65,000 (3)	$9,750	11/11/2021
#17MAHOMES	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2017 National Treasures Black #161 Patrick Mahomes II Rookie Patch Autograph Card graded BGS NM-MT 8	Closed	2/27/2021	4/6/2021	$12.00	25,000	$300,000 (3)	$79,150	10/21/2021
#85MJPROMO	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1985 Nike Promo Michael Jordan Bulls RC Rookie graded PSA 10	Closed	3/7/2021	4/6/2021	$8.00	3,500	$28,000 (3)	$4,120	7/9/2021
#96KOBE	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1996 Finest Refractors (With Coating) #269 Gold Kobe Bryant Rookie Card Graded BGS GEM MINT 9.5	Closed	3/24/2021	4/9/2021	$11.00	7,000	$77,000 (3)	$7,662	7/12/2021
#99CHARZRD	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1999 Pokémon Charizard #4 First Edition Base Set Hologram Trading Card published by Wizards of the Coast graded PSA GEM MT 10	Closed	3/20/2021	4/9/2021	$10.00	35,000	$350,000 (3)	$42,825	10/18/2021

#68RYAN	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9	Closed	3/17/2021	4/9/2021	$7.00	10,000	$70,000 (3)	$8,102	7/15/2021
#MARADONA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1979 Panini Calciatori Soccer Diego Maradona Rookie RC #312 graded PSA 9 MINT	Closed	3/16/2021	4/9/2021	$7.00	2,000	$14,000 (3)	$1,428	7/21/2021
#POKEYELOW	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1999 Nintendo Game Boy Pokémon Yellow [Pixel ESRB, Early Production] Graded Wata 9.6 A++	Closed	3/23/2021	4/13/2021	$5.00	11,000	$55,000 (3)	$6,850	10/15/2021
#POKELUGIA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Neo Genesis 1st Edition Holo Lugia #9 Graded PSA GEM MINT 10	Closed	3/15/2021	4/13/2021	$11.00	10,000	$110,000 (3)	$12,475	10/22/2021
#XMEN1	12/21/2020	(Post-Qualification Amendment No. 16 to Offering Statement 1)	1963 X-Men #1 CGC NM 9.4 comic book	Sold - $325,000 Acquisition Offer Accepted on 06/21/2021	3/13/2021	4/15/2021	$20.00	12,000	$240,000 (3)	$20,200	6/22/2021
#VANHALEN	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	2008 Eddie Van Halen Concert Played and Signed Charvel EVH Art Series One-of-a-Kind Guitar	Closed	2/2/2021	4/15/2021	$12.40	5,000	$62,000 (3)	$5,954	10/14/2021
#48JACKIE	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA	Closed	1/29/2021	4/15/2021	$20.00	18,750	$375,000 (3)	$27,717	11/12/2021

#05MJLJ	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5	Closed	3/20/2021	7/1/2021	$4.00	20,500	$82,000 (3)	$7,949	10/20/2021
#81MONTANA	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1981 Topps Football #216 Joe Montana Rookie Card Graded PSA GEM MINT 10	Closed	3/29/2021	7/1/2021	$7.00	10,000	$70,000 (3)	$5,175	10/15/2021
#00MOUTON	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2000 Château Mouton-Rothschild	Closed	4/1/2021	7/1/2021	$13.50	2,000	$27,000 (3)	$2,181	9/30/2021
#07DURANT	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10	Closed	6/4/2021	7/1/2021	$13.00	9,000	$117,000 (3)	-$1,656	11/1/2021
#56AARON	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9	Closed	4/23/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$7,401	10/26/2021
#85LEMIEUX	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10	Closed	4/7/2021	7/1/2021	$5.00	17,500	$87,500 (3)	$7,251	10/27/2021
#87JORDAN	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10	Closed	3/30/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$3,188	10/22/2021

#AC23	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5	Closed	5/25/2021	7/1/2021	$7.00	4,000	$28,000 (3)	$2,620	10/25/2021
#APPLE1	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	1976 Apple-1 Computer with Original Box Signed by Steve Wozniak	Closed	4/2/2021	7/1/2021	$25.00	33,000	$825,000 (3)	$65,355	10/1/2021
#GWLOTTO	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1768 George Washington Mountain Road Lottery Ticket with Signature	Closed	4/5/2021	7/1/2021	$14.00	2,500	$35,000 (3)	$7,442	10/4/2021
#GYMBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Pokémon Gym Heroes 1st Edition Set Sealed Booster Box	Closed	3/30/2021	7/1/2021	$6.00	3,000	$18,000 (3)	$1,663	10/8/2021
#HUCKFINN	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1885 First Edition, Adventures of Huckleberry Finn by Mark Twain	Closed	4/20/2021	7/1/2021	$11.00	2,000	$22,000 (3)	$2,580	10/28/2021
#NEOBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	2000 Pokémon Neo Genesis 1st Edition Set Sealed Booster Box	Closed	4/14/2021	7/1/2021	$4.50	10,000	$45,000 (3)	$3,167	10/7/2021
#NEWTON	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	Closed	5/4/2021	7/1/2021	$10.00	30,000	$300,000 (3)	$38,929	10/22/2021

#NICKLAUS1	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 18 to Offering Statement 1)	1973 Panini #375 Jack Nicklaus Rookie Card Graded by PSA GEM MT 10	Closed	4/7/2021	7/1/2021	$10.00	4,000	$40,000 (3)	$4,001	10/29/2021
#POKEMON2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1999 Pokémon 1st Edition Base Set Sealed Booster Box published by Wizards of the Coast	Closed	4/2/2021	7/1/2021	$10.00	41,500	$415,000 (3)	$32,124	10/4/2021
#POKERED	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++	Closed	5/5/2021	7/1/2021	$4.00	10,000	$40,000 (3)	$4,000	9/29/2021
#RIVIERA	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1965 Rolex 1601 Datejust retailed by Joyeria Riviera	Closed	4/12/2021	7/1/2021	$5.00	6,000	$30,000 (3)	$5,888	9/30/2021
#SMB3	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+	Closed	4/11/2021	7/1/2021	$5.00	5,000	$25,000 (3)	$2,150	10/6/2021
#WALDEN	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau	Closed	5/12/2021	7/1/2021	$10.25	2,000	$20,500 (3)	$2,095	10/26/2021

#WZRDOFOZ	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1900 First Edition of The Wonderful Wizard Of OZ	Closed	4/27/2021	7/1/2021	$15.00	6,000	$90,000 (3)	$7,725	10/5/2021
#60ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9	Closed	4/2/2021	7/14/2021	$10.00	23,500	$235,000 (3)	$20,014	10/25/2021
#TORNEK	11/25/2020	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1964 Tornek-Rayville ref. TR-900	Closed	11/26/2020	7/14/2021	$5.00	33,000	$165,000 (3)	$8,513	11/1/2021
#DIMAGGIO3	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1950-51 Joe DiMaggio Game-Worn Road Jersey Graded MEARS A10	Closed	5/24/2021	7/14/2021	$20.00	22,500	$450,000 (3)	$26,525	10/28/2021
#POKEMON3	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10	Closed	4/25/2021	7/14/2021	$120.00	5,000	$600,000 (3)	$36,900	10/27/2021
#09CURRY2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 18 to Offering Statement 1)	2009 Playoff National Treasures Stephen Curry Autographed Patch Rookie Card graded BGS GEM MINT 9.5	Closed	3/26/2021	7/28/2021	$25.00	21,000	$525,000 (3)	$62,158	11/2/2021

#80ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone	Closed	5/3/2021	7/28/2021	$7.50	10,000	$75,000 (3)	$12,888	11/12/2021
#58PELE3	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1958-59 Tupinamba Ltda. Quigol Pelé #109 Rookie Card graded PSA NM -MT 8	Closed	5/7/2021	7/28/2021	$20.00	11,250	$225,000 (3)	$39,785	11/9/2021
#BATMAN2	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0	Closed	5/10/2021	7/28/2021	$10.00	8,500	$85,000 (3)	$6,913	10/27/2021
#85ERVING	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1985 Julius Erving Game Worn and Signed Jersey	Closed	5/17/2021	7/28/2021	$4.50	10,000	$45,000 (3)	$6,044	11/3/2021
#LJKOBE	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant.	Closed	5/17/2021	7/28/2021	$10.00	18,000	$180,000 (3)	$20,051	11/15/2021
#99MJRETRO	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9	Closed	6/12/2021	7/28/2021	$5.00	10,000	$50,000 (3)	$4,630	11/5/2021
#FLASH123	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4	Closed	6/18/2021	7/28/2021	$8.00	3,625	$29,000 (3)	$2,610	10/28/2021

#85GPK	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1985 Topps Garbage Pail Kids Stickers Nasty Nick #1A Card graded PSA GEM MT 10	Closed	6/28/2021	7/28/2021	$12.00	1,000	$12,000 (3)	-$7,121	10/29/2021
#IPOD	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2001 Apple 1st Generation iPod Classic in its Original Factory Sealed Box	Closed	7/2/2021	7/28/2021	$5.00	5,000	$25,000 (3)	$1,539	10/26/2021
#HGWELLS	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	1895 First Edition The Time Machine: An Invention Inscribed by H.G Wells	Closed	6/18/2021	8/2/2021	$6.20	7,500	$46,500 (3)	$4,835	11/1/2021
#85JORDAN2	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1985 Signed Michael Jordan "Shattered Backboard" Jersey	Closed	3/21/2021	8/2/2021	$14.00	20,000	$280,000 (3)	$44,500	11/15/2021
#SANTANA	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	Gibson Les Paul SG Guitar owned and played by Carlos Santana	Closed	6/2/2021	8/9/2021	$5.00	15,000	$75,000 (3)	$15,588	11/10/2021
#CONGRESS	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1)	Thomas Heyward Jr’s First edition of the Continental Congress Journal of the Proceeds of the Congress	Closed	6/28/2021	8/9/2021	$24.00	5,000	$120,000 (3)	$18,879	11/8/2021
#66ORR	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1966 Topps Bobby Orr #35 Rookie Card graded NM-MT 8 by PSA	Closed	7/2/2021	8/9/2021	$5.00	10,000	$50,000 (3)	$5,917	11/16/2021

#01TIGER2	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2001 Upper Deck Golf Black Label #1 Tiger Woods Rookie Card graded BGS Pristine 10	Closed	7/9/2021	8/9/2021	$8.50	2,000	$17,000 (3)	$429	11/17/2021
#GRIFFEYJR	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10	Closed	7/13/2021	8/9/2021	$8.00	2,500	$20,000 (3)	$3,754	11/18/2021
#87ZELDA	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	1987 NES Legend of Zelda Video Game graded Wata 9.4 B+	Closed	7/19/2021	8/9/2021	$11.50	10,000	$115,000 (3)	$12,388	11/8/2021
#01HALO	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 19 to Offering Statement 1)	2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+	Closed	7/23/2021	8/9/2021	$6.80	2,500	$17,000 (3)	$1,980	11/9/2021
#EINSTEIN2	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	1948 Albert Einstein Typed and Signed Letter On God	Closed	7/9/2021	8/9/2021	$16.00	5,000	$80,000 (3)	$8,000	11/16/2021
#86JORDAN2	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1986 Fleer #8 Michael Jordan Sticker Rookie Card graded PSA GEM MT 10	Closed	7/23/2021	8/11/2021	$8.00	10,000	$80,000 (3)	$4,249

#97KOBE	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1997 Skybox Jambalaya #12 Kobe Bryant Card graded PSA GEM MT 10	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,237	10/19/2021
#XMEN94	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1975 X-Men #94 Comic Book published by Marvel graded CGC 9.8	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,695	10/13/2021
#TOPPSTRIO	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1980 Topps Scoring Leader Card (Bird / Erving /Johnson) Graded PSA MINT 9	Closed	8/6/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$5,326	10/13/2021
#81BIRD	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1981 Topps #4 Larry Bird Card graded PSA GEM MT 10	Closed	8/11/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$770	10/12/2021
#THEROCK	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1997 Panini WWF Superstars Stickers #113 Rocky Maivia Card graded PSA GEM MT 10	Closed	8/1/2021	9/1/2021	$12.00	1,000	$12,000 (3)	-$4,159
#04MESSI2	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2004 Panini Sports Mega Cracks Campeon #35 Lionel Messi Rookie Card graded PSA GEM MT 10	Closed	8/12/2021	9/1/2021	$7.00	5,000	$35,000 (3)	$1,569
#09RBLEROY	9/24/2020	(Post-Qualification Amendment No. 10 to Offering Statement 1)	One case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy	Closed	8/6/2021	9/1/2021	$25.00	4,300	$107,500 (3)	$8,590

#XLXMEN1	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	1975 Giant Size X-Men #1 Comic Book published by Marvel graded CGC 9.8	Closed	8/20/2021	9/7/2021	$8.00	8,000	$64,000 (3)	$5,260
#03LEBRON5	6/25/2021	(Post-Qualification Amendment No. 21 to Offering Statement 1)	2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9	Closed	8/27/2021	9/13/2021	$10.00	8,500	$85,000 (3)	$9,323
#SLASH	3/29/2021	(Post-Qualification Amendment No. 19 to Offering Statement 1)	Exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck	Closed	8/31/2021	9/30/2021	$5.00	13,000	$65,000 (3)	$13,250
#METEORITE	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon	Closed	8/11/2021	9/30/2021	$20.00	17,500	$350,000 (3)	$68,645
#89TMNT	9/15/2021	(Post-Qualification Amendment No. 24 to Offering Statement 1)	1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A	Closed	9/15/2021	10/7/2021	$11.00	2,000	$22,000 (3)	$633
#00BRADY2	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10	Closed	8/20/2021	10/7/2021	$10.00	32,500	$325,000 (3)	$5,160
#NESWWF	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+	Closed	9/21/2021	10/7/2021	$3.00	6,000	$18,000 (3)	$1,635

#PUNK9670	9/15/2021	(Post-Qualification Amendment No. 24 to Offering Statement 1)	Number 9670 Female CryptoPunk NFT	Closed	9/16/2021	10/7/2021	$10.00	7,200	$72,000 (3)	$8,040
#18ALLEN	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5	Closed	9/22/2021	10/12/2021	$3.00	12,000	$36,000 (3)	$2,040
#CASTLEII	9/27/2021	(Post-Qualification Amendment No. 26 to Offering Statement 1)	1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+	Closed	9/27/2021	10/12/2021	$9.00	2,000	$18,000 (3)	$1,635
#36OWENS	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics	Closed	9/22/2021	10/12/2021	$10.00	2,500	$25,000 (3)	$2,603
#BAYC601	9/27/2021	(Post-Qualification Amendment No. 26 to Offering Statement 1)	Number 601 Bored Ape Yacht Club NFT with Sea Captain’s Hat	Closed	9/27/2021	10/12/2021	$10.00	16,500	$165,000 (3)	$17,686
#60MANTLE	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10	Closed	8/20/2021	10/20/2021	$20.00	42,500	$850,000 (3)	$34,525
#PUNK8103	9/21/2021	(Post-Qualification Amendment No. 25 to Offering Statement 1)	Number 8103 Male CryptoPunk NFT	Closed	9/21/2021	10/20/2021	$9.33	60,000	$559,800 (3)	$49,404

#GHOST1	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8	Closed	9/27/2021	10/20/2021	$7.00	2,000	$14,000 (3)	$1,199
#KIRBY	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	1992 GameBoy Kirby’s Dream Land Video Game graded Wata 9.8 A++	Closed	10/12/2021	10/26/2021	$6.00	10,000	$60,000 (3)	$8,215
#20HERBERT	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5	Closed	9/27/2021	10/26/2021	$7.00	10,000	$70,000 (3)	$8,090
#HENDERSON	9/27/2021	(Post-Qualification Amendment No. 26 to Offering Statement 1)	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	Closed	9/27/2021	10/26/2021	$5.00	27,000	$135,000 (3)	-$188
#03RONALDO	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10	Closed	9/27/2021	10/26/2021	$14.00	12,500	$175,000 (3)	$14,556
#BROSGRIMM	2/23/2021	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug	Closed	5/19/2021	10/26/2021	$27.00	5,000	$135,000 (3)	$19,304
#HONUS2	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	1910 Tip-Top Bread Honus Wagner Card graded PSA 5	Closed	10/12/2021	10/26/2021	$10.00	10,000	$100,000 (3)	$11,944

#MARX	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	1867 First Edition Das Kapital By Karl Marx	Closed	10/12/2021	11/3/2021	$15.00	8,000	$120,000 (3)	$12,200
#MEEB15511	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	Number 15511 Pig Meebit	Closed	10/19/2021	11/3/2021	$5.00	15,000	$75,000 (3)	$5,405
#90BATMAN	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	1990 NES Batman Video Game graded Wata 9.8 A+	Closed	10/19/2021	11/3/2021	$5.90	10,000	$59,000 (3)	$7,225
#09HARDEN	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	2009 Topps Chrome Refractor #99 James Harden Rookie Card graded PSA GEM MT 10	Closed	10/19/2021	11/3/2021	$13.00	2,000	$26,000 (3)	$1,484
#SIMPSONS1	10/25/2021	(Post-Qualification Amendment No. 32 to Offering Statement 1)	1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+	Closed	10/25/2021	11/9/2021	$9.25	2,000	$18,500 (3)	$2,130
#SPIDER129	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8	Closed	10/19/2021	11/9/2021	$4.00	10,000	$40,000 (3)	$2,454
#93JETER	10/25/2021	(Post-Qualification Amendment No. 32 to Offering Statement 1)	1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5	Closed	10/25/2021	11/9/2021	$16.00	1,000	$16,000 (3)	-$375

#NESDK3	10/18/2021	(Post-Qualification Amendment No. 31 to Offering Statement 1)	1986 NES Donkey Kong 3 Video Game graded Wata 9.4 A+	Closed	10/19/2021	11/9/2021	$5.00	22,800	$114,000 (3)	$11,320
#BAYC7359	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	Number 7359 Bored Ape Yacht Club NFT with Space Suit	Closed	10/12/2021	11/10/2021	$10.00	19,000	$190,000 (3)	$20,773
#CURIO10	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	Set of Curio Cards NFTs Numbered One to Ten	Closed	11/1/2021	11/15/2021	$7.50	10,000	$75,000 (3)	$5,868
#WILDTHING	10/25/2021	(Post-Qualification Amendment No. 32 to Offering Statement 1)	1963 First Edition Inscribed copy of Where The Wild Things Are by Maurice Sendak	Closed	10/25/2021	11/15/2021	$9.00	2,000	$18,000 (3)	$1,573
#1776	1/8/2021	(Post-Qualification Amendment No. 17 to Offering Statement 1 and Supplement No. 2 to Post-Qualification Amendment No. 19 to Offering Statement 1)	July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence	Closed	4/27/2021	11/26/2021	$25.00	80,000	$2,000,000 (3)	$507,945
#MACALLAN1	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	30 Year Old Macallan Sherry Oak Blue Label Single Malt Scotch Whisky	Closed	11/1/2021	11/30/2021	$13.25	1,000	$13,250 (3)	$104

#98JORDAN2	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5	Closed	11/1/2021	11/30/2021	$20.00	16,500	$330,000 (3)	$34,427
#BAYC9159	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	Number 9159 Bored Ape Yacht Club NFT with a Leather Jacket	Closed	11/9/2021	12/8/2021	$5.00	39,000	$195,000 (3)	$2,488
#FANTASY7	11/22/2021	(Post-Qualification Amendment No. 37 to Offering Statement 1)	1997 PlayStation1 Final Fantasy VII	Closed	11/22/2021	12/8/2021	$4.00	10,000	$40,000 (3)	$3,468
#SURFER4	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	1969 Silver Surfer #4 Comic Book published by Marvel graded CGC 9.8	Closed	11/9/2021	12/14/2021	$8.00	10,000	$80,000 (3)	$10,800
#OHTANI1	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5	Closed	11/9/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$6,919
#OHTANI2	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Batting Autographed Rookie Card graded BGS 9.5	Closed	11/9/2021	12/14/2021	$8.00	9,125	$73,000 (3)	$6,123
#WILT100	11/9/2021	(Post-Qualification Amendment No. 34 to Offering Statement 1)	1962 Ticket Stub from Wilt Chamberlain’s 100-Point Game graded PSA 3	Closed	11/9/2021	12/14/2021	$10.00	11,500	$115,000 (3)	$12,349

#PENGUIN	11/15/2021	(Post-Qualification Amendment No. 35 to Offering Statement 1)	1941 Detective Comics #58 Comic Book published by D.C. Comics graded CGC 8.0	Closed	11/15/2021	12/14/2021	$6.00	10,000	$60,000 (3)	$6,019
#KARUIZAWA	11/15/2021	(Post-Qualification Amendment No. 35 to Offering Statement 1)	50 Year Old Karuizawa Aqua of Life Single Malt Whisky	Closed	11/15/2021	12/14/2021	$5.00	13,000	$65,000 (3)	$5,382
#KOMBAT	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1993 SNES Mortal Combat Video Game graded Wata 9.8 A+	Closed	11/22/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$8,267
#APPLELISA	11/1/2021	(Post-Qualification Amendment No. 33 to Offering Statement 1)	Fully Functioning 1983 Apple Lisa Computer with Original Twiggy Floppy Drives	Closed	11/1/2021	12/22/2021	$11.00	10,000	$110,000 (3)	$11,488
#98MANNING	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1998 SP Authentic #14 Peyton Manning Rookie Card graded BGS 10	Closed	11/22/2021	12/22/2021	$11.00	2,000	$22,000 (3)	$1,642
#GIJOE	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1983 Hasbro G.I. Joe: Cobra Commander Action Figure graded AFA 95	Closed	11/22/2021	12/22/2021	$9.00	5,000	$45,000 (3)	$5,755
#BEATLES1	11/22/2021	(Post-Qualification Amendment No. 36 to Offering Statement 1)	1962 The Beatles Signed “Love Me Do” Single	Closed	11/22/2021	12/22/2021	$4.00	6,000	$24,000 (3)	$1,821

#SQUIG5847	11/22/2021	(Post-Qualification Amendment No. 37 to Offering Statement 1)	Number 5847 Art Blocks Chromie Squiggle NFT	Closed	11/22/2021	12/22/2021	$11.00	6,000	$66,000 (3)	$8,100
#PACQUIAO	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1999 World Boxing #143 Manny Pacquiao Rookie Card graded PSA 10	Closed	11/29/2021	12/22/2021	$8.50	2,000	$17,000 (3)	$1,548
#83JOBS	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1983 Steve Jobs Leather Jacket Worn in Picture of Jobs Giving the Middle Finger outside the IBM Building	Closed	11/29/2021	12/22/2021	$7.50	10,000	$75,000 (3)	$5,621
#BATMAN181	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1966 Batman #181 Comic Book published by D.C. Comics graded CGC 9.6	Closed	11/29/2021	12/22/2021	$10.00	5,000	$50,000 (3)	$7,361
#HOBBIT	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	1937 First Edition copy of The Hobbit by J. R. R. Tolkien	Closed	11/29/2021	12/22/2021	$8.00	10,000	$80,000 (3)	$9,150
#PUNK5883	11/29/2021	(Post-Qualification Amendment No. 38 to Offering Statement 1)	Number 5883 Male CryptoPunk NFT	Closed	11/29/2021	1/6/2022	$15.00	40,000	$600,000 (3)	$28,900
#POPEYE	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	1986 NES Popeye Video Game graded Wata 9.4 A+	Closed	12/6/2021	1/6/2022	$10.00	11,000	$110,000 (3)	$17,443

#SMB2	11/22/2021	(Post-Qualification Amendment No. 37 to Offering Statement 1)	1988 NES Super Mario Bros. 2 Video Game graded Wata 9.6 A++	Closed	11/22/2021	1/10/2022	$15.00	20,000	$300,000 (3)	$14,118
#OBIWAN	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	1978 Kenner Star Wars Ben (Obi-Wan) Kenobi Action Figure graded AFA 85	Closed	12/6/2021	1/10/2022	$6.00	2,000	$12,000 (3)	$749
#HAMILTON1	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card graded PSA 10	Closed	12/6/2021	1/10/2022	$7.00	5,000	$35,000 (3)	$4,718
#GIANNIS2	5/18/2021	(Post-Qualification Amendment No. 20 to Offering Statement 1)	2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5	Closed	7/19/2021	1/17/2022	$10.00	41,500	$415,000 (3)	$46,914
1962 Amazing Fantasy #15 CGC VG+ 4.5				Cancelled / Underlying Asset Sold Pre-Offering (6)
1937 Heisman Memorial Trophy Awarded to Yale University Halfback Clint Frank				Cancelled (6)
1955 Topps #164 Roberto Clemente Rookie Card graded PSA MINT 9				Cancelled / Underlying Asset Sold Pre-Offering (6)

#IOMMI	9/27/2021	(Post-Qualification Amendment No. 27 to Offering Statement 1)	2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar	Open	9/27/2021	$10.00	5,200 / 6,500	$52,000 / $65,000	$13,250
#MEGALODON	10/12/2021	(Post-Qualification Amendment No. 28 to Offering Statement 1)	Carcharocles Megaladon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction	Open	10/12/2021	$20.00	24,000 / 30,000	$480,000 / $600,000	$138,900
#03SERENA	11/15/2021	(Post-Qualification Amendment No. 35 to Offering Statement 1)	2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8	Open	11/15/2021	$10.00	6,800 / 8,500	$68,000 / $85,000	$7,913
#BLASTOISE	12/6/2021	(Post-Qualification Amendment No. 39 to Offering Statement 1)	Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+	Open	12/6/2021	$5.00	40,000 / 50,000	$200,000 / $250,000	$28,713
#BAYC4612	12/13/2021	(Post-Qualification Amendment No. 40 to Offering Statement 1)	Number 4612 Bored Ape Yacht Club NFT with Laser Eyes	Open	12/13/2021	$7.00	80,000 / 100,000	$560,000 / $700,000	$27,150
#84JORDAN2	12/13/2021	(Post-Qualification Amendment No. 40 to Offering Statement 1)	1984 Nike Air Ship Michael Jordan Game-Worn Sneakers	Open	12/13/2021	$9.00	80,000 / 100,000	$720,000 / $900,000	$53,650
#86BONDS	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1986 Topps Traded TIffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10	Open	1/3/2022	$4.00	1,600 / 2,000	$6,400 / $8,000	$320

#MOBYDICK	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1851 First Edition copy of Moby Dick by Herman Melville	Open	1/3/2022	$7.00	8,000 / 10,000	$56,000 / $70,000	$8,175
#IPADPROTO	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	2009 Apple Prototype 1st Generation iPad	Open	1/3/2022	$6.50	1,600 / 2,000	$10,400 / $13,000	$1,570
#MARIO64	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1996 Nintendo 64 Super Mario 64 Video Game graded Wata 9.6 A++	Open	1/3/2022	$10.00	10,000 / 12,500	$100,000 / $125,000	$20,123
#96KOBE2	1/3/2022	(Post-Qualification Amendment No. 41 to Offering Statement 1)	1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10	Open	1/3/2022	$10.00	18,000 / 22,500	$180,000 / $225,000	-$5,709
#FORTNITE	1/10/2022	(Post-Qualification Amendment No. 42 to Offering Statement 1)	2017 PlayStation 4 Fortnite Video Game graded Wata 9.8 A+	Open	1/10/2022	$8.00	1,600 / 2,000	$12,800 / $16,000	$1,540
#IROBOT	1/10/2022	(Post-Qualification Amendment No. 42 to Offering Statement 1)	1950 First Edition copy of I, Robot by Isaac Asimov	Open	1/10/2022	$8.00	800 / 1,000	$6,400 / $8,000	$1,820
#ALDRIN11	1/10/2022	(Post-Qualification Amendment No. 42 to Offering Statement 1)	1969 Buzz Aldrin Apollo 11 Flown Signed Flight Plan Page	Open	1/10/2022	$5.00	23,200 / 29,000	$116,000 / $145,000	$11,186

#05RODGERS	1/10/2022	(Post-Qualification Amendment No. 42 to Offering Statement 1)	2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5	Open	1/10/2022	$8.00	5,600 / 7,000	$44,800 / $56,000	$4,340
#18OSAKA	1/17/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	2018 Sports Illustrated For Kids Naomi Osaka Rookie Card graded PSA 9	Upcoming		$5.00	2,080 / 2,600	$10,400 / $13,000	$1,770
#LEICAGOLD	1/17/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	1996 Leica M6 Gold ’King of Thailand' Camera in Condition ‘A’	Upcoming		$8.00	3,200 / 4,000	$25,600 / $32,000	$2,858
#MAYC5750	1/17/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	Number 5750 Mutant Ape Yacht Club NFT with M1 Hawaiian Shirt	Upcoming		$7.00	8,000 / 10,000	$56,000 / $70,000	$11,649
#BAYC8827	1/17/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	Number 8827 Bored Ape Yacht Club NFT with Trippy Fur	Upcoming		$10.00	65,600 / 82,000	$656,000 / $820,000	$35,050
#GWLETTER	1/17/2022	(Post-Qualification Amendment No. 43 to Offering Statement 1)	1780 George Washington Handwritten Letter to his Director of Intelligence	Upcoming		$20.00	6,000 / 7,500	$120,000 / $150,000	$11,775
#NEWWORLD		(Post-Qualification Amendment No. 44 to Offering Statement 1)	1932 First Edition copy of Brave New World by Aldous Huxley	Upcoming		$7.00	1,600 / 2,000	$11,200 / $14,000	$2,135

#SHOWCASE4		(Post-Qualification Amendment No. 44 to Offering Statement 1)	1956 Showcase #4 Comic Book published by D.C. Comics graded CGC 7.5	Upcoming			$7.00	8,800 / 11,000	$61,600 / $77,000	$7,714
#MARIOKART		(Post-Qualification Amendment No. 44 to Offering Statement 1)	1996 Nintendo 64 Mario Kart 64 Video Game graded Wata 9.4 A+	Upcoming			$15.00	4,000 / 5,000	$60,000 / $75,000	$7,065
#JAWA		(Post-Qualification Amendment No. 44 to Offering Statement 1)	1978 Kenner Star Wars Vinyl Cape Jawa Action Figure graded AFA 80	Upcoming			$3.00	7,200 / 9,000	$21,600 / $27,000	$567
#GWTW			1936 First Edition Inscribed copy of Gone With the Wind by Margaret Mitchell	Upcoming			$5.00	4,000 / 5,000	$20,000 / $25,000	$2,400
#MACALLAN2			40 Year Old Macallan Sherry Oak 2016 Release Single Malt Scotch Whisky	Upcoming			$6.00	4,000 / 5,000	$24,000 / $30,000	$0
#DOOD6921			Number 6921 Doodle NFT	Upcoming			$4.00	8,800 / 11,000	$35,200 / $44,000	$3,460
#MJTICKET			1984 Michael Jordan Debut Ticket graded PSA 5	Upcoming			$8.00	16,000 / 20,000	$128,000 / $160,000	$16,600
#92TIGER			1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6	Upcoming			$7.00	8,000 / 10,000	$56,000 / $70,000	$4,175
TOTAL	--	--	--	--	--	--	--	--	$35,862,250 (7)	--	--

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors.”

(3)Represents the actual values for closed Offerings, including Offering Size, number of Interests sold and sourcing fees at the Closing of the Offering.

(4)Negative values in this column reflect the amount by which the estimated aggregate value of the uses of proceeds from the Offering exceeds the amount of the Total Proceeds of the Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B for further details.

(5)Represents the most recent Trading Window for the Series as of the date of this filing. Blank cells indicate that no Trading Window for the Series has yet occurred as of the date of this filing.

(6)Represents an Offering that was cancelled with any potential Investors issued a full refund for their attempted subscription.

(7)Represents the proposed maximum public offering price aggregated across all Series for which an Offering is upcoming, open, or closed, as required for purposes of the Form 5110 submitted to FINRA in connection with this Post-Qualification Amendment.  Series whose Offerings have been cancelled are not reflected in this total.

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of Series for all Series that have been submitted to the Commission for qualification.  Additionally, with respect to all Series that have been qualified and are currently being offered by the Company, the Use of Proceeds and Description of Series sections of such Series are set forth in this Appendix B.  With respect to Series for which a Closing has occurred, the Use of Proceeds and Description of Series sections of such Series are incorporated herein by reference.  See the “Incorporation of Certain Information by Reference” section of this Offering Circular for further details.

In addition, the Asset Manager also serves as Asset Manager of two of the Company’s affiliates, RSE Collection, LLC (“RSE Collection”) and RSE Innovation, LLC (“RSE Innovation”), which operate under business models similar to the Company’s.  For more information about the Asset Manager’s role with respect to the Company, RSE Collection and RSE Innovation, see “Potential Conflicts of Interest – Our affiliates’ interests in other Rally Entities.”

Each of RSE Collection and RSE Innovation may at times offer interests in series for which the underlying assets are similar to Underlying Assets of Series of the Company.  At present, RSE Collection anticipates offering interests in a number of series whose underlying assets are similar to certain Underlying Assets of Series of the Company.  For more information about the offerings and underlying assets of RSE Collection and the series thereof, refer to RSE Collection’s EDGAR database at https://www.sec.gov/edgar/browse/?CIK=1688804.

USE OF PROCEEDS – SERIES #IOMMI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #IOMMI Asset Cost (1)	$37,000	56.92%
	Interests issued to Asset Seller as part of total consideration (1)	$13,000	20.00%
	Cash on Series Balance Sheet	$300	0.46%
	Brokerage Fee	$650	1.00%
	Offering Expenses (2)	$500	0.77%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.15%
	Marketing Materials	$200	0.31%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,250	20.38%
	Total Fees and Expenses	$14,700	22.62%
	Total Proceeds	$65,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$13,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2019 GIBSON TONY IOMMI “MONKEY SG” GUITAR

Investment Overview

•Upon completion of the Series #IOMMI Offering, Series #IOMMI will purchase a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar as the Underlying Asset for Series #IOMMI (The “Series 2019 Gibson Tony Iommi “Monkey SG” Guitar” or the “Underlying Asset” with respect to Series #IOMMI, as applicable), the specifications of which are set forth below.

•Tony Iommi is known as the lead guitarist of the band Black Sabbath, which is cited as a pioneer in the genre of heavy metal music. His riffs on songs like “Paranoid” and “Iron Man” are some of the most influential and reconizable in rock history.

•Gibson is a guitar brand known for its popular electric guitar models such as the Les Paul and the many famous musicians who have used their instruments throughout the years.

•The Underlying Asset is a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar.

Asset Description

Overview & Authentication

•Tony Iommi was born on February 19, 1948 in Birmingham, England.

•Birmingham was an industrial city, and Iommi describes the “rough” city as a place where you felt like an outcast if you didn’t join a gang. “When we got involved with music that sort of got us out of that idea of being in a gang.”

•Iommi originally wanted to play drums but couldn’t afford it so instead played guitar. “It was all learning by ear, I never ever read music… I’m glad in a lot of ways because it comes out from inside as opposed to what’s written there so you play what you feel at that time.”

•Iommi described the story of how he lost his finger tips: “I worked in a factory like most people from where I lived… I had this job, which was a good job if you like jobs… I’d be on a line and they’d pass stuff down to me and it would go on to somewhere else and the one day the person that would be sending me the thing to weld never showed up so they put me on this giant, huge press…a guillotine type press that would come down… and bend the metal and so I’m there with this machine… I must have pushed my hand in and… bang it came down and it just took the ends off.”

•The day the accident happened Iommi was planning on leaving that job to join a band to play in Europe on his first big break. He was home for lunch and told his mother he wouldn’t be returning back, but she insisted, and that is when the accident occurred.

•Iommi went to the hospital and was told he may as well “forget playing” and he was devastated, though would not accept that he couldn’t find a way to continue playing guitar. By cutting up an old leather jacket to use as his own de facto prosthetic fingertips, Iommi was able to play again, though it was painful and it took a long time for him to grow accustomed to it.

•Iommi still had limitations, he couldn’t feel the strings through the thimbles and was had to press down extremely hard as he played, he couldn’t play single note guitar solos and instead adopted a “chord-heavy style (with easy-to-fret power chords especially present).” Lastly, he had trouble bending the strings, so had to use “lighter gauge guitar strings.”

•According to Rolling Stone, Iommi was inspired by a recording of a guitarist named Django Reinhardt who had also lost his fingers. Iommi’s makeshift solutions and unorthodox approach “led to an “aggressive, raw and fat” sound that became Black Sabbath’s signature style.”

•Rolling Stone called Iommi’s accident the birth and foundation of the metal genre.

•At the end of 1969, Black Sabbath (consisting of Iommi, Bill Ward, Ozzy Osbourne, and Geezer Butler) recorded their first album — “essentially their live set” — taking two days at Regent Sound Studio in London.

•Black Sabbath released their first single in January 1970, a cover of “Evil Woman (Don’t Play Your Games With Me). It “flopped unequivocally.”

•The next month, Black Sabbath’s self-titled debut album reached the top ten and remained on the charts for over a year in U.K., released later in 1970 in the U.S.

•Black Sabbath released their second album, “Paranoid,” in September 1970 in the U.K. and February 1971 in the U.S., followed by the band arriving to the San Francisco during the height of the Vietnam War protests.

Their bombastic, subversive sound found popular success as a fitting expression of the era’s turmoil, though Osbourne later explained that it was by pure happenstance: “We had no idea about Vietnam!”

•In 2006, Black Sabbath was inducted into the Rock and Roll Hall of Fame. Deborah Frost wrote their “Hall of Fame Essay,” beginning by saying that “Black Sabbath never intended to appeal to, never mind be understood by, rock critics.”

•Frost wrote that Sabbath’s legacy is “more alive, direct and undistilled in both the most important (Nirvana, Pearl Jam, Alice in Chains, Soundgarden, Pixies, Audioslave, Korn) and most mundane (any given night, any legit rock dive anywhere in the world) of succeeding generations than that of all of the above combined.”

•Frost credits the existence of grunge, goth, and metal “in all its myriad modern permutations” to Sabbath’s influence.

•According to Frost, at the time of her writing in 2006, “thirty-odd musicians have toured or recorded with Black Sabbath, with Iommi at times being the only member of the original core upon which both Black Sabbath’s live set and reputation will always depend.”

•In an essay for the Rock and Roll Hall of Fame titled “The Big Bang: Heavy Metal’s Early Days,” Parke Puterbaugh wrote: “Going on four decades now, heavy metal music is still blowing minds and eardrums. Musical archeologists generally concur that its emergence can be dated to the release of Black Sabbath’s first album in 1970.”

•On May 11, 1896 Orville Gibson filed for a patent for mandolin, with a carved top and back and sides constructed from one solid piece of wood.

•The Gibson Mandolin-Guitar Mfg. Co., Ltd was founded in 1902.

•BB King, Elvis Presley, Jimmy Page, and Slash are among the many influential guitarists to favor Gibson guitars throughout the years.

•The left-handed Iommi originally bought a right-handed Gibson “SG” and played it upside down because left-handed guitars were hard to come by at the time. He eventually traded guitars with a right-handed player that had been playing upside down on a left-handed guitar. He modified the guitar to match his playing style. He put a monkey sticker on the guitar and the guitar became known as the “Monkey SG.” Iommi used the “Monkey SG” on every Sabbath album and tour of the 1970’s.

•In 2020 Gibson released a limited-edition Tony Iommi 1964 “Monkey SG” Replica. Gibson produced 50 guitars, 25 right-handed and 25 left-handed.

•Each of the Iommi Replicas included a replica of Iommi’s silver cross necklace with a coffin case, a replica of Iommi’s leather touring guitar strap, and a 1960’s replica case.

•The Underlying Asset is accompanied by a Certificate of Authenticity from Gibson Brands, Inc.

Notable Features

•The Underlying Asset is a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar.

•The Underlying Asset was used as the prototype guitar sent to Adam Jones for his approval on the aging and construction of the guitar before the limited edition series went into production.

•The Underlying Asset is a left-handed guitar.

Notable Defects

•The Underlying Asset shows signs of wear consistent with a prototype guitar.

Details

Series 2019 Gibson Tony Iommi “Monkey SG” Guitar
Memorabilia Type	Production Prototype Guitar
Model	Tony Iommi “Monkey SG”
Manufacturer	Gibson
Musician	Tony Iommi
Total Production	1 of 1 (Prototype)
Authentication	Gibson Brands, Inc.

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2019 Gibson Tony Iommi “Monkey SG” Guitar going forward.

USE OF PROCEEDS – SERIES #MEGALODON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MEGALODON Asset Cost (1)	$450,000	75.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.05%
	Brokerage Fee	$6,000	1.00%
	Offering Expenses (2)	$4,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.02%
	Marketing Materials	$200	0.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$138,900	23.15%
	Total Fees and Expenses	$149,700	24.95%
	Total Proceeds	$600,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/16/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$450,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MEGALODON JAW

Investment Overview

•Upon completion of the Series #MEGALODON Offering, Series #MEGALODON will purchase a Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction as the Underlying Asset for Series #MEGALODON (The “Series Megalodon Jaw” or the “Underlying Asset” with respect to Series #MEGALODON, as applicable), the specifications of which are set forth below.

•The Carcharocles megalodon was a species of shark that lived from roughly 23 million years ago to 3.6 million years ago before going extinct.

•The Carcharocles megalodon is the largest shark to have ever lived and is known for its massive and powerful jaw.

•The Underlying Asset consists of one Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction.

Asset Description

Overview & Authentication

•The Megalodon shark is referred to either as “Carcharocles” megalodon or “Otodus” megalodon.

•Carcharocles megalodon translates to “big toothed glorious shark.”

•The Carcharocles megalodon is commoonly known as the megalodon.

•The megalodon is the largest shark to ever live in the ocean.

•The megalodon had “streamlined yet powerful bodies build to efficiently cut through the water. Their tailfin undilated side to side and they breathed through gill slits on either side of their head.”

•The megalodon had a skeleton made mostly of cartilage.

•The megalodon, like other species of shark, had multiple rows of teeth within its jaw, which it constantly shed and replaced. Megalodon teeth are still found around the world today.

•The megalodon could measure up to 60 feet in length and weigh up to 50 tons, with the females generall being larger than the males.

•The megalodon is a member of the Lamniforme Order of sharks, which includes the great white, mako, and thresher sharks.

•The megalodon lived all across the world’s oceans, with the exception of the north and south poles. “While juveniles kept to the shores, adults preferred coastal areas but could move into the open ocean. The most northern fossils are found off the coast of Denmark and the most southern in New Zealand.”

•The megalodon at a diverse diet that included whales, seals, sea cows, and sea turtles.

•Many whale fossils “have distinct gashes from megalodon teeth,” and scientists have found entire megalodon teeth embedded in whale bone.

•“Scientists calculate that a bite from a megalodon jaw could generate force of up to 40,000 pounds, which would make it the strongest bite in the entire animal kingdom.”

•Due to the megalodon’s large size, it “required ample prey to fuel its body.” But as large ocean mammals began to undergo “significant changes” in response to the climate, megalodon’s went extinct.

•The megalodon was previousley believed to have gone extinct 2.6 million years ago, but more recent research suggests that the massive shark likely went extinct 3.6 million years ago at the end of the early Pliocene epoch.

•As it is theorized that the upper teeth of the megalodon were used to “hack off” chunks of flesh from prey, they sustained the most damage, which resulted in the megalodon losing its upper teeth more often than its lower (at an approximate ratio of 8:1).

Notable Features

•The Underlying Asset is a Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction.

•The Underlying Asset was uncovered from the Morgan River in Georgia

•The Underlying Asset is comprised of 184 fossil shark teeth mounted in a resin reconstruction representing the cartilaginous jaw of the Carcharocles megalodon.

•The Underlying Asset contains teeth carefully chosen from a number of different source organisms in order to illustrate the correct positions and sizes that would have been seen during the life of the Carcharocles megalodon.

•The Underlying Asset measures 8 by 9.5 feet.

•The Underlying Asset includes four teeth measuring 6.25 inches in length each.

•The Underlying Asset was constructed via the collection of all 184 teeth over a period of years.

•The Underlying Asset was fashioned by a preparator who has been featured on National Geographic Channel’s “Predators.”

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and the professional preparation of the reconstructed jaw.

Details

Series Megalodon Jaw
Memorabilia Type	Megalodon Jaw
Order	Lamniformes
Family	Otodontidae
Genus	Carcharocles
Species	Megalodon
Excavation Site	Morgan River, Georgia
Condition	Full Set of Fossilized Teeth
Presentation	Mounted in a Resin Reconstruction
Dimensions	8 feet X 9.5 feet
Number of teeth	184

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Megalodon Jaw going forward.

USE OF PROCEEDS – SERIES #03SERENA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03SERENA Asset Cost (1)	$75,000	88.24%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.35%
	Brokerage Fee	$850	1.00%
	Offering Expenses (2)	$638	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.12%
	Marketing Materials	$200	0.24%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,913	9.31%
	Total Fees and Expenses	$9,700	11.41%
	Total Proceeds	$85,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/28/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$75,000
Installment 1 Amount	$0
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003 SERENA WILLIAMS AUTOGRAPHED PATCH ROOKIE CARD

Investment Overview

•Upon completion of the Series #03SERENA Offering, Series #03SERENA will purchase a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8 for Series #03SERENA (The “Series 2003 Serena Williams Autographed Patch Rookie Card” or the “Underlying Asset” with respect to Series #03SERENA, as applicable), the specifications of which are set forth below.

•Serena Williams is a professional tennis player who has won 23 Grand Slam singles titles, the most of any man or woman during the open era.

•NetPro Sports Cards was founded in 1991, becoming the first company to produce officially licensed tennis trading cards. In 2003, NetPro released a tennis set consisting of the first officially licensed cards of players such as Serena Williams, Venus Williams, Roger Federer, and Rafael Nadal.

•The Underlying Asset is a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8.

Asset Description

Overview & Authentication

•Serena Williams was born on September 26, 1981, in Saginaw, Michigan.

•Williams and her sister Venus learned tennis from their father, Richard, on public courts in Compton, California. Their childhood is set to be portrayed in “King Richard,” a film starring Will Smith as the Williams’ father.

•By age 10 in 1991, Williams was ranked first overall in the 10 and under division with a record of 46-3.

•Williams made her professional debut on October 28, 1995, at the age of 14, losing to Annie Miller in a qualifying match in Quebec City.

•In January 1998, Williams played in her first Grand Slam, losing to her sister, Venus, in the second round of the Australian Open.

•On September 12, 1999, Williams won the U.S. Open — her first Grand Slam title.

•On July 8, 2002, Williams was ranked No. 1 in the WTA for the first time in her career.

•In August 2012, Williams won the “Golden Slam,” taking home the gold medal in the London Olympics, adding to her “career slam” of having won each of the four grand slam tournaments,

•On February 18, 2013, Williams became the oldest female player to be ranked No. 1 since computer rankings began in 1975 at age 31.

•In January 2017, Williams won her 23rd grand slam — the most of any male or female player in the history of the open era. It was later announced that Williams had broken the record while eight weeks pregnant.

•In March 2020, Williams was named one of Time Magazine’s 100 Women of the Year.

•In October 2021, a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded PSA 5 set the record for the most expensive female sports card, selling for $44,280.

•The Underlying Asset has been issued a grade of BGS NM-MT 8 by Beckett Grading Services (BGS) with Certification No. 0013003377.

Notable Features

•The Underlying Asset is a 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 9, Corners: 8, Edges: 9.5, Surface: 8.

•The Underlying Asset is 1 of 2 2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card examples graded BGS 8 with 1 graded higher.

•The Underlying Asset comes from a print-run of 100.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2003 Serena Williams Autographed Patch Rookie Card
Sport	Tennis
Professional League	WTA
Player	Serena Williams
Year / Season	2003
Memorabilia Type	Trading Card
Manufacturer	NetPro
Print-run	/100
Rarity	1 of 2 (BGS 8)
Number in Set	#2A
Authentication	Beckett Grading Services (BGS)
Grade	8
Grade (Centering)	9
Grade (Corners)	8
Grade (Edges)	9.5
Grade (Surface)	8
Grade (Autograph)	10
Certification No.	0013003377

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003 Serena Williams Autographed Patch Rookie Card going forward.

USE OF PROCEEDS – SERIES #BLASTOISE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BLASTOISE Asset Cost (1)	$216,000	86.40%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.12%
	Brokerage Fee	$2,500	1.00%
	Offering Expenses (2)	$1,875	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$412	0.16%
	Marketing Materials	$200	0.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$28,713	11.49%
	Total Fees and Expenses	$33,700	13.48%
	Total Proceeds	$250,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/24/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$216,000
Installment 1 Amount	$0
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$612

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES POKéMON BLASTOISE “GOLD BORDER” TEST CARD

Investment Overview

•Upon completion of the Series #BLASTOISE Offering, Series #BLASTOISE will purchase a Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+ for Series #BLASTOISE (The “Series Pokémon Blastoise “Gold Border Test Card” or the “Underlying Asset” with respect to Series #BLASTOISE, as applicable), the specifications of which are set forth below.

•Pokémon is a Japanese media brand that is managed by Nintendo and Game Freak and centers around creatures (Pokémon), which, in collaboration with their human trainers, learn to battle one another.

•Pokémon, which launched in 1996, has become one of the most valuable media franchises in the world with an estimated $95 billion in lifetime revenue split between video games, trading cards, TV Shows, movies, comic books, and licensed merchandise.

•The Underlying Asset is a Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+.

Asset Description

Overview & Authentication

•On February 27, 1996, Nintendo released the Game Freak developed game “Pocket Monsters: Red and Green” for the Game Boy. It was then released over the next two years internationally as Pokémon Red and Pokémon Blue. These were the first Pokémon video games released in the US.

•In 1999, Wizards of the Coast published the 1st Edition English set.

•Nintendo owns one-third of The Pokémon Company.

•As of 2016, nearly 15 billion Pokémon cards had been produced.

•Pokémon GO, an augmented reality game that allows players to hunt for Pokémon in their physical environments, was released in 2016 to massive success.

•Wizards of the Coast (WOTC) was originally a small adventure games company founded in 1990 by Peter Adkison, a Boeing systems analyst. By 1993, a small team working out of Adkison’s basement released a trading card game called Magic: The Gathering which would become incredibly successful.

•In 1998, Wizards of the Coast produced a number of test English language Pokemon cards before any full production print runs were exercised. Graded and authenticated by the Comics Grading Authority in late 2020, three Blastoise “Gold Border” Foil Cards with a Magic: The Gathering logo on their backs were submitted for analysis. They were shown to be authentic early WotC test prints. These cards are known to be some of the rarest and certainly earliest Pokemon cards ever printed.

•WOTC first started printing Magic: The Gathering in 1993 with a staff of only eight people.

•Magic: The Gathering is a trading card game set in a mythical realm called Dominia, featuring wizards seeking to control over the land. Each player uses their own unique customized 40 card deck.

•The Underlying Asset has been issued a grade of Ex/NM+ 6.5 by Certified Guaranty Company (CGC) with Certification No. 3719259001

Notable Features

•The Underlying Asset is a Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+.

•The Underlying Asset’s CGC Condition Report consists of the following grades: Centering: 9.5, Corners: 6.5, Edges: 6.5, Surface: 7.5.

•The Underlying Asset was 1 of 4 “Rare Pokémon Test Print Blastoise Cards” certified by CGC on December 7, 2020.

•The Underlying Asset was 1 of 3 “Rare Pokémon Test Print Blastoise Cards” featuring a “Magic: The Gathering” card-back certified by CGC on December 7, 2020.

•The Underlying Asset is 1 of 5 “Rare Pokémon Test Print Blastoise Cards” featuring a “Magic: The Gathering” card-back certified by CGC.

•The Underlying Asset was created in mid-1998 as an early attempt by Wizards of the Coast to manufacture English Pokémon Cards.

•The Underlying Asset features a rendering of Blastoise on its front that was used on a Japanese promotion as well as on the cover of the Pokémon Blue Video Game.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series Pokémon Blastoise “Gold Border” Test Card
TCG	Pokémon Trading Card Game
Set	Wizards of the Coast Test Print
Variety	Blastoise “Gold Border” Foil
Number in Set	#009/165R
Year	1998
Memorabilia Type	Trading Card
Manufacturer	Wizards of the Coast
Rarity	1 of 5 (Magic the Gathering Card-Back)
Authentication	Certified Guaranty Company (CGC)
Grade	6.5
Grade (Centering)	9.5
Grade (Corners)	6.5
Grade (Edges)	6.5
Grade (Surface)	7.5
Certification No.	3719259001

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Pokémon Blastoise “Gold Border” Test Card going forward.

USE OF PROCEEDS – SERIES #BAYC4612

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BAYC4612 Asset Cost (1)	$450,000	64.29%
	Interests issued to Asset Seller as part of total consideration (1)	$210,000	30.00%
	Cash on Series Balance Sheet	$300	0.04%
	Brokerage Fee	$7,000	1.00%
	Offering Expenses (2)	$5,250	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.01%
	Marketing Materials	$200	0.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$27,150	3.88%
	Total Fees and Expenses	$39,700	5.67%
	Total Proceeds	$700,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	11/19/2021
Expiration Date of Agreement	N/A
Option Exercise Amount	$450,000
Interests issued to Asset Seller as part of total consideration	$210,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES BORED APE YACHT CLUB 4612 NFT

Investment Overview

•Upon completion of the Series #BAYC4612 Offering, Series #BAYC4612 will purchase a Number 4612 Bored Ape Yacht Club NFT with Laser Eyes for Series #BAYC4612 (The “Series Bored Ape Yacht Club 4612 NFT” or the “Underlying Asset” with respect to Series #BAYC4612, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 4612 Bored Ape Yacht Club NFT with Laser Eyes.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•The Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•On September 9th, 2021, two lots of BAYC NFTs sold at Sotheby’s. The first lot contained 101 Apes and sold for $24,393,000. The second lot contained 101 Bored Ape Kennel Club NFTs and sold for $1,835,000.

•According to Yahoo: “Alongside CryptoPunks, BAYC has established itself as a premium “blue-chip” NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.”

•On August 20th, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an “Arizona Aped” NFT comic.

•On October 12, 2021, Variety announced that Yuga Labs had signed a representation deal with the founder of management firm Maverick, which counts Madonna and U2 among its clients.

•On November 3rd, NBA player Tyrese Haliburton wore sneakers featuring his BAYC #8409 on his game sneakers.

•On November 11th, Jimmy Fallon announced during an interview with artist Beeple that he had purchased a Bored Ape.

•On November 21st, NFL player Andrew Sendejo wore custom cleats during an NFL game featuring his BAYC #4247.

•As of November 23rd, 2021, Bored Ape Yacht is the 3rd ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to an article published by One37PM, celebrities who own Bored Apes include: Steph Curry, Marshmello, FaZe Banks, Logan Paul, and The Chainsmokers.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Bored Ape #4612.

•The Underlying Asset has the following six properties: Laser Eyes (Eyes), Horns (Hat), Black T (Clothes), Dumbfounded (Mouth), Golden Brown (Fur), and Yellow (Background).

•The Underlying Asset was minted on May 1, 2021 by Pranksy.

•The Underlying Asset was sold on May 30, 2021, for 1.75 ETH ($4,177.09)  to ETH wallet papabones. On June 11, 2021, the Underlying Asset was sold for 6.66 ETH ($15,684.90) to ETH wallet Hype-eth.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Bored Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Bored Ape Yacht Club 4612 NFT
Creator	Yuga Labs
NFT	Bored Ape Yacht Club
Number	4612
Property	Laser Eyes (Eyes)
Property Rarity	0.69% Have This Trait
Property	Horns (Hat)
Property Rarity	3% Have This Trait
Property	Black T (Clothes)
Property Rarity	3% Have This Trait
Property	Dumbfounded (Mouth)
Property Rarity	5% Have This Trait
Property	Golden Brown (Fur)
Property Rarity	8% Have This Trait
Property	Yellow (Background)
Property Rarity	13% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Bored Ape Yacht Club 4612 NFT going forward.

USE OF PROCEEDS – SERIES #84JORDAN2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #84JORDAN2 Asset Cost (1)	$375,000	41.67%
	Interests issued to Asset Seller as part of total consideration (1)	$450,000	50.00%
	Cash on Series Balance Sheet	$300	0.03%
	Brokerage Fee	$9,000	1.00%
	Offering Expenses (2)	$6,750	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$5,000	0.56%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.01%
	Marketing Materials	$200	0.02%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$53,650	5.96%
	Total Fees and Expenses	$74,700	8.30%
	Total Proceeds	$900,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/29/2021
Expiration Date of Agreement	N/A
Cash Portion of Purchase Price	$375,000
Interests issued to Asset Seller as part of total consideration	$450,000
Asset Seller Specifics	None
Acquisition Expenses	$5,300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1984 NIKE AIR SHIP MICHAEL JORDAN SNEAKERS

Investment Overview

•Upon completion of the Series #84JORDAN2 Offering, Series #84JORDAN2 will purchase a pair of 1984 Nike Air Ship Michael Jordan Game-Worn Sneakers for Series #84JORDAN2 (The “Series 1984 Nike Air Ship Michael Jordan Sneakers” or the “Underlying Asset” with respect to Series #84JORDAN2, as applicable), the specifications of which are set forth below.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships. Jordan then retired from basketball to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards from 2001 to 2003, until the end of his NBA career.

•The Nike Air Ship sneakers were the first sneakers Michael Jordan wore when he debuted in the NBA before Jordan started wearing the Air Jordan 1’s, which became famous for launching the Jordan brand that continues to operate today, posting $44.5 billion in sales during the 2021 fiscal year (ending in May 2021).

•The Underlying Asset is a pair of 1984 Nike Air Ship Michael Jordan Game-Worn Sneakers.

Asset Description

Overview & Authentication

•Michael Jordan was born on February 17, 1963, in Brooklyn, New York.

•Jordan was drafted third overall in the first round of the 1984 NBA Draft by the Chicago Bulls and made his NBA Debut on October 26, 1984.

•In 1984, Michael Jordan partnered with Nike to launch the Jordan Brand. Jordan wore the first iteration of Nike shoes made under his eponymous brand during his rookie season, the ‘Air Jordan I.’

•Jordan spent 21 months away from the NBA from 1993-95 pursuing professional baseball.

•On March 19, 1995, Jordan released a written statement announcing his return to the NBA, saying simply “I’m back.”

•The 1995-96 marked his first full season back in the NBA, and Jordan played 82 games, scoring 30.4 points per game and recording 4.3 assists and 6.6 rebounds per game.

•During the 1995-96 playoffs, Jordan averaged 30.7 points, 4.1 assists, and 4.9 rebounds.

•Jordan and the Chicago Bulls won the 1995-96 NBA Championship against the Seattle Supersonics in 6 games, the first of the Bulls second “three-peat” of the 1990s.

•Over the course of his fifteen-year career, Jordan was named to 14 All Star Teams, 11 All-NBA Teams, and 9 All-Defensive Teams.

•Jordan was a 10-time Scoring Champion, 5-time MVP, and the winner of 6 NBA Finals, for all of which he was awarded the NBA Finals MVP. He is a member of the NBA Hall of Fame.

•In 1982, Nike released the Air Force 1’s. The basketball sneakers featured “a revolutionary technological innovation: a pocket of air in the heel for cushioning and support.” According to the New York Times, the shoe was priced at $89.95 and “was an immediate hit among players, from the N.B.A. to the playground, with professionals like Moses Malone and Michael Cooper endorsing them and wearing them during games.”

•Jordan was reportedly hesitant to sign with Nike because he disliked their shoes and preferred to play in Converse. As a result of the extended negotiations, Nike was unable to perfect the Air Jordan 1s in time for game-use. Instead, Jordan began his career wearing the Nike Air Ships, Nike’s current “flagship model.”

•The Air Ship was designed by Bruce Kilgore, the same designer responsible for the Air Force 1’s. The similarities between the two shoes are pointed out by Grailed: “In somewhat reductive terms, the Air Ship was kind of an Air Force 1 minus the iconic strap. There was the high-top design, the leather upper, the Swoosh, the thick rubber sole with “Nike” in raised lettering (which is “Air” on Air Force 1s), and, put simply, the same overall styling.”

•Before the Air Jordan I’s, Jordan was partial to Converse sneakers.

•The Air Jordan I was Nike’s effort to manufacture a shoe suited to Jordan’s preferences. According to CR Fashionbook: “To please the star, Peter Moore, creative director of Nike at the time, listened to Jordan's complaints: Nike's soles were too thick to play in, there wasn't any support, and he didn't want to look like he was wearing clown shoes. Moore accepted the challenge and got to work.”

•Michael Jordan wore the Air Jordan 1’s in a game for the first time on November 17th, 1984. This was the 11th game of his career.

•In 2020, “The Last Dance,” a miniseries co-produced by ESPN Films and Netflix, was released. The documentary series revolved around the career of Michael Jordan, with an emphasis on his legendary competitiveness and one-of-a-kind firebrand leadership style.

•In October 2021, a game-worn pair of autographed Nike Air Ships from the 5th game of Jordan’s NBA career were auctioned at Sotheby’s, selling for $1,472,000. This set the all-time auction record for any game-worn shoes, becoming the first to ever sell for over $1 million.

•The NBA banned Jordan from wearing the Air Ships in black and red colorway. Later this was used as a marketing ploy for the Air Jordan 1’s, which were mistakenly identified as the shoes banned by the NBA.

•The Underlying Asset is accompanied by a letter of authenticity from MEARS.

Notable Features

•The Underlying Asset is a pair of 1984 Nike Air Ship Michael Jordan Game-Worn Sneakers.

Notable Defects

•The Underlying Asset remains in condition as described by MEARS.

Details

Series 1984 Nike Air Ship Michael Jordan Sneakers
Memorabilia Type	Game-Worn Sneakers
Player	Michael Jordan
Model	Air Ship
Manufacturer	Nike
Year	1984
Authentication	MEARS

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1984 Nike Air Ship Michael Jordan Sneakers going forward.

USE OF PROCEEDS – SERIES #86BONDS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #86BONDS Asset Cost (1)	$6,500	81.25%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.75%
	Brokerage Fee	$80	1.00%
	Offering Expenses (2)	$500	6.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.25%
	Marketing Materials	$200	2.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$320	4.00%
	Total Fees and Expenses	$1,200	15.00%
	Total Proceeds	$8,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/1/2021
Expiration Date of Agreement	N/A
Purchase Price	$6,500.00
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1986 TOPPS BARRY BONDS ROOKIE CARD

Investment Overview

•Upon completion of the Series #86BONDS Offering, Series #86BONDS will purchase a 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10 for Series #86BONDS (The “Series 1986 Topps Barry Bonds Rookie Card” or the “Underlying Asset” with respect to Series #86BONDS, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Barry Bonds was a professional baseball player who played in the MLB from 1986-2007. Over that time Bonds won 7 MVP awards, 12 Silver Slugger awards, 8 Gold Glove awards, and two Batting Titles.

•The Underlying Asset is a 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Barry Bonds was born on July 24, 1964, in Riverside, California.

•Bonds was drafted out of high school by the San Francisco Giants in the 2nd round of the 1982 MLB June Amateur Draft. After negotiations between Bobby Bonds (Barry’s father, a former MLB player) and the Giants soured, the Giants rescinded their offer and Bonds went to Arizona State.

•After his junior year of college, Bonds declared for the MLB Draft again. The Pirates picked Bonds sixth overall in the 1st round of the 1985 MLB June Amateur Draft.

•Bonds made his MLB debut on May 30, 1986.

•During Bonds’ career, he set multiple significant records. Bleacher Report commented: “What is notable is not the fact that he set them, but that he broke the old marks by such a wide margin.” These records include the most MVPs in MLB history (7), most homeruns in MLB history (762), most homeruns in a season (73 in 2001), intentional walks in a season (120 in 2004), and many more.

•Bonds played his final MLB game on September 26, 2007.

•Bonds has been accused of using performance enhancing drugs (PEDs) and Bonds admits to unwittingly using steroids. Despite his record-breaking statistics, he has yet to be voted into the Hall of Fame.

•The 1986 Topps Traded Tiffany set consists of 132 cards. The set was an update issue, which Topps provided dealers who had purchased a set of the standard Tiffany cards. There was a total print-run of 5,000.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 90661333.

Notable Features

•The Underlying Asset is a 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10.

•The Underlying Asset is 1 of 443 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1986 Topps Barry Bonds Rookie Card
Sport	Baseball
Professional League	MLB
Player	Barry Bonds
Team	Pittsburgh Pirates
Year / Season	1986
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Rarity	1 of 443 (PSA 10)
Number in Set	#11T
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	90661333

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1986 Topps Barry Bonds Rookie Card going forward.

USE OF PROCEEDS – SERIES #MOBYDICK

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MOBYDICK Asset Cost (1)	$60,000	85.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.43%
	Brokerage Fee	$700	1.00%
	Offering Expenses (2)	$525	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,175	11.68%
	Total Fees and Expenses	$9,700	13.86%
	Total Proceeds	$70,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/15/2021
Expiration Date of Agreement	N/A
Purchase Price	$60,000.00
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1851 MOBY DICK

Investment Overview

•Upon completion of the Series #MOBYDICK Offering, Series #MOBYDICK will purchase an 1851 First Edition copy of Moby Dick by Herman Melville for Series #MOBYDICK (The “Series 1851 Moby Dick” or the “Underlying Asset” with respect to Series #MOBYDICK, as applicable), the specifications of which are set forth below.

•Herman Melville was an American writer best known for his novel Moby Dick.

•Moby Dick is a book published by Melville in October 1851 that tells the story of a whaling captain named Ahab and his obsession with a whale named Moby Dick.

•The Underlying Asset is an 1851 First Edition copy of Moby Dick by Herman Melville.

Asset Description

Overview & Authentication

•Herman Melville was born on August 1, 1819, in New York City.

•In June 1839, Melville worked as a cabin boy on a ship sailing from New York City to Liverpool.

•In January 1841, Melville sailed aboard a whaling ship called the Acushnet. The boat anchored in the Marquesas Islands in June 1842, providing Melville with the source material for his first novel, Typee, which was published in 1846.

•Melville was imprisoned along with fellow mutineers in a Tahitian jail, escaping and writing his second book in 1847, Omoo.

•Both of Melville’s first two books were received with controversy, though after his third book was published in 1849 (Mardi), Melville became a contributor to a literary journal.

•Melville bought a farm in 1850 nearby the home of Nathanial Hawthorne (the author of the Scarlet Letter) and the two would become friends and Melville would later dedicate Moby Dick to Hawthorne.

•Melville died on September 28, 1891.

•Moby Dick is often interpreted as an analogy for humanity’s desire for meaning and the role obsession plays in life.

•Captain Ahab vows to find the white whale that bit off his leg and plunges deeper and deeper into an obsessive but futile journey. Eventually, Ahab’s obsession leads to his own death.

•After Moby Dick was published, Melville found little acclaim. According to the Guardian: When he died, in 1891, Melville was virtually forgotten.”

•Moby Dick is often cited as one of the greatest novels ever written, with the Guardian ranking it 17th on their list of “The 100 best novels” in 2014.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1851 First Edition copy of Moby Dick by Herman Melville.

•The Underlying Asset comes from a print-run of 2,951.

Notable Defects

•The Underlying Asset exhibits very trivial wear to its original cloth binding with moderate foxing throughout.

Details

Series 1851 Moby Dick
Title	Moby Dick
Author	Herman Melville
Publisher	Harper & Brothers
Publication Date	1851
Edition	First Edition
Condition	Near Fine
Rarity	1 of 2,951 (1st Edition)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1851 Moby Dick going forward.

USE OF PROCEEDS – SERIES #IPADPROTO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #IPADPROTO Asset Cost (1)	$10,200	78.46%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.31%
	Brokerage Fee	$130	1.00%
	Offering Expenses (2)	$500	3.85%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.77%
	Marketing Materials	$200	1.54%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,570	12.08%
	Total Fees and Expenses	$2,500	19.23%
	Total Proceeds	$13,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/3/2021
Expiration Date of Agreement	N/A
Purchase Price	$10,200.00
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2009 APPLE PROTOTYPE IPAD

Investment Overview

•Upon completion of the Series #IPADPROTO Offering, Series #IPADPROTO will purchase a 2009 Apple Prototype 1st Generation iPad for Series #IPADPROTO (The “Series 2009 Apple Prototype iPad” or the “Underlying Asset” with respect to Series #IPADPROTO, as applicable), the specifications of which are set forth below.

•Apple was founded by Steve Jobs and Steve Wozniak in Los Altos, California on April 1, 1976. A third cofounder, Ronald Wayne, joined them as well to provide business guidance, sketching the first Apple logo by hand, but ultimately leaving the company before its incorporation, accepting an $800 check for his shares in the company.

•The iPad is a tablet produced by Apple, first introduced in 2010. The iPad has more than two dozen releases in the time since, with more than 425 million units sold.

•The Underlying Asset is a 2009 Apple Prototype 1st Generation iPad.

Asset Description

Overview & Authentication

•Apple’s first product was the Apple-1, a motherboard with a processor and some memory intended for hobbyists invented by Wozniak, who hand-built every kit. Customers had to build their own case and add their own keyboard and monitor.

•The Apple-1 cost $250 to build and the original sale-price was $666.66.

•Apple produced 200 Apple-1 computers.

•The second batch of Apple-1 computers have a logo with letters “NTI” under the Apple-1 logo.

•Apple’s initial market was Palo Alto’s Homebrew Computer Club, a group of enthusiasts and personal computing hobbyists.

•In October 1977, the Apple-1 was discontinued, with Apple offering discounts and trade-ins, destroying those that were returned.

•The Apple-2, designed by Wozniak in 1977, was the first personal computer to achieve significant commercial success.

•The Apple-2 would go on to sell between five and six million units over more than a decade.

•In 1980, Apple released the Apple-3, a business focused computer meant to compete with IBM and Microsoft.

•In 1984, Apple released a TV commercial called “1984” directed by Ridley Scott that aired a single time during the third quarter of Super Bowl XVIII and never again. The commercial cost Apple $1.5 million and helped make the company a household name.

•In 1985, after a failed coup on the part of Jobs, Apple’s board of directors removed Jobs from his duties and Jobs quit Apple.

•Wozniak left the company in 1985, selling most of his shares and claiming he felt the company was going in the wrong direction.

•After a series of failures and lagging financial performance, Apple purchased NeXT Computer, the company Jobs had gone on to found, and brought the founder back in-house in February 1997.

•On July 4 weekend of 1997, Jobs staged a successful boardroom coup and was installed as interim CEO.

•In 1997, another famous Apple advertising campaign was launched, “Think Different,” which featured famous artists, scientists, and musicians.

•In October 2001, Apple released the iPod.

•In their official press release, Apple CEO Steve Jobs said: “With iPod, Apple has invented a whole new category of digital music player that lets you put your entire music collection in your pocket and listen to it wherever you go… With iPod, listening to music will never be the same again.”

•The original iPod sold for $399 and promised “to hold 1,000 songs in your pocket.”

•As of November 2020, Apple had sold more than 400 million iPods and over 35 billion songs.

•In the two decades since the first iPod was released, Apple introduced multiple new models and upgraded variations including the iPod Touch, Nano, Shuffle, and Mini.

•In 2007, Apple released the iPhone, calling it a “three-in-one piece of hardware that acts as a mobile phone, a widescreen iPod with touch controls and an internet communications device.”

•In 2010, Apple announced the iPad on January 27. Steve Jobs said: “iPad is our most advanced technology in a magical and revolutionary device at an unbelievable price… iPad creates and defines an entirely new category of devices that will connect users with their apps and content in a much more intimate, intuitive and fun way than ever before.”

•Apple sold over 300,000 iPads on the first day of its release on April 3, 2010. By May 3, sales had reached 1 million units. By the end of the year, iPads were outselling Macs on a quarterly basis.

•The original iPad-based model was priced at $499 for 16GB storage. Customers could purchase upgraded versions of 32GB ($599) and 64GB ($699). In addition to the wifi-only versions, Apple offered models with 3G network support for an additional $100.

•Apple released the Newton MessagePad in August 1993, the company’s “first attempt at a true standalone mobile device.” The product was ultimately deemed a failure though seen in retrospect as an early iteration of a tablet.

•Apple began work on the iPad “as early as 2002.” Designer Jonathan Ive and others started on a prototype with the intent to ship a product prior to the iPhone “…but the company came to decide the latter was more important, premiering it in 2007 using similar technologies.”

•Steve Jobs told Walt Mossberg and Kara Swisher in 2010 that the idea for the iPhone actually came from the development of the iPad. “I’ll tell you a secret. It began with the tablet. I had this idea about having a glass display, a multitouch display you could type on with your fingers. I asked our people about it. And six months later, they came back with this amazing display. And I gave it to one of our really brilliant UI guys. He got [rubber band] scrolling working and some other things, and I thought, ‘my God, we can build a phone with this!’ So we put the tablet aside, and we went to work on the iPhone.”

•According to Apple Insider “The tablet's signature achievement was bringing the iPhone's multi-touch interface to a much larger display, allowing it behave more like a laptop. Though it still lacked an open filesystem or much customization, Apple developed a custom version of the iPhone OS for it, for instance letting people use apps and the homescreen in any orientation — unlike the iPhone, which at the time was strictly vertical.”

•Along with the release of the iPad, Apple introduced iBooks and the iBookstore, utilizing the tablet to introduce the ability for users to read books on the larger screen.

•Since the iPad’s release, Apple has sold more than 425 million iPads.

•In August 2020, Apple became a $2 trillion company, just 24 months after reaching the $1 trillion threshold.

•Switchboard is an “employee-only App Store that Apple employees use to download work apps and keep them updated.”

•The Underlying Asset is accompanied by a letter of acquisition to the consignor.

Notable Features

•The Underlying Asset is a 2009 Apple Prototype 1st Generation iPad.

•The Underlying Asset has a storage capacity of about 2GB.

•The Underlying Asset features only the Apple logo, with no FCC notice or model information.

•The Underlying Asset boots up the in-house SwitchBoard utility.

•The Underlying Asset is accompanied by its charger and measures 243 X 190 X 13 mm.

•The Underlying Asset was previously owned by Henry A. Plain III.

Notable Defects

•The Underlying Asset remains in condition as described by Bonhams.

Details

Series 2009 Apple Prototype iPad
Manufacturer	Apple
Model	iPad Prototype
Model No.	K48AP
Year	2009
Storage	2 GB
Provenance	Henry A. Plain III

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2009 Apple Prototype iPad going forward.

USE OF PROCEEDS – SERIES #MARIO64

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MARIO64 Asset Cost (1)	$102,000	81.60%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.24%
	Brokerage Fee	$1,250	1.00%
	Offering Expenses (2)	$938	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$189	0.15%
	Marketing Materials	$200	0.16%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$20,123	16.10%
	Total Fees and Expenses	$22,700	18.16%
	Total Proceeds	$125,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/29/2021
Expiration Date of Agreement	N/A
Purchase Price	$102,000.00
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$389

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1996 NINTENDO 64 SUPER MARIO 64 VIDEO GAME

Investment Overview

•Upon completion of the Series #MARIO64 Offering, Series #MARIO64 will purchase a 1996 Nintendo 64 Super Mario 64 Video Game graded Wata 9.6 A++ as the Underlying Asset for Series #MARIO64 (The “Series 1996 Nintendo 64 Super Mario 64 Video Game” or the “Underlying Asset” with respect to Series #MARIO64, as applicable), the specifications of which are set forth below.

•Released on June 23, 1996, in Japan and September 26, 1996, in North America, The Nintendo 64 (N64) console was the next generation successor to the Super Nintendo Entertainment System (SNES).  Originally codenamed “Ultra 64,” the system boasted an innovative controller with analog stick and rumble pack. Silicon Graphics worked with Nintendo to offer a 64-bit graphics system in the console, difficult for a system that sold at a price of $250.

•Super Mario 64 was one of the N64 launch titles and is considered one of the first 3D platformer games ever made. The game follows the adventures of Super Mario who must once again rescue Princess Peach from his nemesis Bowser. Super Mario 64 was the most popular game for the N64 with 11.91 million units sold.

•The Underlying Asset is a 1996 Nintendo 64 Super Mario 64 Video Game graded Wata 9.6 A++.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with net sales of $16.1 billion reported for the fiscal year ending in March 2021. The system has three games available upon release including Super Mario 64, PilotWings 64, and Saikyo Habu Shogi (Japan only).

•The character of Mario was created by Japanese graphic artist Shigeru Miyamoto, who originally introduced the character as “Jumpman” in the first Donkey Kong video game.

•The first Super Mario Bros. video game was released as one of the original 17 “Black Box” games made for the Nintendo Entertainment System (NES) during the original release in 1985.

•Nintendo released Super Mario Bros. 2 in the U.S. in September 1988.

•Super Mario Bros. 3 was released in the U.S. for the NES in 1990, going on to sell more than 17 million copies.

•Super Mario World was the first Super Mario title to be released for the SNES.  It is a follow up to Super Mario Bros. 3, but the SNES title introduced advanced graphics, sound, and more complex controls.  The game follows Mario, and his brother Luigi, as they adventure through Dinosaur Land in what has become the most celebrated Super Mario game of the 16-bit era.

•Player’s Choice logo appeared on later editions of Super Mario 64.  These N64 versions were released for titles that sold at least one million copies.

•The Nintendo 64 was originally going to have a disk drive attachment (known as the N64DD), and this extension was co-developed with Sony.  When Nintendo pulled out at the last minute, this pushed the disappointed Sony to continue the project independently which concluded with the creation of the first PlayStation console.

•Nintendo released Super Mario 3D All-Stars for the Switch console on September 18, 2020.  This package included Super Mario 64, Super Mario Sunshine, and Super Mario Galaxy.  This collection had a limited release and can no longer be purchased in the online Nintendo eShop.  It sold 9 million copies in just six months.

•In November of 2006 the Wii Virtual Console released a downloadable port of Super Mario 64 in North America.

•Super Mario 64 was released on the Nintendo DS as Super Mario 64 DS.  This version of the game for Nintendo’s portable system includes Yoshi, Luigi, and Wario as playable characters.  It was released November 21, 2004.  It sold 11.06 million copies, making it one of the best-selling Nintendo DS games for the system.

•The Super Mario Bros. series is considered the most successful gaming franchise of all time, with more than 240,000,000 units sold since its inception.

•In 2017 a study for the PLOS ONE Scientific Journal showed that playing Super Mario 64 increased hippocampal grey matter in older adults.

•The Underlying Asset has been authenticated by Wata Games and issued a grade of 9.6 A++ with certification number 573438-032.

Notable Features

•The Underlying Asset is a 1996 Nintendo 64 Super Mario 64 Video Game graded Wata 9.6 A++.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1996 Nintendo 64 Super Mario 64 Video Game
Game	Super Mario 64
System	Nintendo 64
Manufacturer	Nintendo Co., LTD.
Production Year	1996
Box Variant	First-party V-Seam
Authentication	Wata Games
Box Grade	9.6
Seal Rating	A++
Certification No.	573438-032

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1996 Nintendo 64 Super Mario 64 Video Game going forward.

USE OF PROCEEDS – SERIES #96KOBE2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Carrying Value of the #96KOBE2 Asset Cost (1)	$225,000	100.00%
	Interests issued to Asset Seller as part of total consideration (2)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.13%
	Brokerage Fee	$2,250	1.00%
	Offering Expenses (3)	$1,688	0.75%
Acquisition Expenses (4)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,271	0.56%
	Marketing Materials	$200	0.09%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee (5)	-$5,709	-2.54%
	Total Fees and Expenses	-$300	-0.13%
	Total Proceeds	$225,000	100.00%

(1)The Company decided to write-down the value of the asset due to changing market conditions from the purchase price of $240,000 to $225,000.

(2)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(5)The Manager has elected to contribute in respect of this Offering $5,709, the amount by which the estimated aggregate value of the uses of proceeds from this Offering exceeds the amount of the Total Proceeds of the Offering.  If the actual value of the uses of proceeds differs from the amount stated here, the Manager will adjust its contribution accordingly.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2021
Expiration Date of Agreement	N/A
Purchase Price	$240,000.00
Carrying Value	$225,000.00
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$1,471

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1996 TOPPS KOBE BRYANT ROOKIE CARD

Investment Overview

•Upon completion of the Series #96KOBE2 Offering, Series #96KOBE2 will purchase a 1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10 for Series #96KOBE2 (The “Series 1996 Topps Kobe Bryant Rookie Card” or the “Underlying Asset” with respect to Series #96KOBE2, as applicable), the specifications of which are set forth below.

•Kobe Bryant was a professional basketball player who won five NBA championships, an NBA Most Valuable Player (MVP) award, two NBA Finals MVP awards, and two Olympic gold medals.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as “freebies” inside packs of gum.

•The Underlying Asset is a 1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Kobe Bryant was born on August 23, 1978 in Philadelphia, Pennsylvania.

•Kobe Bryant was drafted 13th overall in the first round of the 1996 NBA Draft by the Charlotte Hornets and was immediately traded to the Los Angeles Lakers.

•Bryant made his NBA Debut November 3, 1996. Over his 20-year career he was named to 18 All-Star Teams, 15 All-NBA Teams, and 12 All-Defensive Teams. He was a 2-time Scoring Champion, 1-time MVP, and the winner of 5 NBA Finals, as well as 2-time NBA Finals MVP. He is a member of the NBA Hall of Fame.

•During Bryant’s rookie season, at age 18, he played in 71 games, starting six. He averaged 7.6 points, 1.3 assists, and 1.9 rebounds.

•Bryant was one of the most iconic faces of the NBA for the length of his career, playing in Los Angeles for the Lakers, one of the NBA’s most storied franchises.

•After Bryant retired in 2016, he launched a successful writing career, penning his autobiography and opening a multimedia content company to publish a children’s fantasy book series. In addition, he won an Oscar for “Dear Basketball.”

•Bryant’s life ended tragically during a 2020 helicopter crash which also took the lives of his daughter Gianna and seven other passengers en route to the Mamba Sports Academy in Thousand Oaks, California.

•The New York Times’ Marc Stein wrote that Bryant left behind a “Brilliant and Complicated Legacy.”

•In the 1996-97 Topps Chrome Basketball set, Refractor parallels were issued in approximately 1:12 packs.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 04235336.

Notable Features

•The Underlying Asset is a 1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10.

•The Underlying Asset is 1 of 63 1996 Topps Chrome Refractor Kobe Bryant Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1996 Topps Kobe Bryant Rookie Card
Sport	Basketball
Professional League	NBA
Player	Kobe Bryant
Team	Los Angeles Lakers
Year / Season	1996
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Variety	Chrome Refractor
Rarity	1 of 63 (PSA 10)
Number in Set	#138
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	04235336

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1996 Topps Kobe Bryant Rookie Card going forward.

USE OF PROCEEDS – SERIES #FORTNITE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #FORTNITE Asset Cost (1)	$13,200	82.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.88%
	Brokerage Fee	$160	1.00%
	Offering Expenses (2)	$500	3.13%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.63%
	Marketing Materials	$200	1.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,540	9.63%
	Total Fees and Expenses	$2,500	15.63%
	Total Proceeds	$16,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/29/2021
Expiration Date of Agreement	N/A
Purchase Price	$13,200.00
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2017 PLAYSTATION 4 FORTNITE VIDEO GAME

Investment Overview

•Upon completion of the Series #FORTNITE Offering, Series #FORTNITE will purchase a 2017 PlayStation 4 Fortnite Video Game graded Wata 9.8 A+ for Series #FORTNITE (The “Series 2017 PlayStation 4 Fortnite Video Game” or the “Underlying Asset” with respect to Series #FORTNITE, as applicable), the specifications of which are set forth below.

•The PlayStation 4 was released in North America in November 2013 and has since sold over 115 million units worldwide, making it the second best-selling video game console of all time.

•Fortnite is a ‘Battle Royale’ style video game released by Epic Games in 2017. Since its release, the free-to-play game has generated billions of dollars in revenue through in-game purchases and become one of the most popular games in the world.

•The Underlying Asset is a 2017 PlayStation 4 Fortnite Video Game graded Wata 9.8 A+.

Asset Description

Overview & Authentication

•Epic Games was founded in 1991 by CEO Tim Sweeney.

•Epic released Gears of War in November 2006. The game cost $12 million to develop and earned around $100 million in revenue.

•In December 2011, Epic released a trailer for Fortnite at the Spike Video Game Awards. Former Epic Games designer Cliff Bleszinski told reporters at a press conference backstage: “It was a project that was pitched internally several months ago that came together lightning fast and something that seems like a no brainer to build.”

•In June 2012, Chinese company Tencent acquired 48.4% of Epic Games for $330 million. According to IGN, this acquisition led Epic to shift their focus “to reflect their new investor’s free-to-play priorities.”

•The May 2014 issue of Game Informer features a cover story on Fortnite, providing gamers with the first “extensive look at the ambitious new project.”

•In July 2017, Fortnite Founder’s Packs allowed users entry to the Early Access version of the game. In tandem with this release, Fortnite partnered with Gearbox to publish physical copies of the game for the PS4, Xbox One, and the PC in Europe. “This package was basically the equivalent of buying the game's founder's pack, only on disc.”

•At the time of the July 2017 Early Access release, Fortnite had yet to introduce the Battle Royale mode that would make the game famous, instead offering a paid version of the game with a co-op action shooter mode.

•In September 2017, Fortnite’s Battle Royale mode was released. “In Battle Royale, skydive onto an island arena, scavenge for weapons, run from an encroaching electricity field, and fight your way through 99 other players to victory, similar to a round of PlayerUnknown’s Battlegrounds.”

•In March 2018, rapper Drake joined a popular Fortnite streamer known as “Ninja” and set the record for “most concurrent viewers on Twitch” with 600,000 viewers. The previous record was 380,000.

•In April 2020, Travis Scott performed a virtual concert in the Fortnite game, garnering over 45 million views.

•Fortnite has over 350 million accounts and 2.5 billion friend connections.

•Fortnite’s Battle Royale gameplay pits users against one another until they are the last one standing.

•Since Fortnite is free-to-play and is typically downloaded digitally by users, physical copies quickly became collector’s items.

•IGN wrote an article title “Why Digital Games Could Totally Dominate Physical Formats In Just a Few Years” in March 2021. In the piece, IGN writes: Analysts suggest that, in as little as six years, digital game sales could entirely dominate the video game market. It's a shift that’s been brewing throughout the PlayStation 4 and Xbox One console generation; but now, the PlayStation 5 and Xbox Series X generation could become the turning point where physical media becomes all-but obsolete.”

•In Sony’s Q3 2020 filings, digital sales outnumbered physical sales throughout the fiscal year.

•According to IGN: “…when given the choice between retail and downloads, the majority of players on PlayStation consistently choose digital over physical.”

•An analysist told IGN “Like it or not, but there can be no doubt that the future is digital.” It is also noted that this article excludes “games that are typically digital exclusives” such as Fortnite.

•In its first two years, Fortnite generated over $9 billion in revenue.

•The Underlying Asset has been issued a grade of 9.8 A+ by Wata with Certification No. 578375-011.

Notable Features

•The Underlying Asset is a 2017 PlayStation 4 Fortnite Video Game graded Wata 9.8 A+.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 2017 PlayStation 4 Fortnite Video Game
Game	Fortnite
System	PlayStation 4
Manufacturer	Epic Games
Production Year	2017
Box Variant	First-party Y-Seam
Authentication	Wata Games
Box Grade	9.8
Seal Rating	A+
Certification No.	578375-011

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2017 PlayStation 4 Fortnite Video Game going forward.

USE OF PROCEEDS – SERIES #IROBOT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #IROBOT Asset Cost (1)	$5,000	62.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.75%
	Brokerage Fee	$80	1.00%
	Offering Expenses (2)	$500	6.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.25%
	Marketing Materials	$200	2.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,820	22.75%
	Total Fees and Expenses	$2,700	33.75%
	Total Proceeds	$8,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/14/2021
Expiration Date of Agreement	N/A
Purchase Price	$5,000.00
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1950 I, ROBOT

Investment Overview

•Upon completion of the Series #IROBOT Offering, Series #IROBOT will purchase a 1950 First Edition copy of I, Robot by Isaac Asimov for Series #IROBOT (The “Series 1950 I, Robot” or the “Underlying Asset” with respect to Series #IROBOT, as applicable), the specifications of which are set forth below.

•Isaac Asimov was a science fiction author known for his works I, Robot and the Foundations series, among hundreds of other works.

•I, Robot is a collection of short stories by Asimov involving narratives of artificially intelligent robots and the moral implications stemming from their emergence.

•The Underlying Asset is a 1950 First Edition copy of I, Robot by Isaac Asimov.

Asset Description

Overview & Authentication

•Isaac Asimov was born in Petrovichi, Russia, on January 2, 1920.

•Asimov came to the United States at age three, growing up in Brooklyn and graduating from Columbia University in 1939.

•Asimov worked at the Naval Aviation Experimental Station in Philadelphia during World War II, where we worked alongside science fiction authors Robert Heinlein and L. Sprague de Camp.

•In 1948, Asimov received a Ph.D. in chemistry from Columbia, joining the faculty of Boston University afterward.

•In 1939, Asimov began contributing to science fiction magazines, selling his first story called “Marooned off Vesta” to Amazing Stories, a science fiction magazine first published in 1926.

•Another magazine which Asimov contributed to, called Astounding Science Fiction, was edited by John W. Campbell Jr., who became a mentor to Asimov.

•Asimov’s 1941 short story Nightfall, about a planet “that only experiences darkness for one night every 2,049 years,” helped Asimov become a well-respected writer within the science fiction community and is now considered a classic of the genre.

•In 1940, Asimov began writing short stories about robots which would later be collected in the book I, Robot. Asimov (with the help of Campbell) developed a set of ethics for robots that was a major departure from the monstrous depiction of robots that had become the norm. This style would become influential in later writers’ handling of the subject matter.

•The Three Laws of Robotics developed by Asimov and Campbell were: A robot may not injure a human, or allow a human to be injured; A robot must follow any order given by a human that doesn’t conflict with the First Law; and A robot must protect itself unless that would conflict with the First or Second Laws.

•I, Robot’s stories imagine the development of “positronic” robots, which is a term conceived by Asimov to denote a fictional technological device which serves as a central processing unit for robots and a sort of consciousness that appears familiar to humans.

•Asimov died on April 6, 1992. His New York Times obituary was headlined: “Isaac Asimov, Whose Thoughts and Books Traveled the Universe, Is Dead at 72.” The obituary went on to call him “the pre-eminent popular-science writer of the day and for more than 40 years one of the best and best-known writers of science fiction” and “amazingly prolific” citing nearly 500 books written over the span of his career.

•In 1977, the band The Alan Parsons Project released an album titled: I Robot, which was originally intended as an adaptation of Asimov’s book, but due to copyright concerns, shifted to cover a more general theme of artificial intelligence.

•Will Smith starred in a film adaptation of I, Robot which was released on July 16, 2004. The film grossed $353,133,898 worldwide.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1950 First Edition Copy of I, Robot by Isaac Asimov.

•The Underlying Asset is 1 of 5,000 First Edition copies of I, Robot.

Notable Defects

•The Underlying Asset exhibits bumped corners and minor offsetting, as well as damage from removed bookplate to front free endpaper recto.

Details

Series 1950 I, Robot
Title	I, Robot
Author	Isaac Asimov
Publisher	Gnome Press, Inc
Publication Date	1950
Edition	First Edition
Rarity	1 of 5,000 (1st Edition)
Condition	Near Fine (Book)
Condition	Near Fine (Dustjacket)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1950 I, Robot going forward.

USE OF PROCEEDS – SERIES #ALDRIN11

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ALDRIN11 Asset Cost (1)	$129,694	89.44%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.21%
	Brokerage Fee	$1,450	1.00%
	Offering Expenses (2)	$1,088	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,083	0.75%
	Marketing Materials	$200	0.14%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,186	7.71%
	Total Fees and Expenses	$15,006	10.35%
	Total Proceeds	$145,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/22/2021
Expiration Date of Agreement	N/A
Purchase Price	$129,693.75
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$1,283

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1969 BUZZ ALDRIN FLIGHT PLAN

Investment Overview

•Upon completion of the Series #ALDRIN11 Offering, Series #ALDRIN11 will purchase a 1969 Buzz Aldrin Apollo 11 Flown Signed Flight Plan Page for Series #ALDRIN11 (The “Series 1969 Buzz Aldrin Flight Plan” or the “Underlying Asset” with respect to Series #ALDRIN11, as applicable), the specifications of which are set forth below.

•On July 20, 1969, Apollo 11 Space Flight Commander Neil Armstrong and lunar module pilot Edwin “Buzz” Aldrin became the first people to land on the moon and walk on the lunar surface. Apollo 11 is considered a crowning achievement of the Apollo program, especially due to its role in helping the United States win the space race against the Soviet Union by becoming the first nation to put astronauts on the moon.

•The Flight Data File Assembly is a term used by NASA to refer to the “complete collection of checklists, orbital charts, maps, data files, procedures, flight plans, and data card kits carried aboard each spacecraft.”

•The Underlying Asset is a 1969 Buzz Aldrin Apollo 11 Flown Signed Flight Plan Page.

Asset Description

Overview & Authentication

•The U.S. Congress passed legislation on July 29, 1958, that established the National Aeronautics and Space Administration (NASA).

•In 1960, Abe Silverstein, director of NASA’s space flight development, suggested the name “Apollo” for the first crewed US Mission to the Moon. He got the idea from an image of Apollo riding his chariot across the sun in a book of mythology.

•On May 25, 1961, in a speech to Congress, President John F. Kennedy unveiled a pledge to carry out Project Apollo: “I believe that this nation should commit itself to achieving the goal, before this decade is out, of landing a man on the moon and returning him safely to the earth. No single space project in this period will be more impressive to mankind, or more important for the long-range exploration of space; and none will be so difficult or expensive to accomplish.”

•On September 12, 1962, President Kennedy gave his now-famous “We choose to go to the moon,” speech at Rice University.

•Buzz Aldrin was born in Montclair, New Jersey, on January 20th, 1930.

•After graduating 3rd in his class from West Point in 1951, Aldrin flew F-86 Sabre jets in 66 combat missions in the Korean Conflict. He later flew F-100 Super Sabres as a Flight Commander with the 36th Tactical Fighter Wing at Bitburg, Germany. While in the Air Force, Aldrin logged 3500 hours of flying time. He then went on to get his doctorate from MIT, where he would complete doctoral work regarding manned space rendezvous which was used on later NASA missions.

•In October 1963, NASA selected Buzz Aldrin for its third class of astronauts.

•Project Apollo ran from 1961 to 1972, though the goal of landing on the moon was accomplished in 1969.

•During a pre-launch test in January 1967, the crew of the Apollo 1 mission was killed by a fire caused by technical issues. This incident resulted in Apollo 2 and Apollo 3 being retroactively designated to unmanned test flights. Apollo 4, 5, and 6 were all unmanned test flights of Apollo mission equipment.

•Neil Armstrong’s first words upon stepping out onto the moon’s surface were: “That’s one small step for man, one giant leap for mankind.”

•Space.com’s history of the Apollo program states that an “estimated 600 million people around the world watched as Armstrong and Aldrin left the first footprints on the lunar surface. The landing marked not just a historic milestone, but also the end of the Cold War Space Race between the U.S. and the Soviet Union. The Apollo program brought more missions and more landings, but Apollo 11 marked an unparalleled victory for the U.S.”

•Only 12 human beings have walked on the Moon. Nobody has physically returned to the lunar surface since the Apollo 17 mission in 1972.

•Buzz Aldrin retired from NASA in 1971.

•In 2018, a fictionalized account of the Apollo 11 mission called “First Man,” starring Ryan Gosling as Neil Armstrong and Corey Stall as Buzz Aldrin, was released and went on to earn over $105 million worldwide.

•NASA announced the Artemis program which will send the first woman and person of color to the moon.  Currently slated for 2025, this mission will return astronauts to the moon for the first time since the Apollo 17 mission.

•According to NASA: “The term “GET” (Ground Elapsed Time), used for manned U.S. spaceflights prior to the Space Shuttle, was referenced to “Range Zero,” the last integral second before liftoff.”

•The Underlying Asset is flight certified and accompanied by a letter of provenance from Buzz Aldrin.

Notable Features

•The Underlying Asset is a 1969 Buzz Aldrin Apollo 11 Flown Signed Flight Plan Page.

•The Underlying Asset was carried to the Moon in Command Module Columbia on the first lunar landing mission during July 16 to 24, 1969.

•The Underlying Asset is 1 of 11 sheets from the flight plan to detail lunar surface activities for Apollo 11.

•The Underlying Asset is signed and flight certified on both sides in blue ballpoint pen: “Carried to the moon aboard Apollo XI, Buzz Aldrin.”

•The Underlying Asset exhibits a detailed timeline of activities beginning 75 minutes after the Moon landing, including the steps for the “STAY / NO STAY FOR LUNAR SURFACE OPERATIONS.”

•The Underlying Asset is numbered 3-71 on its front and 3-72 on its back.

•The Underlying Asset’s letter of provenance from Buzz Aldrin includes the following: “The flight plan was probably the single most important document related to the success of our mission. It provided a time schedule of crew activities and spacecraft maneuvers to accomplish the first lunar landing. This page in particular from a Ground Elapsed Time (GET) standpoint has some of the most significant events that occurred during the entire Apollo 11 flight.”

•The Underlying Asset is signed on both sides by astronaut Buzz Aldrin.

•The Underlying Asset was owned by Buzz Aldrin beginning in 1969.

Notable Defects

•The Underlying Asset is in condition consistent with its ‘Fine’ condition.

Details

Series 1969 Buzz Aldrin Flight Plan
Memorabilia Type	Space-Flown Flight Plan
Mission	Apollo 11
Year	1969
Rarity	1 of 11 (Sheets of Apollo 11 lunar activities)
Condition	Fine
Provenance	Buzz Aldrin

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1969 Buzz Aldrin Flight Plan going forward.

USE OF PROCEEDS – SERIES #05RODGERS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #05RODGERS Asset Cost (1)	$49,999	89.28%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.54%
	Brokerage Fee	$560	1.00%
	Offering Expenses (2)	$500	0.89%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.18%
	Marketing Materials	$200	0.36%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,341	7.75%
	Total Fees and Expenses	$5,701	10.18%
	Total Proceeds	$56,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/17/2021
Expiration Date of Agreement	N/A
Purchase Price	$49,999.99
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2005 AARON RODGERS ROOKIE CARD

Investment Overview

•Upon completion of the Series #05RODGERS Offering, Series #05RODGERS will purchase a 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5 for Series #05RODGERS (The “Series 2005 Aaron Rodgers Rookie Card” or the “Underlying Asset” with respect to Series #05RODGERS, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards. Upper Deck has issued SP Authentic cards in football, baseball, hockey, and other sports beginning in 1993.

•Aaron Rodgers is an NFL quarterback who has played 16 seasons for the Green Bay Packers, winning a Super Bowl, 3 MVPs, and being named to 9 All-Pro Teams.

•The Underlying Asset is a 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5.

Asset Description

Overview & Authentication

•Aaron Rodgers was born on December 2, 1983, in Chico, California.

•Rodgers attended the University of California at Berkeley, playing a total of 25 games over two seasons, finishing 9th in Heisman voting in 2004.

•The Green Bay Packers drafted Rodgers with the 24th overall pick in the 2005 NFL Draft.

•For the first three seasons of Rodgers’ career, he was the back-up quarterback to Brett Favre, who has since been inducted into the Hall of Fame.

•In 2008, Favre left Green Bay and Rodgers took over as the starting quarterback, throwing for 4,038 yards and posting a touchdown-to-interception ratio of 28-13.

•In 2010, Rodgers led the Packers to a Super Bowl victory, throwing for 304 yards, 3 touchdowns, and zero interceptions. Rodgers was awarded Super Bowl MVP.

•In 2011, Rodgers won his first MVP award, throwing for 4,643 yards, 45 touchdowns, and just 6 interceptions.

•In 2014, Rodgers won his second MVP award, throwing for 4,381 yards, 38 touchdowns, and just 5 interceptions.

•In 2020, Rodgers won his third MVP award, throwing for 4,299 yards, a league-leading 48 touchdowns, and just 5 interceptions.

•After his latest MVP, Bleacher Report wrote the following about Rodgers: “On Saturday night, Green Bay Packers quarterback Aaron Rodgers officially joined the category of great quarterbacks with Hall of Fame credentials who haven't achieved the team-level accomplishments you'd expect.”

•Rodgers is one of five quarterbacks to win more than two MVPs (along with Tom Brady, Johnny Unitas, Brett Favre, and Peyton Manning).

•Cardboard Connection ranked the 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card number one in their list of Aaron Rodgers Rookie Cards: “Simple and elegant, 2005 SP Authentic brings collectors the top overall Aaron Rodgers rookie card.”

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0006450445.

Notable Features

•The Underlying Asset is a 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 9.5, Corners: 9, Edges: 9.5, Surface: 9.5.

•The Underlying Asset is 1 of 12 2005 SP Authentic #252 Aaron Rodgers Rookie Card examples graded BGS 9.5 with 0 graded higher.

•The Underlying Asset comes from a print-run of 99.

•The Underlying Asset features a signature from Rodgers as well as a game-used patch.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2005 Aaron Rodgers Rookie Card
Sport	Football
Professional League	NFL
Player	Aaron Rodgers
Team	Green Bay Packers
Year / Season	2005
Memorabilia Type	Trading Card
Manufacturer	Upper Deck
Print-run	/99
Rarity	1 of 12 (BGS 9.5)
Number in Set	#252
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	9.5
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0006450445

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2005 Aaron Rodgers Rookie Card going forward.

USE OF PROCEEDS – SERIES #18OSAKA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #18OSAKA Asset Cost (1)	$10,000	76.92%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.31%
	Brokerage Fee	$130	1.00%
	Offering Expenses (2)	$500	3.85%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.77%
	Marketing Materials	$200	1.54%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,770	13.62%
	Total Fees and Expenses	$2,700	20.77%
	Total Proceeds	$13,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/6/2021
Expiration Date of Agreement	N/A
Purchase Price	$10,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2018 NAOMI OSAKA ROOKIE CARD

Investment Overview

•Upon completion of the Series #18OSAKA Offering, Series #18OSAKA will purchase a 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card graded PSA 9 for Series #18OSAKA (The “Series 2018 Naomi Osaka Rookie Card” or the “Underlying Asset” with respect to Series #18OSAKA, as applicable), the specifications of which are set forth below.

•Sports Illustrated is a sports-focused magazine that began in 1954. Starting in 1989, “Sports Illustrated for Kids” began as an offshoot publication aimed at children. These magazines often featured sheets of nine uncut players of various sports. To receive a grade from PSA, a single card must be pulled apart from the sheet, which makes high condition cards relatively scarce.

•Naomi Osaka is a professional tennis player who has won four Grand Slam titles and has been ranked as a top five player in the world during each year since 2018, including her stint as the World No. 1 in 2019.

•The Underlying Asset is a 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card graded PSA 9.

Asset Description

Overview & Authentication

•Naomi Osaka was born on October 15, 1997, in Osaka, Japan.

•Osaka moved to the United States at age 3.

•Osaka began playing tennis at age 3.

•Osaka became a professional tennis player in 2013 and was awarded “Newcomer of the Year” by the WTA in 2016.

•In September 2018, Osaka won the U.S. Open. She then won her second consecutive Grand Slam in the 2019 Australian Open.

•After her 2019 Australian Open win, Osaka became the world’s top ranked player.

•Osaka won the 2020 U.S. Open and the 2021 Australian Open.

•Osaka made headlines in 2021 for pulling out of the French Open after a dispute regarding her media obligations, which she said were harmful to her mental health.

•Forbes named Osaka the world’s highest-earning female athlete in May 2020, earning $37.4 million over the previous 12 months — the all-time single year record for a female athlete.

•The Underlying Asset has been issued a grade of MINT 9 by Professional Sports Authenticators (PSA) with Certification No. 62043871.

Notable Features

•The Underlying Asset is a 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card graded PSA 9.

•The Underlying Asset is 1 of 6 2018 Sports Illustrated for Kids Naomi Osaka Rookie Card examples graded PSA 9 with 1 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2018 Naomi Osaka Rookie Card
Sport	Tennis
Professional League	WTA

Player	Naomi Osaka
Year / Season	2018
Memorabilia Type	Trading Card
Manufacturer	Sports Illustrated
Rarity	1 of 6 (PSA 9)
Number in Set	#779
Authentication	Professional Sports Authenticators (PSA)
Grade	9
Certification No.	62043871

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2018 Naomi Osaka Rookie Card going forward.

USE OF PROCEEDS – SERIES #LEICAGOLD

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #LEICAGOLD Asset Cost (1)	$27,570	86.16%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.94%
	Brokerage Fee	$320	1.00%
	Offering Expenses (2)	$500	1.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$253	0.79%
	Marketing Materials	$200	0.63%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,858	8.93%
	Total Fees and Expenses	$4,130	12.91%
	Total Proceeds	$32,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	11/23/2021
Expiration Date of Agreement	N/A
Purchase Price	$27,570
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$453

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1996 LEICA GOLD ‘KING OF THAILAND' CAMERA

Investment Overview

•Upon completion of the Series #LEICAGOLD Offering, Series #LEICAGOLD will purchase a 1996 Leica M6 Gold ’King of Thailand' Camera in Condition ‘A’ the Underlying Asset for Series #LEICAGOLD (The “Series 1996 Leica Gold ‘King of Thailand' Camera” or the “Underlying Asset” with respect to Series #LEICAGOLD, as applicable), the specifications of which are set forth below.

•Leica began as the brainchild of German optical engineer, Ernst Leitz.  Leitz, who produced microscopes, wanted to manufacture a portable camera with his lenses.  In 1914 Leitz developed a prototype, which he handed over to fellow optician Oskar Barnack.  Barnack then fitted the prototype with a Leitz anastimat 50mm 3.5 lens.  This prototype was called UR-leica, it was a still camera for 35mm perforated film. In 1925, the prototype perfected by Barnack and Leitz and the Leica 1 was released.

•In 1996, 700 Golden Thailand Jubilee Celebration M6 cameras were produced to commemorate the 50th Golden Jubilee Celebration and 50th year King Bhumiphol Adulyadej of Thailand’s reign.

•The Underlying Asset is a Fully Functioning 1996 Leica M6 Gold ‘King of Thailand’ Camera in Condition ‘A’.

Asset Description

Overview & Authentication

•In 1926 Leitz released a projector for slides or film.  This allowed photographers to display their photography.

•One of the most prestigious photography agencies, Magnum Photos, was founded in 1947.  All four legendary founders, Robert Capa, Henri Cartier-Bresson, George Rodger, and David Seymour used Leica cameras.

•The Leica M6 is a mechanical 35mm film rangefinder camera.  It was the first Leica camera to have a TTL, or “through the lens,” light meter built in. The M6 required a battery only for light metering.

•Leica’s M system debuted in 1954 with Leica’s M3, 30 years later the popular M6 was released. Citing the camera’s small size and manual functioning, theoldtimey.com argues that the M6 is objectively one of the best cameras to be produced.

•King Bhumiphol Adulyadej of Thailand was born on December 5, 1927, in Cambridge, Massachusetts. He was the ninth king of the Chakkri dynasty which has reigned in Thailand since 1782. He was the longest-serving monarch of Thailand, and while he wielded little political power, he was very popular with the Thai nation. He was the only Thai monarch born in the US because his father was enrolled in Harvard University’s public health program at the time of his birth.

•King Adulyadej was an accomplished artist. He had a mastery of painting, sculpture, and photography.  His photographs of people, temples of note, and royal family members are preserved in the National Archives.

•The Leica M6 was produced from 1984 to 1998, and a revision to the M6, the Leica M6 TTL model was produced from 1998 to 2002.

•One of the few major camera companies that still produces film cameras, Leica’s M series continues to sell.  While they quickly sell out, a new Leica M11 has been rumored since December of 2020, and has all but been confirmed when leaked photos were revealed in December of 2021. A release date is still forthcoming.

•Photographer Frank Van Riper says of the Leica M6, “Very simply, the Leica M6 is the most beautifully engineered, most ruggedly built, quietist, sharpest-oh hell, sexiest-camera I've ever held in my hands.”

•The Underlying Asset has been identified as being in Condition A with Serial No. HM-614.

Notable Features

•The Underlying Asset is a Fully Functioning 1996 Leica M6 Gold ‘King of Thailand’ Camera in Condition ‘A’.

•The Underlying Asset is a rare gold edition M6 (special no.HM-311) from a lot of 700 cameras produced for The King of Thailand Bhumiphol Adulyadej to commemorate the jubilee of his access to the throne.

•The Underlying Asset has body no.2176614 with matching Summicron-M 2/50mm no.3695614-HM 614.

•The Underlying Asset includes an engraving of Thailand Royal Crest.

•The Underlying Asset has a film size of 36mm x 24mm.

•The Underlying Asset includes wooden presentation box, all papers, and maker's box.

•The auction house from which the Underlying Asset was purchased represented that the Underlying Asset is in “mint, unused condition.”

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade of ‘A’.

Details

Series 1996 Leica Gold ‘King of Thailand’ Camera
Manufacturer	Leica
Model	M6
Year	1996
Condition	A
Rarity	1 of 700
Engraving	HM-311, Royal Crest
Lens	Summicron-M 2/50mm
Frame Size	36mm x 24mm

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1996 Leica ‘King of Thailand’ Camera going forward.

USE OF PROCEEDS – SERIES #MAYC5750

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MAYC5750 Asset Cost (1)	$56,518	80.74%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.43%
	Brokerage Fee	$700	1.00%
	Offering Expenses (2)	$525	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$109	0.16%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,649	16.64%
	Total Fees and Expenses	$13,182	18.83%
	Total Proceeds	$70,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/5/2022
Expiration Date of Agreement	N/A
Purchase Price	$56,518
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$309

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MUTANT APE YACHT CLUB 5750 NFT

Investment Overview

•Upon completion of the Series #MAYC5750 Offering, Series #MAYC5750 will purchase a Number 5750 Mutant Ape Yacht Club NFT with M1 Hawaiian Shirt for Series #MAYC5750 (The “Series Mutant Ape Yacht Club 5750 NFT” or the “Underlying Asset” with respect to Series #MAYC5750, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 5750 Mutant Ape Yacht Club NFT with M1 Hawaiian Shirt.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•The Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•According to the BAYC website: “The MAYC is a way to reward our ape holders with an entirely new NFT—a “mutant” version of their ape—while also allowing newcomers into the BAYC ecosystem at a lower tier of membership.”

•On August 28, 2021, BAYC airdropped 10,000 vials of Mutant Serum NFTs that allowed existing BAYC holders to mint Mutant Apes. Then 10,000 additional MAYC were sold for $10,000 each. In a single hour, BAYC had sold $96 million in Mutant Apes.

•According to Decrypt, Yuga Labs “airdropped one free Mutant Serum NFT to the 10,000 existing Bored Ape Yacht Club NFT holders, letting them create a new Mutant Ape NFT image that looks like it was mutated from their original owned character.”

•The Mutant Serum NFTs came in one of three types according to Decrypt: “M1, M2, or Mega Mutant (M3). If a Bored Ape is injected with an M1 or M2 serum, the resulting Mutant Ape retains traits of the original ape. The M3 serum creates a completely different ape, with potentially rarer—and therefore more valuable—traits.”

•According to Yahoo: “Alongside CryptoPunks, BAYC has established itself as a premium “blue-chip” NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.”

•On August 20th, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an “Arizona Aped” NFT comic.

•On October 12, 2021, Variety announced that Yuga Labs had signed a representation deal with the founder of management firm Maverick, which counts Madonna and U2 among its clients.

•As of January 5th, 2022, Mutant Ape Yacht is the 5th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to Crypto Slam, there has been over $655 million in total MAYC sales since the project’s creation in August 2021. As of January 5, 2022, nearly $214 million of total sales have come since the start of December 2021 — over 32% of the total all-time sales.

•In December 2021, there was $136,486,183.67 in MAYC sales.

•In December 2021, Adidas launched an NFT collection in partnership with BAYC. In its first 72 hours, the project generated 11,391 ETH (over $43 million).

•On December 29, 2021, Decrypt reported: “Mutant Ape Yacht Club NFT prices are rising, with a nearly 500% increase in trading volume over the last week.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Mutant Ape Yacht Club #5750.

•The Underlying Asset has the following five properties: M1 Hawaiian (Clothes), M1 Coins (Eyes), M1 Black (Fur), M1 Gray (Background), and M1 Bored (Mouth).

•The Underlying Asset was minted on August 29, 2021 by u7hD02.

•The Underlying Asset was sold on August 29, 2021, for 4.5 ETH ($14,513.85) to ETH wallet 7799. On September 1, 2021, the Underlying Asset was sold for 4.88 ETH ($18,686.40) to ETH wallet Kongyy. On September 2, 2021, the Underlying Asset was sold for 5.98 ETH ($22,650.45) to ETH wallet Emojii.

•The Underlying Asset is ranked the 17,102nd most rare MAYC in the collection by Rarity Tools with a Rarity Score of 20.29.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Mutant Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Mutant Ape Yacht Club 5750 NFT
Creator	Yuga Labs
NFT	Mutant Ape Yacht Club
Number	5750
Property	M1 Hawaiian (Clothes)
Property Rarity	2% Have This Trait
Property	M1 Coins (Eyes)
Property Rarity	4% Have This Trait
Property	M1 Black (Fur)
Property Rarity	9% Have This Trait
Property	M1 Gray (Background)
Property Rarity	9% Have This Trait
Property	M1 Bored (Mouth)

Property Rarity	17% Have This Trait
Rarity Score	20.29
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Mutant Ape Yacht Club 5750 NFT going forward.

USE OF PROCEEDS – SERIES #BAYC8827

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BAYC8827 Asset Cost (1)	$499,400	60.90%
	Interests issued to Asset Seller as part of total consideration (1)	$270,600	33.00%
	Cash on Series Balance Sheet	$300	0.04%
	Brokerage Fee	$8,200	1.00%
	Offering Expenses (2)	$6,150	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.01%
	Marketing Materials	$200	0.02%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$35,050	4.27%
	Total Fees and Expenses	$49,700	6.06%
	Total Proceeds	$820,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	1/4/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$499,400
Interests issued to Asset Seller as part of total consideration	$270,600
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES BORED APE YACHT CLUB 8827 NFT

Investment Overview

•Upon completion of the Series #BAYC8827 Offering, Series #BAYC8827 will purchase a Number 8827 Bored Ape Yacht Club NFT with Trippy Fur for Series #BAYC8827 (The “Series Bored Ape Yacht Club 8827 NFT” or the “Underlying Asset” with respect to Series #BAYC8827, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 8827 Bored Ape Yacht Club NFT with Trippy Fur.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•The Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•On September 9, 2021, two lots of BAYC NFTs sold at Sotheby’s. The first lot contained 101 Apes and sold for $24,393,000. The second lot contained 101 Bored Ape Kennel Club NFTs and sold for $1,835,000.

•According to Yahoo: “Alongside CryptoPunks, BAYC has established itself as a premium “blue-chip” NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.”

•On August 20, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an “Arizona Aped” NFT comic.

•On October 12, 2021, Variety announced that Yuga Labs had signed a representation deal with the founder of management firm Maverick, which counts Madonna and U2 among its clients.

•On November 3, NBA player Tyrese Haliburton wore sneakers featuring his BAYC #8409 on his game sneakers.

•On November 11, Jimmy Fallon announced during an interview with artist Beeple that he had purchased a Bored Ape.

•On November 21, NFL player Andrew Sendejo wore custom cleats during an NFL game featuring his BAYC #4247.

•As of January 3, 2022, Bored Ape Yacht is the 2nd ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to CryptoSlam, BAYC NFTs have crossed the $1 billion threshold in total sales. As of January 4, 2022, the collection had accumulated 23,583 total transactions worth a total of 301,299.4717 ETH.

•According to an article published by One37PM, celebrities who own Bored Apes include Steph Curry, Marshmello, FaZe Banks, Logan Paul, and The Chainsmokers.

•“j1mmy” is an NFT collector and founder of nft42, a company which builds “brands focused on virtual goods and the metaverse.” According to j1mmy’s OpenSea account, he has a collection of 4,500 NFTs.

•In December 2021, Adidas launched an NFT collection in partnership with BAYC. In its first 72 hours, the project generated 11,391 ETH (over $43 million).

•On December 31, 2021, Eminem bought Bored Ape #9055 for 123.45 ETH (~$452K).

•On January 3, 2022, Steve Aioki bought Bored Ape #9309 for 81.2 ETH ($309,700), the eighth Bored Ape in his collection.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Bored Ape #8827.

•The Underlying Asset has the following seven properties: Trippy (Fur), Baby’s Bonnet (Hat), Stunt Jacket (Clothes), Crazy (Eyes), Silver Stud (Earring), Aquamarine (Background), and Bored (Mouth).

•The Underlying Asset was minted on May 1, 2021 by j1mmy.

•The Underlying Asset was sold on May 3, 2021, for 2.9 ETH ($9,953.41)  to ETH wallet sheesh_. On May 30, 2021, the Underlying Asset was sold for 1.95 ETH ($4,654.47) to ETH wallet Shadows-eth. On  June 10, 2021, the Underlying Asset was sold for 9 Wrapped ETH ($22,394.53) to ETH wallet tinho. On August 17, 2021, the Underlying Asset was sold for 99 ETH ($298,184.04) to ETH wallet 0xd7. On December 29, 2021, the Underlying Asset was sold for 140 ETH ($508,103.40) to Ethereum wallet kalish.

•The Underlying Asset ranks 324 out of 10,000 Bored Ape Yacht Club NFTs in terms of rarity according to Rarity Tools with a Rarity Score of 199.89.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Bored Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Bored Ape Yacht Club 8827 NFT
Creator	Yuga Labs
NFT	Bored Ape Yacht Club
Number	8827
Property	Trippy (Fur)
Property Rarity	0.77% Have This Trait
Property	Baby’s Bonnet (Hat)
Property Rarity	2% Have This Trait
Property	Stunt Jacket (Clothes)
Property Rarity	2% Have This Trait
Property	Crazy (Eyes)
Property Rarity	4% Have This Trait

Property	Silver Stud (Earring)
Property Rarity	8% Have This Trait
Property	Aquamarine (Background)
Property Rarity	13% Have This Trait
Property	Bored (Mouth)
Property Rarity	23% Have This Trait
Rarity Score	199.89
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Bored Ape Yacht Club 8827 NFT going forward.

USE OF PROCEEDS – SERIES #GWLETTER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GWLETTER Asset Cost (1)	$135,000	90.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.20%
	Brokerage Fee	$1,500	1.00%
	Offering Expenses (2)	$1,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,775	7.85%
	Total Fees and Expenses	$14,700	9.80%
	Total Proceeds	$150,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/7/2021
Expiration Date of Agreement	N/A
Purchase Price	$135,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1780 GEORGE WASHINGTON LETTER

Investment Overview

•Upon completion of the Series #GWLETTER Offering, Series #GWLETTER will purchase a 1780 George Washington Handwritten Letter to his Director of Intelligence as the Underlying Asset for Series #GWLETTER (The “Series 1780 George Washington Letter” or the “Underlying Asset” with respect to Series #GWLETTER, as applicable), the specifications of which are set forth below.

•George Washington was the first president of the United States, the commander of the Continental Army, and is considered one of the “Founding Fathers” of the United States.

•The Culper Spy Ring was a small group of intelligence-gathering operatives formed by Benjamin Tallmadge from his hometown of Setauket, Long Island. The group “would become the most effective of any intelligence-gathering operation on either side during the Revolutionary War.”

•The Underlying Asset is a 1780 George Washington Handwritten Letter to his Director of Intelligence.

Asset Description

Overview & Authentication

•George Washington was born on February 22, 1732, in Westmoreland County, Virginia.

•In 1734, the Washington family moved to Little Hunting Creek Plantation (later renamed Mount Vernon).

•In 1749, Washington began working as a professional surveyor.

•In November 1752, Washington was appointed “adjutant for the southern district of Virginia,” which gave him the rank of Major.

•On October 31, 1753, Washington (now a 21-year-old Major) was sent by Virginia Governor Robert Dinwiddie to deliver a message to the French, who had been moving troops into British territory. According to MountVernon.org, after reaching the French post at Fort Le Boeuf on December 11, Washington “nearly drowned” in the frigid Allegheny River, “and was forced to spend a freezing night on an island without shelter.” Washington’s account of this trip was published by Dinwiddie, “establishing an international reputation for George Washington by the time he was 22.”

•As a lieutenant colonel in April 1754, Washington led around 150 men into a battle with French soldiers, eventually surrendering. In the words of MountVernon.org, “The campaign ended in humiliation for Washington and ignited the French and Indian War.”

•According to the Encyclopedia Britannica, Washington resigned in October 1754 “in resentment of the slighting treatment and underpayment of colonial officers and particularly because of an untactful order of the British war office that provincial officers of whatever rank would be subordinate to any officer holding the king’s commission.”

•Despite his resignation, Washington still wanted to be a part of the war effort. The Encyclopedia Britannica states that he wrote to a friend that his “inclinations” were “strongly bent to arms.”

•In 1755, Washington acted as a volunteer aide to General Edward Braddock, who had been sent from the King of England to push the French back out of Ohio County. During a battle, Washington “had two horses shot out from under him and four bullet holes shot through his coat.” As a result of “his conduct,” Washington was given command of the entire military force of Virginia. MountVernon.org reports, “With a few hundred men he was ordered to protect a frontier some 350 miles long. Although this was a frustrating assignment, it provided him with experience in commanding troops through an arduous campaign.”

•For much of his life, Washington had not shown much interest in politics, but was “irked” by The Proclamation of 1763, which limited the colonists’ autonomy to move and settle westward. Since he held interests in “speculative westward ventures,” according to the Encyclopedia Britannica, Washington began to support the revolutionary cause, telling George Mason at Mount Vernon in 1768 that he would take up arms whenever his country called him.

•Washington served as a delegate to the First Continental Congress in 1774, and History.com writes that “[b]y the time the Second Continental Congress convened a year later, the American Revolution had begun in earnest, and Washington was named commander in chief of the Continental Army.”

•As the General of the Continental Army, Washington led his troops to Valley Forge in December 1777, where they would remain until June 1778. This period would come to be known as a defining point in his military career.

•Washington was elected president on January 7, 1789 and was inaugurated on April 30, 1789.

•Washington’s farewell address was published in the American Daily Advertiser on September 19, 1796, after he served two terms in office. History.com states that the now-famous address expressed “principles he believed should guide the growing nation in the future, including unity, patriotism and neutrality.”

•Washington died on December 14, 1799.

•Benjamin Tallmadge joined the Continental Army and first saw action in the Battle of Lon Island in august 1776.

•In December 1776, Tallmadge was appointed a captain in Colonel Elisha Sheldon’s 2nd Regiment of Light Dragoons, becoming a major in April 1777.

•In November 1778, Washington appointed Tallmadge to the position of director of Military Intelligence “with the objective of securing information on the British in New York City,” according to MountVernon.org.

•Tallmadge, writes MountVernon.org, formed the Culper Spy Ring (under the pseudonym John Bolton) to employ espionage, passing intelligence out of New York via a system “in which numbers were substituted for common words, names, and places to encode messages, and provided a key to Washington, Woodhull, and Robert Townsend, another member of the spy ring.”

•Washington supplied invisible ink to aid the efforts, and according to MountVernon.org, “It is clear that this ink saw significant use.”

•In July 1780, Tallmadge and his “Culper Spy Ring prevented a British fleet from sailing for Rhode Island in July 1780,” which MountVernon.org states was considered responsible for foiling the plans of Major General Marquis de Lafayette and Comte de Rochambeau to land 6,000 troops in Newport.

•According to MountVernon.org, “a plan of misinformation was put into motion, giving the British the false impression that Washington was planning an attack on New York. This supposed threat caused them to quickly recall their ships from the Rhode Island expedition.”

•Tallmadge played a “significant role” in apprehending a British spy named John André involved in the treason of Benedict Arnold. André had been captured in September 1780 under a fake name and his involvement with Arnold was unknown. Tallmadge was suspicious however, and prevented his transfer to Arnold’s headquarters at West Point.

•Following the receipt of the Underlying Asset, which sought information regarding British troops closing in on New York from the South, Washington wrote on November 28th: "I received with much pleasure the report of your successful enterprise upon Fort St George and the Vessel with Stores in the Harbour—and was particularly well pleased with the destruction of the Hay; which must, I should conceive, be severely felt by the Enemy at this time."

•The letter described above references Tallmadge’s successful mission rowing across the Long Island Sound to capture and burn down the British fort, Fort St. George. On the return trip, Tallmadge and his cohorts burned 300 tons of hay that the British had stockpiled in anticipation of winter.

Notable Features

•The Underlying Asset is a 1780 George Washington Handwritten Letter to his Director of Intelligence.

•The Underlying Asset is a letter written by Washington to Benjamin Tallmadge dated November 4, 1780, requesting an assessment of British troop strength in New York City and Long Island.

•The Underlying Asset consists of the following text: "You would oblige me by ascertaining as soon as possible the following things… The number of Troops and different Corps that composed the last detachment which is supposed to have gone to the Southwd…The truth of the present report of another Imbarkation taking place—when it will happen—& to what amount in Men & Corps—and who is to commd. the detachment… The present disposition of the remaining Troops on Long Island and York Island and the number at each place…You cannot be too expeditious in your communications on these heads—distinguishing between things certain and matters of mere report.—"

•The Underlying Asset is signed by Washington along with the letter on one and a half pages of laid paper.

•The Underlying Asset was given by Tallmadge to his descendent Frederick Havemeyer, the mayor of New York. Havemeyer wrote on November 26, 1845, that the Underlying Asset was “the last & only letter that I possess written entirely by Genl Washington to my venerable parent."

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and provenance.

Details

Series 1780 George Washington Letter
Artifact Type	Handwritten Letter
Writer	George Washington
Date	November 4, 1780
Signature	George Washington
Provenance	Benjamin Tallmadge, Mayor of New York William Frederick Havemeyer and his descendants

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1780 George Washington Letter going forward.

USE OF PROCEEDS – SERIES #NEWWORLD

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #NEWWORLD Asset Cost (1)	$10,625	75.89%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.14%
	Brokerage Fee	$140	1.00%
	Offering Expenses (2)	$500	3.57%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.71%
	Marketing Materials	$200	1.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,135	15.25%
	Total Fees and Expenses	$3,075	21.96%
	Total Proceeds	$14,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/14/2021
Expiration Date of Agreement	N/A
Purchase Price	$10,625
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1932 BRAVE NEW WORLD

Investment Overview

•Upon completion of the Series #NEWWORLD Offering, Series #NEWWORLD will purchase a 1932 First Edition copy of Brave New World by Aldous Huxley for Series #NEWWORLD (The “Series 1932 Brave New World” or the “Underlying Asset” with respect to Series #NEWWORLD, as applicable), the specifications of which are set forth below.

•Aldous Huxley was a British author and intellectual known for Brave New World, The Doors of Perception, Brave New World Revisited, and Island.

•Brave New World is a novel published by Huxley in 1932 that explores a future society examining utopian and dystopian themes.

•The Underlying Asset is a 1932 First Edition copy of Brave New World by Aldous Huxley.

Asset Description

Overview & Authentication

•Aldous Huxley was born on July 26, 1894, in Surrey, England. He was the son to influential parents.

•Aldous Huxley rejected a career in medicine after severe eye damage and turned to writing as an alternative, discussed at length in his 1943 book The Art of Seeing.

•In 1921 Huxley published his first novel, a light satire entitled Crome Yellow.

•The title of Brave New World is taken from a line in the Shakespeare play, The Tempest.

•In 1932, Huxley’s Brave New World was published.

•The Guardian has named Brave New World one of the 100 best novels written in English.

•Aldous Huxley narrated a radio version of Brave New World for the premiere episode of CBS Radio Workshop in January 1956.

•After Aldous Huxley wrote Enemies of Freedom, also known as Brave New World Revisited, he gives a famous interview with television journalist Mike Wallace where he warned of advancing technology.

•Multiple made-for-TV films have been based on Brave New World, one in 1980 and another in 1988.

•Brave New World became the basis of a streaming series on Peacock in 2020, adapted by famed comic book writer, Grant Morrison.

•In 1962 Huxley was elected Companion of Literature by the Royal Society of Literature.

•Huxley died of cancer in November 1963. As a pioneer of psychedelic drug experimentation (detailed in his 1954 book The Doors of Perception), he requested his last moments be experienced while on a significant amount of LSD.

•The Guardian put Brave New World in 3rd place on its list of 20th Century classics parents in America most want banned from school curricula.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1932 First Edition copy of Brave New World by Aldous Huxley.

•The Underlying Asset comes housed in its original cloth and first state pictorial dust jacket.

Notable Defects

•The Underlying Asset exhibits minor edgewear, minor chipping to head and foot of spine panel and corners, spine panel sunned, minor foxing.

Details

Series 1932 Brave New World
Title	Brave New World
Author	Aldous Huxley
Publisher	Chatto & Windus
Publication Date	1932
Edition	First Edition
Dust Jacket	First State
Condition	Near Fine (Book)
Condition	Near Fine (Dust Jacket)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1932 Brave New World going forward.

USE OF PROCEEDS – SERIES #SHOWCASE4

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SHOWCASE4 Asset Cost (1)	$67,000	87.01%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.39%
	Brokerage Fee	$770	1.00%
	Offering Expenses (2)	$578	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$439	0.57%
	Marketing Materials	$200	0.26%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,714	10.02%
	Total Fees and Expenses	$9,700	12.60%
	Total Proceeds	$77,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/17/2021
Expiration Date of Agreement	N/A
Purchase Price	$67,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$639

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1956 SHOWCASE #4 COMIC BOOK

Investment Overview

•Upon completion of the Series #SHOWCASE4 Offering, Series #SHOWCASE4 will purchase a 1956 Showcase #4 Comic Book published by D.C. Comics graded CGC 7.5 as the Underlying Asset for Series #SHOWCASE4 (The “Series 1956 Showcase #4 Comic Book” or the “Underlying Asset” with respect to Series #SHOWCASE4, as applicable), the specifications of which are set forth below.

•DC Comics is a comic book publisher founded in 1934 by Major Malcolm Wheeler-Nicholson, originally called National Allied Publications.

•The Silver-Age Flash, Barry Allen, was a police scientist who gained superhuman speed after being struck by a lightning bolt and being exposed to chemicals.  First appearing in Showcase #4 in 1956, his growing popularity earns him his own comic series by 1959.

•The Underlying Asset is a 1956 Showcase #4 Comic Book published by D.C. Comics graded CGC 7.5.

Asset Description

Overview & Authentication

•The original Flash, a golden age superhero, was a college student named Jay Garrick who gains superhuman speed when he knocks over a science experiment. This Flash incarnation was inspired by the Roman god Mercury and was a member of the original Justice Society of America. His first appearance came in Flash Comics #1 in 1940, but by 1951 he had fallen out of fashion and his comic book run ended.

•The ‘Silver Age’ of comic books refers to a time in comics history when comic book sales began picking up after several years of controversy regarding adolescent violence. Many people consider Showcase #4 to be the beginning of the ‘Silver Age.’

•The Silver Age Flash, Barry Allen, and the Golden Age Flash, Jay Garrick, would eventually both exist in DC Comics continuity thanks to one of the earliest examples of what is referred to as “meta” storytelling. This narrative takes place in 1961’s Flash #123.

•The first appearance of Silver-Age Flash on television was in a number of animated segments for 1967’s Superman/Aquaman Hour of Adventure. Filmation produced three 7-minute stories featuring The Flash.

•Beginning as a made-for-television movie, The Flash gets his own television series that runs from 1990 to 1991, starring John Wesley Shipp as Barry Allen/The Flash.

•The Flash has been featured in a number of video games including 1991’s The Flash for Game Boy published by THQ Inc, 1993’s The Flash for The Sega Master System developed by Probe Software Ltd., and 2006’s Justice League Heroes: The Flash for the Game Boy Advance published by Warner Bros. Interactive Entertainment Inc.

•2016’s Batman v Superman: Dawn of Justice features the first theatrical appearance of Barry Allen/The Flash, but only for a few brief moments.

•The Flash appeared as a main character on Hanna-Barbera’s 1973 animated version of the Justice League of America known as The Super Friends.

•A Flash television series featuring Grant Gustin as Barry Allen/The Flash began its ongoing run on The CW in 2014.

•Barry Allen’s The Flash has a significant role in DC Comics’ 1985-1986 Crisis on Infinite Earths event in which he dies, remaining dead in DC continuity for over 20 years until the 2008 crossover event Final Crisis brings him back.

•In March 2021, Zach Snyder’s Justice League, a cut of 2017’s Justice League, is released. Both the versions feature Barry Allen/The Flash played by actor Ezra Miller.

•A new Flash movie, which will be the first theatrically released solo motion picture for the character, is scheduled for a November 2022 release. Ezra Miller is planned to reprise his role as Barry Allen/The Flash, with Michael Keaton slotted to play a version of Batman, a role he has not played since 1992’s Batman Returns.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 7.5 with certification No. 0045218032.

Notable Features

•The Underlying Asset is a 1956 Showcase #4 Comic Book published by D.C. Comics graded CGC 7.5.

•The Underlying Asset is 1 of 7 1956 Showcase #4 Comic Book examples graded CGC 7.5 with 20 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1956 Showcase #4 Comic Book
Title	Showcase #4
Store Date	September 10, 1956
Key Issue	First Appearance Silver-Age Flash
Cover Price	$0.10
Publisher	D.C. Comics
Writer(s)	Robert Kanigher and John Broome
Cover Artist(s)	Joe Kubert and Carmine Infantino
Penciller(s)	Carmine Infantino
Inker(s)	Joe Kubert
Editor	Whitney Ellsworth
Rarity	1 of 7 (CGC 7.5)
Authentication	Certified Guaranty Company (CGC)
Grade	7.5
Certification No.	0045218032

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1956 Showcase #4 Comic Book going forward.

USE OF PROCEEDS – SERIES #MARIOKART

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MARIOKART Asset Cost (1)	$66,000	88.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.40%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$123	0.16%
	Marketing Materials	$200	0.27%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,065	9.42%
	Total Fees and Expenses	$8,700	11.60%
	Total Proceeds	$75,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/29/2021
Expiration Date of Agreement	N/A
Purchase Price	$66,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$323

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1996 NINTENDO 64 MARIO KART 64 VIDEO GAME

Investment Overview

•Upon completion of the Series #MARIOKART Offering, Series #MARIOKART will purchase a 1996 Nintendo 64 Mario Kart 64 Video Game graded Wata 9.4 A+ for Series #MARIOKART (The “Series 1996 Nintendo 64 Mario Kart 64 Video Game” or the “Underlying Asset” with respect to Series #MARIOKART, as applicable), the specifications of which are set forth below.

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with net sales of $16.1 billion reported for the fiscal year ending in March 2021.

•The Nintendo 64 (N64) was released in Japan on June 23rd, 1996, in Japan. The N64 came after the successes of the NES and SNES in the ‘80s and ‘90s.

•The Underlying Asset is a 1996 Nintendo 64 Mario Kart 64 Video Game graded Wata 9.4 A+.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world.

•The character of Mario was created by Japanese graphic artist Shigeru Miyamoto, who originally introduced the character as “Jumpman” in the first Donkey Kong video game.

•The first Super Mario Bros. video game was released as one of the original 17 “Black Box” games made for the Nintendo Entertainment System (NES) during the original release in 1985.

•Super Mario Bros. 2 was released in the U.S. in September 1988.

•Super Mario Bros. 3 was released in the U.S. for the NES in 1990, going on to sell more than 17 million copies.

•Super Mario World was released on August 23, 1991.  It sold 20.5 million copies, making it the bestselling game for the SNES.

•Super Mario Kart was released on September 1, 1991, in the U.S. for the Super Nintendo Entertainment System (SNES).

•The original Mario Kart was one of the most popular releases for the SNES, selling over 8.7 million units — ranking fourth overall in sales for a SNES game. The game was sometimes packaged as a bundle with the SNES console.

•Mario Kart 64 was released for the Nintendo 64 (N64) on December 14, 1996, in Japan.

•According to Nintendolife.com: After the success of the SNES original, people had high hopes for the N64 sequel; it was one of the console's most anticipated early releases and it was clear, even back then, that Mario Kart as a franchise would seriously benefit from the shift to 'proper' 3D.”

•Mario Kart 64 was the second best-selling N64 game in history with over 9.85 million copies sold.

•Mario Kart 64 added on to its predecessor’s gameplay by offering double the potential for player count through split screen races for up to four players.

•Mario Kart 64 also represented “an obvious graphical upgrade over the first game, with the SNES’ Mode 7 presentation ditched for a combination of polygons (the tracks) and pre-rendered sprites (the racers).”

•The “Player’s Choice” emblem was added to the box for Mario Kart 64 games after the game had hit the 1 million copies sold mark. Copies issued before hitting this benchmark are known as the “red label” copy, which is rarer.

•In February 1997, IGN wrote: “Mario Kart 64 proves that multiplayer gaming is a possibility on Nintendo 64.”

•Business Insider included Mario Kart 64 on its list of “The 50 best Nintendo 64 video games of all time, according to critics”

•Mario Kart: Super Circuit was released in August 2001 for the Game Boy Advance.

•Mario Kart: Double Dash was released in November 2003 for the GameCube.

•Mario Kart DS was released in November 2005 for the Nintendo DS.

•Mario Kart Wii was released in April 2008, “considered by many to be one of the best entries in the series.”

•Mario Kart 8 was released in May 2014, becoming the best-selling racing game in US history.

•The Super Mario Bros. series is considered the most successful gaming franchise of all time, with more than 240,000,000 units sold since its inception.

•The Underlying Asset has been issued a grade of 9.4 A+ by Wata with Certification No. 574536-028.

Notable Features

•The Underlying Asset is a 1996 Nintendo 64 Mario Kart 64 Video Game graded Wata 9.4 A+.

•The Underlying Asset is a “Red Label” variant.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1996 Nintendo 64 Mario Kart 64 Video Game
Game	Mario Kart 64
System	Nintendo 64
Manufacturer	Nintendo
Production Year	1996
Box Variant	Made in Japan, K-A Rating, 78% Fiber, First-party V-Seam
Authentication	Wata Games
Box Grade	9.4
Seal Rating	A+
Certification No.	574536-028

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1996 Nintendo 64 Mario Kart 64 Video Game going forward.

USE OF PROCEEDS – SERIES #JAWA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #JAWA Asset Cost (1)	$25,063	92.83%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.11%
	Brokerage Fee	$270	1.00%
	Offering Expenses (2)	$500	1.85%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.37%
	Marketing Materials	$200	0.74%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$567	2.10%
	Total Fees and Expenses	$1,637	6.06%
	Total Proceeds	$27,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/24/2021
Expiration Date of Agreement	N/A
Purchase Price	$25,063
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1978 STAR WARS JAWA ACTION FIGURE

Investment Overview

•Upon completion of the Series #JAWA Offering, Series #JAWA will purchase a 1978 Kenner Star Wars Vinyl Cape Jawa Action Figure graded AFA 80 for Series #JAWA (The “Series 1978 Star Wars Jawa Action Figure” or the “Underlying Asset” with respect to Series #JAWA, as applicable), the specifications of which are set forth below.

•Star Wars is a series of films created by George Lucas that has spawned a wide-spanning industry since its debut in 1977, including ongoing films and TV shows, merchandise, trading cards, toys, and video games. The New York Times called Star Wars a “cultural behemoth.”

•Kenner Products was founded in 1947 by Albert, Phillip, and Joseph Kenner. The company would go on to produce toys such as the Easy-Bake Oven and Star Wars action figures.

•The Underlying Asset is a 1978 Kenner Star Wars Vinyl Cape Jawa Action Figure graded AFA 80.

Asset Description

Overview & Authentication

•The first Star Wars film was released on May 25, 1977 (later retitled “Star Wars: Episode IV — A New Hope”). Directed by George Lucas, the “Space Opera” grossed an estimated $775,398,007 at the worldwide box office.

•Following the debut hit, the franchise has since released a total of 11 films, with “Star Wars: Episode IX — The Rise of Skywalker” arriving in theatres on December 20, 2019.

•The Walt Disney Corporation announced it agreed to acquire Lucasfilm Ltd. on October 30, 2012. Through this deal Disney acquired ownership of Star Wars and associated businesses in film, consumer products, animation, and more.

•After the success of the Star Wars film in 1977, Kenner signed a licensing deal to produce Star Wars toys. According to Cincinnati.com, other toy companies turned down the deal because at the time toy companies generally produced toys related to TV shows due to the longer exposure period but not movies.

•A Kenner designer named Jim Swearingen “recalled reading the ‘Star Wars’ script and telling his bosses they had to do these toys.”

•Since Kenner knew they wanted to produce toys of the spaceships from Star Wars, they scaled down the figures from the common 8 or 12 inches to 3.75 inches. This became “the new industry standard.”

•In the fall of 1977, Kenner produced puzzles and a board game, but the action figures would take a year to produce and would not meet the holiday deadline. According to Cincinnati.com: “…they tried a bit of innovative marketing. Kenner whipped up a cardboard stand and an “Early Bird Certificate Package” that promised delivery of the first four figures (Luke Skywalker, Princess Leia, Chewbacca and R2-D2) when they were available the next year. The company essentially sold parents an empty box, an I.O.U., to put under the tree on Christmas morning.”

•Kenner’s Star Wars action figures were added to the National Toy Hall of Fame in 2012.

•A communal group of mysterious, 3-foot tall, desert dwelling humanoids, the Jawas made their first on screen appearance in Star Wars, A New Hope.  The scavenger tribe lives on Tatooine, the same planet where Luke Skywalker was raised.

•The “Vinyl Cape Jawa,” is an especially rare Star Wars figure.  By 1979 Jawa figures were given a cloth cape in place of the original vinyl material used in the toy’s original issue.  This was an attempt to lure buyers into paying the same price for the small Jawa figure as they would for larger, more popular figure like Obi Wan Kenobi or Luke Skywalker.

•The Underlying Asset has been issued a grade of AFA NM 80 by Action Figure Authority (AFA) with Certification No. 13878333.

Notable Features

•The Underlying Asset is a 1978 Kenner Star Wars Vinyl Cape Jawa Action Figure graded AFA 80.

•The Underlying Asset’s AFA Condition Report consists of the following grades: Blister: 80, Figure: 85, Card: 80.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from AFA.

Details

Series 1978 Star Wars Jawa Action Figure
Action Figure	Jawa
Manufacturer	Kenner
Series	Star Wars 12 Back-A
Variation	Vinyl Cape
Year	1978
Memorabilia Type	Action Figure
Rarity	1 of 52 AFA 80 (All Jawa Variants)
Authentication	Action Figure Authority (AFA)
Grade	80
Grade (Blister)	80
Grade (Figure)	85
Grade (Card)	80
Certification No.	13878333

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1978 Star Wars Jawa Action Figure going forward.

USE OF PROCEEDS – SERIES #GWTW

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GWTW Asset Cost (1)	$21,250	85.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.20%
	Brokerage Fee	$250	1.00%
	Offering Expenses (2)	$500	2.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.40%
	Marketing Materials	$200	0.80%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,400	9.60%
	Total Fees and Expenses	$3,450	13.80%
	Total Proceeds	$25,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/9/2021
Expiration Date of Agreement	N/A
Purchase Price	$21,250
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1936 GONE WITH THE WIND

Investment Overview

•Upon completion of the Series #GWTW Offering, Series #GWTW will purchase a 1936 First Edition Inscribed copy of Gone With the Wind by Margaret Mitchell for Series #GWTW (The “Series 1936 Gone With the Wind” or the “Underlying Asset” with respect to Series #GWTW, as applicable), the specifications of which are set forth below.

•Gone With the Wind is a Pulitzer Prize-winning 1936 novel written by Margaret Mitchell which tells the story of a “spoiled, manipulative daughter of a wealthy plantation owner” and her trials and tribulations against the backdrop of the Civil War.

•Gone With the Wind was adapted into a feature film in 1939 starring Clark Gable and Vivien Leigh. The film won eight Academy Awards, including Best Picture.

•The Underlying Asset is a 1936 First Edition Inscribed copy of Gone With the Wind by Margaret Mitchell.

Asset Description

Overview & Authentication

•Margaret Mitchell was born on November 8, 1900, in Atlanta, Georgia.

•Mitchell’s great-grandfather fought in the American Revolution and his son “took part” in the War of 1812. Her grandfather fought in the Civil War.

•Mitchell was a “fourth-generation Atlantan.”

•Mitchell worked as a journalist for the Atlanta Journal Sunday Magazine, writing 129 articles over the span of four years before a broken ankle led her to end her career as a journalist.

•According to PBS: “In 1926, to relieve the boredom of being cooped up with a broken ankle, Mitchell began to write Gone With the Wind. Setting up her Remington typewriter on an old sewing table, she completed the majority of the book in three years. She wrote the last chapter first and the other chapters in no particular order. Stuffing the chapters into manila envelopes, she eventually accumulated almost seventy chapters. When visitors appeared, she covered her work with a towel, keeping her novel a secret. There has been much speculation on whether the characters were based on real people, but Mitchell claimed they were her own creations.”

•An editor for the New York City-based publishing company Macmillan named Harold Latham met Mitchell in 1936 while searching for new manuscripts. According to PBS: Latham heard that Mitchell had been working on a manuscript and asked her if he could see it, but she denied having one. When a friend commented that Mitchell was not serious enough to write a novel, Mitchell gathered up many of the envelopes and took them to Latham at his hotel. He had to purchase a suitcase to carry them. He read part of the manuscript on the train to New Orleans, Louisiana, and sent it straight to New York. By July Macmillan had offered her a contract. She received a $500 advance and 10 percent of the royalties.”

•Over one million copies of the book were sold in the first six months, and according to the New York Times, the film adaptation was the top grossing film of all time for decades.

•In October 1991, the New York Times wrote: “On June 30, 1936, after months of prepublication ballyhoo, "Gone With the Wind" burst upon the world. The uproar, compounded by the success of the movie, released three years later, hasn't died down yet. GWTW was the most extraordinary popular-culture event of its time.”

•Mitchell died in 1949 at age 48 by a reckless driver.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is a 1936 First Edition Inscribed copy of Gone With the Wind by Margaret Mitchell.

•The Underlying Asset is a First Printing of Gone With the Wind by Margaret Mitchell.

•The Underlying Asset features “Published May, 1936” on its copyright page without any other printings listed.

•The Underlying Asset remains in its first issue dust jacket and is inscribed by Margaret Mitchell in ink to the front free endpaper. The inscription reads: "For / Jewel Allen with sincere hopes / for a speedy and complete recovery - / Margaret Mitchell / Oct. 12, 1936 / Atlanta, Ga."

•The Underlying Asset includes a typed letter signed twice as Margaret Mitchell and Mrs. John R. Marsh (Mitchell’s married name). The letter is printed on Margaret Mitchell’s cream-colored stationary with “Margaret Mitchell" stamped in blue on top left.

•The Underlying Asset includes a typed bibliography with an autograph note in ten lines, initialed M. M. M. The bibliography contains a “specially-selected bibliography of some of the Confederate history sources she used in researching her epic novel, appended with a handwritten note explaining how she had come to compile that very specific list.”

•Jewel Allen was a woman from Tennessee undergoing a bout of Tuberculosis. Although she never fully recovered, she lived another 37 years after the notes were written. She initially contacted Mitchell to express “how much she had enjoyed the book” and “tentatively inquired if she might send the book and have it signed. She made sure to mention that she was suffering from T.B., concerned that the author might have a fear of possible infection.” Mitchell received Allen’s letter during the time after the book’s publishing and subsequent popularity that led to Mitchell’s husband sending a telegram to Time Magazine writing: “Mrs. Marsh sick in bed as result of strain of becoming famous too suddenly."

Notable Defects

•The Underlying Asset has been described as being in “Near Fine” condition by Heritage Auctions.

•The Underlying Asset’s included typed letter has been described as being in “Near Fine” condition by Heritage Auctions.

•The Underlying Asset’s included typed bibliography has been described as being in “Near Fine” condition by Heritage Auctions.

Details

Series 1936 Gone With the Wind
Title	Gone With the Wind
Author	Margaret Mitchell
Publisher	The Macmillan Company
Publication Date	May 1936
Book Condition	Near Fine
Edition	First Edition, First Printing
Inscription	Margaret Mitchell

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1936 Gone With the Wind going forward.

USE OF PROCEEDS – SERIES #MACALLAN2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Carrying Value of the #MACALLAN2 Asset (1)	$28,600	95.33%
	Interests issued to Asset Seller as part of total consideration (2)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.00%
	Brokerage Fee	$300	1.00%
	Offering Expenses (3)	$500	1.67%
Acquisition Expenses (4)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.33%
	Marketing Materials	$200	0.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee (5)	$0	0.00%
	Total Fees and Expenses	$1,100	3.67%
	Total Proceeds	$30,000	100.00%

(1)The Company decided to write-down the value of the asset due to changing market conditions from the purchase price of $35,402 to $28,600.

(2)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(5)The Manager has waived any Sourcing Fee with respect to this Offering.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/11/2021
Expiration Date of Agreement	N/A
Purchase Price	$35,402
Carrying Value	$28,600
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 40 YEAR OLD MACALLAN WHISKY

Investment Overview

•Upon completion of the Series #MACALLAN2 Offering, Series #MACALLAN2 will purchase a 40 Year Old Macallan Sherry Oak 2016 Release Single Malt Scotch Whisky for Series #MACALLAN2 (The “Series 40 Year Old Macallan Whisky” or the “Underlying Asset” with respect to Series #MACALLAN2, as applicable), the specifications of which are set forth below.

•The Macallan was founded in 1824 in Scotland as one of the country’s first legally licensed distillers.

•Macallan is one of Scotland’s top three producers of single malt whisky and is renowned throughout the world for their high-quality scotch.

•The Underlying Asset is a 40 Year Old Macallan Sherry Oak 2016 Release Single Malt Scotch Whisky.

Asset Description

Overview & Authentication

•The Macallan distillery was founded by a barley farmer named Alexander Reid. “Farmers had been making whisky on their Speyside farms in the area for centuries, using their surplus barley during the quieter winter months.”

•In 1868, James Stuart took over the lease from Reid and rebuilt the facility.

•In 1892, Stuart sold Macallan to Roderick Kemp, a businessman who had already found success in the world of spirits.

•In 1954, Macallan added additional stills in a continuing effort to expand their facility.

•In 2000, Macallan launches “Exceptional 1,” their first single cask.

•In May 2018, Macallan opened a new £140 distillery featuring a “distinctive subterranean design.”

•Macallan places an emphasis on the type of cask used to age their whiskey. The Macallan website says: “With up to 80% of The Macallan’s final character and flavour determined by cask quality, the oak cask is the most prominent factor in ensuring and delivering the quality and style of our single malt.”

•The color of every Macallan whiskey is “100%” determined by the color of the cask’s wood in which they were matured.

•According to the Macallan website’s description of the Sherry Oak 40 Years Old 2016 Release: “In the spring of 2006, The Macallan Master Whisky Maker and his team were meticulously crafting the annual release of The Macallan 30 Years Old Sherry Oak. A total of 27 sherry seasoned oak casks had been carefully selected from 9 different years of distillation and laid down to mature. To begin the marrying stage – a significantly time-consuming element of the whisky-making approach adopted by The Macallan – most of the precious spirit from the 27 casks was combined and then filled into nine marrying casks at the customary marrying strength. But the instinct of the Master Whisky Maker led to a tenth cask being filled and laid back down. Already matured for three decades, the whisky in this refill butt was kept at its natural strength. When it reached 35 years of age in 2011 it was assessed again, and a conscious decision was made to allow the whisky to continue to mature and develop character. Finally, at 40 years of age, the time had come.”

•Macallan whiskies have been nicknamed “the Rolls Royce of single malts,” and “the Dom Perignon of Scotch.”

•According to the Macallan website, the Sherry Oak 40 Years Old 2016 Release exhibits an “Autumn Russet” color, a smoky scent accented with ginger, sherry, citrus, cinnamon, chocolate, and wood smoke. It is explained by Macallan to be “wonderfully smooth” on the palate and a “long, rich and warming” finish.

Notable Features

•The Underlying Asset is a 40 Year Old Macallan Sherry Oak 2016 Release Single Malt Scotch Whisky.

•The Underlying Asset was aged entirely in oloroso (type of Spanish sherry) casks.

•The Underlying Asset is 1 of 500 bottles produced, with 70 sent to the U.S.

Notable Defects

•The Underlying Asset exhibits wear consistent with its age.

Details

Series 40 Year Old Macallan Whisky
Alcohol	Whisky
Type	Single Malt
Country	Scotland
Region	Speyside
Rarity	1 of 500 bottles
Bottle Size	70 cl
Distillery	Macallan
Aged	40 Years
Alcohol Strength	45%
Cask	Sherry Oak

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 40 Year Old Macallan Whisky going forward.

USE OF PROCEEDS – SERIES #DOOD6921

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DOOD6921 Asset Cost (1)	$28,000	63.64%
	Interests issued to Asset Seller as part of total consideration (1)	$11,000	25.00%
	Cash on Series Balance Sheet	$300	0.68%
	Brokerage Fee	$440	1.00%
	Offering Expenses (2)	$500	1.14%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.23%
	Marketing Materials	$200	0.45%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,460	7.86%
	Total Fees and Expenses	$4,700	10.68%
	Total Proceeds	$44,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	1/12/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$28,000
Interests issued to Asset Seller as part of total consideration	$11,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES DOODLE 6921 NFT

Investment Overview

•Upon completion of the Series #DOOD6921 Offering, Series #DOOD6921 will purchase a Number 6921 Doodle NFT for Series #DOOD6921 (The “Series Doodle 6921 NFT” or the “Underlying Asset” with respect to Series #DOOD6921, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to OpenSea Doodles are “A community-driven collectibles project featuring art by Burnt Toast. Doodles come in a joyful range of colors, traits, and sizes with a collection size of 10,000. Each Doodle allows its owner to vote for experiences and activations paid for by the Doodles Community Treasury. Burnt Toast is the working alias for Scott Martin, a Canadian–based illustrator, designer, animator and muralist.”

•The Underlying Asset is a Number 6921 Doodle NFT.

Asset Description

Overview & Authentication

•Doodles were created by artist Burnt Toast, a pseudonym for Canadian artist, Scott Martin. Martin has worked as an illustrator, designer, animator and muralist for companies such as Google, Dropbox, Redbull, Facebook, Ford Motor Company, Fast Company Magazine, Entertainment Weekly, JIM Mobile, NESCAFÉ, and Vossen Wheels.

•According to TheDefiant.io Doodles feature “inclusive art: with their pastel color palette, Doodles playfully represent a diverse group, some with rainbow hair, others with notes on their face.”

•Doodles launched on October 17, 2021, with a public sale at a .123 ETH mint price.

•Along with Burnt Toast/Scott Martin, the Doodles project is led by founders including Burnt Toast, Evan Keast (AKA Tulip), a Canadian-based product marketer and NFT consultant from Kabam Games, Dapper Labs, and CryptoKitties, as well as Jordan Castro (AKA Poopie), a blockchain builder who led the CryptoKitties team at Dapper Labs.

•Dapper Labs, the company behind NBA Top Shot and CryptoKitties NFTs, spun off from Axiom Zen in February of 2018. Notable investors in the company include Andreessen Horowitz, Union Square Ventures, Venrock, Alphabet’s GV (formerly known as Google Ventures), and the founders of Dreamworks, Reddit, Coinbase, Zynga, and AngelList, among others. They employed Evan Keast and Jordan Castro who would go on to help found Doodles.app.

•Doodle owners have formed a community known as The Doodlebank. The Doodlebank, “contains the roadmap as well as serving as a place for community members to propose things.” As of October 2021, the DoodleBank had over 650 ETH which will be used to initiate partnerships with retailers, studios, platforms, and IPs. According to the Doodles website, this will be used to hire a larger team to build marketing activations, new media, and experiences.

•Burnt Toast minted his first NFT, “A Matter of Time,” alongside Alfie Bogush (now working on the Doodles project) on March 26, 2021. It is an animated hourglass with a suntanning man sinking into a grave made of sand.

•As of January 12, 2022, Pranksy, a well-known NFT investor and influencer, has an OpenSea wallet showing that he owns over 100 Doodles.

•On January 8, 2022, founder Poopie announced via his Twitter that a non-dilutive form of a new Doodle project will be released known as Space Doodles. Space Doodles is meant to improve upon Wrapped NFT technology. Wrapped NFTs can be wrapped and unwrapped by NFT owners, transforming an NFT into a new version, but also allowing that NFT to be re-wrapped back into its original form. Space Doodles will place the character represented in the base Doodle into a space vehicle of some kind with its own unique NFT traits.

•As of January 13, 2022, Cameo CEO, Steven Galanis, owns Doodle #8353 and Doodle #4588. As of January 13, 2022, Steve Aoki owns 7 Doodle NFTs: #8159, #2238, #9783, #8716, #8086, #1634, and #5465.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 6921 Doodle NFT.

•The Underlying Asset was minted on October 18, 2021, by ETH wallet sighduck.

•The Underlying Asset was sold for 1.189 ETH ($5,139.80) on November 1, 2021, to ETH wallet 016B6E.

•The Underlying Asset was sold for 9.49 ETH ($29,236.89) on January 8, 2022, to ETH wallet new-territory.

•The Underlying Asset has the following features: Yellow Backpack (Body), Purple Puffballs (Hair), Straw (Face), Green (Background), Orange (Head).

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Doodle 6921 NFT
NFT	Doodles
Number	6921
Feature	Yellow Backpack (Body)
Feature Rarity	3% of Doodles have this feature
Feature	Purple Puffballs (Hair)
Feature Rarity	3% of Doodles have this feature
Feature	Straw (Face)
Feature Rarity	4% of Doodles have this feature
Feature	Green (Background)
Feature Rarity	7% of Doodles have this feature
Feature	Orange (Head)
Feature Rarity	10% of Doodles have this feature
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Doodle 6921 NFT going forward.

USE OF PROCEEDS – SERIES #MJTICKET

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MJTICKET Asset Cost (1)	$140,000	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.19%
	Brokerage Fee	$1,600	1.00%
	Offering Expenses (2)	$1,200	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.06%
	Marketing Materials	$200	0.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$16,600	10.38%
	Total Fees and Expenses	$19,700	12.31%
	Total Proceeds	$160,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	1/13/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$140,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1984 MICHAEL JORDAN DEBUT TICKET

Investment Overview

•Upon completion of the Series #MJTICKET Offering, Series #MJTICKET will purchase a 1984 Michael Jordan Debut Ticket graded PSA 5 as the Underlying Asset for Series #MJTICKET (The “Series 1984 Michael Jordan Debut Ticket” or the “Underlying Asset” with respect to Series #MJTICKET, as applicable), the specifications of which are set forth below.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season, during which time he led the Bulls to three NBA Championships. Jordan then retired from basketball to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards from 2001 to 2003, ending his NBA career.

•Michael Jordan’s debut game in the NBA took place on October 26, 1984, when The Chicago Bulls played against the Washington Bullets.

•The Underlying Asset is a 1984 Michael Jordan Debut Ticket graded PSA 5.

Asset Description

Overview & Authentication

•Michael Jordan was born on February 17, 1963, in Brooklyn, New York.

•Jordan was drafted third overall in the first round of the 1984 NBA Draft by the Chicago Bulls and made his NBA Debut on October 26, 1984.

•On September 12, 1984, Jordan signed his contract with the Bulls.

•Jordan’s first game was attended by 13,913 people at Chicago Stadium, where sellout capacity was then at 17,374. Jordan scored 16 points, seven assists, six rebounds, four blocks and two steals.  The Bulls won with a score of 109-93.

•In Jordan’s rookie season he played in all 82 games and averaged 28.2 points per game (3rd in the NBA), for which he was awarded Rookie of the Year.

•Over the course of his fifteen-year career, Jordan was named to 14 All Star Teams, 11 All-NBA Teams, and 9 All-Defensive Teams.

•Jordan was a 10-time Scoring Champion, 5-time MVP, 6-time NBA Finals-winner, for all of which he was awarded the NBA Finals MVP. He is a member of the NBA Hall of Fame.

•Jordan is the highest paid athlete of all time as of 2017, with $1,500,000,000 in lifetime earnings, most of which he earned through endorsements deals.

•In 2020, “The Last Dance,” a miniseries co-produced by ESPN Films and Netflix, was released. The documentary series revolved around the career of Michael Jordan, with an emphasis on his legendary competitiveness and one-of-a-kind firebrand leadership style.

•In “The Last Dance,” Rod Thorn said he would have picked Hakeem Olajuwon instead of Jordan if the Bulls had the first overall pick.

•The Underlying Asset has been issued a grade of 6 by Professional Sports Authenticators (PSA) with Certification No. 63960204.

Notable Features

•The Underlying Asset is a 1984 Michael Jordan Debut Ticket graded PSA 5.

•The Underlying Asset is 1 of 1 1984 Michael Jordan Debut Ticket Stub examples graded PSA 5 with none higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1984 Michael Jordan Debut Ticket
Sport	Basketball
Professional League	NBA
Player	Michael Jordan
Team	Chicago Bulls
Date	1984
Memorabilia Type	Stub
Event	Michael Jordan Debut
Date	October 26, 1984
Location	Chicago Stadium
Rarity	1 of 1 (PSA 5 Stub)
Authentication	Professional Sports Authenticators (PSA)
Grade	EX 5
Certification No.	63960204

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1984 Michael Jordan Debut Ticket going forward.

USE OF PROCEEDS – SERIES #92TIGER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #92tiger Asset Cost (1)	$57,000	81.43%
	Interests issued to Asset Seller as part of total consideration (1)	$7,000	10.00%
	Cash on Series Balance Sheet	$300	0.43%
	Brokerage Fee	$700	1.00%
	Offering Expenses (2)	$525	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,175	5.96%
	Total Fees and Expenses	$5,700	8.14%
	Total Proceeds	$70,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	1/13/2022
Expiration Date of Agreement	N/A
Option Exercise Amount	$57,000
Interests issued to Asset Seller as part of total consideration	$7,000
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1992 TIGER WOODS DEBUT TICKET

Investment Overview

•Upon completion of the Series #92TIGER Offering, Series #92TIGER will purchase a 1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6 for Series #92TIGER (The “Series 1992 Tiger Woods Debut Ticket” or the “Underlying Asset” with respect to Series #92TIGER, as applicable), the specifications of which are set forth below.

•Tiger Woods is a professional golfer with 82 career PGA Tour Victories, 15 major victories, and is widely considered one of the greatest and most dominant golfers of all time.

•Woods became the youngest PGA golfer in 35 years at the age of 16, competing in the Nissan Los Angeles Open in February 1992 and missing the 36-hole cut.

•The Underlying Asset is a 1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6.

Asset Description

Overview & Authentication

•Eldrick “Tiger” Woods was born in Cypress, California in 1975.

•In 1994, Woods became the youngest-ever winner of the U.S. Amateur Championship.

•In 1997, at the age of 21, Woods won the Masters Tournament — his first career Major win.

•In 2019, Woods won the Masters Tournament after an 11-year win-less drought.

•Woods is tied with Sam Snead for the most all-time PGA Tour victories with 82.

•From 1998-2005, Woods made the cut in 142 consecutive PSA Tour events, breaking the previous record of 113.

•In 2008, Businessweek named Woods No. 1 in their list of the most influential people in sports.

•In 2009, Woods was named AP Athlete of the Decade.

•The Underlying Asset has been issued a grade of 6 by Professional Sports Authenticators (PSA) with Certification No. 63546440.

Notable Features

•The Underlying Asset is a 1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6.

•The Underlying Asset is 1 of 2 1992 Nissan L.A. Open Tiger Woods Debut Full Ticket examples graded PSA 6 with none higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1992 Tiger Woods Debut Ticket
Sport	Golf
Professional League	PGA
Player	Tiger Woods
Date	February 23 – March 1,1992
Memorabilia Type	Full Ticket

Event	Nissan Los Angeles Open
Rarity	1 of 2 (PSA 6 Full Ticket)
Authentication	Professional Sports Authenticators (PSA)
Grade	6
Certification No.	63546440

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1992 Tiger Woods Debut Ticket going forward.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Second Amended and Restated Limited Liability Company Agreement for RSE Archive, LLC (6)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Amended and Restated Limited Liability Company Agreement for RSE Archive Manager, LLC (6)

Exhibit 3.1 – Form of Series Designation (5)

Exhibit 4.1 – Form of Subscription Agreement (11)

Exhibit 6.1 – Form of Asset Management Agreement (6)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (10)

Exhibit 6.3 – Amended and Restated Transfer Agent Agreement (10)

Exhibit 6.4 – Amended and Restated Upper90 Secured Demand Promissory Term Note (3)

Exhibit 6.5 – Upper90 Credit and Guaranty Agreement (4)

Exhibit 6.6 – Standard Form Bill of Sale (5)

Exhibit 6.7 – Standard Form Purchase Agreement (6)

Exhibit 6.8 – Standard Form of Purchase Option Agreement (7)

Exhibit 6.9 – Terms and Conditions Governing Purchase of Series #GHOST1 (8)

Exhibit 6.10 – Standard Form #2 Purchase Agreement

Exhibit 6.11 – Standard Form #2 Purchase Option Agreement

Exhibit 6.12 – NCPS PPEX ATS Company Agreement (17)

Exhibit 6.13 – Executing Broker Secondary Market Transactions Engagement Letter (17)

Exhibit 6.14 – Executing Broker Tools License Agreement (17)

Exhibit 6.15 – NCIT Software and Services License Agreement (17)

Exhibit 6.16 – Standard Form of Consignment Agreement

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (10)

Exhibit 8.2 – Amended and Restated Custody Agreement with DriveWealth, LLC (10)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C.

Exhibit 13.1 – Amended and Restated Testing the Waters Materials (2)

Exhibit 13.2 – Additional Testing the Waters Materials – Form (6)

Exhibit 13.3 – Testing the Waters Materials Relating to Series #IOMMI (8)

Exhibit 13.4 – Testing the Waters Materials Relating to Series #MEGALODON (9)

Exhibit 13.5 – Testing the Waters Materials Relating to Series #03SERENA (12)

Exhibit 13.6 – Testing the Waters Materials Relating to Series #SMB2 (13)

Exhibit 13.7 – Testing the Waters Materials Relating to Series #OBIWAN (14)

Exhibit 13.8 – Testing the Waters Materials Relating to Series #HAMILTON1 (14)

Exhibit 13.9 – Testing the Waters Materials Relating to Series #BLASTOISE (14)

Exhibit 13.10 – Testing the Waters Materials Relating to Series #BAYC4612 (15)

Exhibit 13.11 – Testing the Waters Materials Relating to Series #84JORDAN2 (15)

Exhibit 13.12 – Testing the Waters Materials Relating to Series #86BONDS (16)

Exhibit 13.13 – Testing the Waters Materials Relating to Series #MOBYDICK (16)

Exhibit 13.14 – Testing the Waters Materials Relating to Series #IPADPROTO (16)

Exhibit 13.15 – Testing the Waters Materials Relating to Series #MARIO64 (16)

Exhibit 13.16 – Testing the Waters Materials Relating to Series #96KOBE2 (16)

Exhibit 13.17 – Testing the Waters Materials Relating to Series #FORTNITE (17)

Exhibit 13.18 – Testing the Waters Materials Relating to Series #IROBOT (17)

Exhibit 13.19 – Testing the Waters Materials Relating to Series #ALDRIN11 (17)

Exhibit 13.20 – Testing the Waters Materials Relating to Series #05RODGERS (17)

Exhibit 13.21 – Testing the Waters Materials Relating to Series #18OSAKA (18)

Exhibit 13.22 – Testing the Waters Materials Relating to Series #LEICAGOLD (18)

Exhibit 13.23 – Testing the Waters Materials Relating to Series #MAYC5750 (18)

Exhibit 13.24 – Testing the Waters Materials Relating to Series #BAYC8827 (18)

Exhibit 13.25 – Testing the Waters Materials Relating to Series #GWLETTER (18)

Exhibit 13.26 – Testing the Waters Materials Relating to Series #NEWWORLD (19)

Exhibit 13.27 – Testing the Waters Materials Relating to Series #SHOWCASE4 (19)

Exhibit 13.28 – Testing the Waters Materials Relating to Series #MARIOKART (19)

III-1

Exhibit 13.29 – Testing the Waters Materials Relating to Series #JAWA (19)

Exhibit 13.30 – Testing the Waters Materials Relating to Series #GWTW

Exhibit 13.31 – Testing the Waters Materials Relating to Series #MACALLAN2

Exhibit 13.32 – Testing the Waters Materials Relating to Series #DOOD6921

Exhibit 13.33 – Testing the Waters Materials Relating to Series #MJTICKET

Exhibit 13.34 – Testing the Waters Materials Relating to Series #92TIGER

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on September 16, 2019

(3)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 12 to its Form 1-A filed with the Commission on October 8, 2020

(4)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 16 to its Form 1-A filed with the Commission on December 10, 2020

(5)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 20 to its Form 1-A filed with the Commission on May 6, 2021

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 24 to its Form 1-A filed with the Commission on September 7, 2021

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on September 10, 2021

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 27 to its Form 1-A filed with the Commission on September 21, 2021

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 28 to its Form 1-A filed with the Commission on October 4, 2021

(10) Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 32 to its Form 1-A filed with the Commission on October 15, 2021

(11) Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 33 to its Form 1-A filed with the Commission on October 25, 2021

(12)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 35 to its Form 1-A filed with the Commission on November 4, 2021

(13)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 37 to its Form 1-A filed with the Commission on November 18, 2021

(14)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 39 to its Form 1-A filed with the Commission on November 18, 2021

(15)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 40 to its Form 1-A filed with the Commission on December 1, 2021

(16)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 41 to its Form 1-A filed with the Commission on December 16, 2021

(17)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 42 to its Form 1-A filed with the Commission on December 17, 2021

(18)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 43 to its Form 1-A filed with the Commission on January 11, 2022

(19)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 44 to its Form 1-A filed with the Commission on January 11, 2022

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this post-qualification amendment to its offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 19, 2022.

RSE ARCHIVE, LLC

By: RSE Archive Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	January 19, 2022
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	January 19, 2022

RSE ARCHIVE MANAGER, LLC By: Rally Holdings LLC, its sole member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	January 19, 2022